UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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☑	Definitive Proxy Statement
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FedEx Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Online at
www.virtualshareholdermeeting.com/FDX2021

FEDEX. WHERE NOW
MEETS NEXT.™

At FedEx, keeping the world connected — in good times and during periods of great need — is who we are and what we do every day. Whether we are transporting vaccines to move the world forward, bringing together a more inclusive global team, or connecting the world more sustainably, FedEx operates at the intersection where now meets next.

COVID-19	Diversity, Equity, and Inclusion	Climate Change
Since the onset of the pandemic, FedEx has been a driving force to move the world forward, keeping the world’s healthcare, industrial, and at-home supply chains moving. Throughout the pandemic, the health and safety of our team members, customers, and communities has remained our top priority, and we implemented numerous measures to prevent the spread of COVID-19. We also leveraged our unrivaled global network to safely deliver critical medical supplies, pharmaceuticals, test samples, and vaccines.	The FedEx workforce is as diverse as the world we serve, and we believe that everyone deserves respect. This year, we added the word “equity” to the title of our enterprise-wide efforts, formalizing our commitment to creating a workplace where everyone has fair treatment and equal opportunity to succeed. We also established four consistent, strategic pillars across our enterprise to frame our diversity, equity, and inclusion work and share our progress: Our People; Our Education and Engagement; Our Communities, Customers, and Suppliers; and Our Story.	At FedEx, we understand our business has an impact on the environment, and we remain steadfast in our commitment to minimize these impacts. Building on our longstanding commitment to sustainability, in early 2021 we set a goal to achieve carbon neutrality for our global operations by calendar year 2040. We are committing more than $2 billion over the next several years to support initiatives designed to make FedEx operations more sustainable, including a $100 million pledge to help establish the Yale Center for Natural Carbon Capture.

The 2021 ESG Report discusses our environmental, social, and governance (“ESG”) strategies, programs, and progress toward our goals. Explore our goals and progress at fedex.com/en-us/sustainability/reports.html.

*The information on the 2021 ESG Report webpage, the ESG Report, and any other information on the website that we may refer to herein is not incorporated by reference into, and does not form any part of, this proxy statement. Any targets or goals discussed in our ESG Report and above may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this proxy statement and in the ESG Report are estimates and may be based on assumptions that turn out to be incorrect. We are under no obligation to update such information.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Items of Business

Voting Proposal		Board Recommendation
1	Elect the eleven nominees named in the proxy statement as FedEx directors for a one-year term	FOR each director nominee
2	Advisory vote to approve named executive officer compensation	FOR
3	Ratify the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm for fiscal year 2022	FOR
4-8	Act upon five stockholder proposals, if properly presented at the meeting	AGAINST

Stockholders also will consider any other matters that may properly come before the meeting.

How to Attend the Virtual Annual Meeting
FedEx’s 2021 annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2021. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.

To attend the annual meeting of stockholders at www.virtualshareholdermeeting. com/FDX2021, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability. Whether or not you plan to attend the virtual annual meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described to the right. During the meeting, you may ask questions, vote, and examine our stockholder list. To vote at the meeting, visit www.virtualshareholdermeeting.com/FDX2021. For more information, please see page 109.

Please Vote Your Shares
Your vote is very important. Please vote your shares whether or not you plan to attend the meeting.

By order of the Board of Directors,

MARK R. ALLEN
Executive Vice President,
General Counsel and Secretary
August 16, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 27, 2021:

The following materials are available at www.proxyvote.com:

The Notice of Annual Meeting of Stockholders to be held September 27, 2021;
The FedEx 2021 Proxy Statement; and
The FedEx Annual Report to Stockholders for the fiscal year ended May 31, 2021.

A Notice Regarding the Internet Availability of Proxy Materials or the proxy statement, form of proxy, and accompanying materials are first being sent to stockholders on or about August 16, 2021.

LOGISTICS
Date and Time Monday, September 27, 2021, at 8:00 a.m. Central Time
Location Online via webcast at www.virtualshareholdermeeting.com/FDX2021
Who Can Vote Stockholders of record at the close of business on August 2, 2021, may vote at the meeting or any postponements or adjournments of the meeting.

HOW TO CAST YOUR VOTE If you are a registered stockholder, you can vote by any of the following methods:
Online
www.proxyvote.com up until 11:59 p.m. Eastern Time on 9/26/2021. For shares held in any FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on 9/22/2021.
By phone
1-800-690-6903; Dial toll-free 24/7 up until 11:59 p.m. Eastern Time on 9/26/2021. For shares held in any FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on 9/22/2021.
Proxy card Completing, signing, and returning your proxy card
At the meeting
You also may vote online during the annual meeting by following the instructions provided on the meeting website during the annual meeting. To vote at the meeting, visit www.virtualshareholdermeeting.com/FDX2021.
If you are a beneficial owner and received a voting instruction form, please follow the instructions provided by your bank or broker to vote your shares.

2021 Proxy Statement	3

2021 Proxy Statement

4

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find additional information in this proxy statement.

Proposal 1 Election of Directors
NOMINEE AND POSITION	AGE	DIRECTOR SINCE	COMMITTEES				OTHER PUBLIC DIRECTORSHIPS
			AC	CC	ITOC	NGC
FREDERICK W. SMITH Chairman of the Board and Chief Executive Officer of FedEx Corporation	77	1971
MARVIN R. ELLISON Chairman, President, and Chief Executive Officer of Lowe’s Companies, Inc.	56	2014	●			●	Lowe’s Companies, Inc.
SUSAN PATRICIA GRIFFITH President and Chief Executive Officer of The Progressive Corporation	56	2018		●		●	The Progressive Corporation
KIMBERLY A. JABAL Former Chief Financial Officer of Unity Technologies	52	2013	●		●
SHIRLEY ANN JACKSON President of Rensselaer Polytechnic Institute	75	1999		●		●	Public Service Enterprise Group Incorporated (Lead Director)
R. BRAD MARTIN Chairman of RBM Venture Company	69	2011	●				Riverview Acquisition Corp.
JOSHUA COOPER RAMO Chairman and Chief Executive Officer, Sornay, LLC	52	2011	●		●		Starbucks Corporation
SUSAN C. SCHWAB Professor Emerita at the University of Maryland School of Public Policy	66	2009		●	●		Caterpillar Inc., Marriott International, Inc.
DAVID P. STEINER Lead Independent Director Former Chief Executive Officer of Waste Management, Inc.	61	2009				●	Vulcan Materials Company
RAJESH SUBRAMANIAM President and Chief Operating Officer of FedEx Corporation	55	2020					First Horizon National Corporation
PAUL S. WALSH Executive Chairman of McLaren Group Limited	66	1996		●			McDonald’s Corporation, Vintage Wine Estates, Inc.
AC – Audit Committee	ITOC – Information Technology Oversight Committee	●	Member	Independent
CC – Compensation Committee	NGC – Nominating & Governance Committee	●	Chair

Your Board of Directors recommends that you vote “FOR” the election of each of the eleven nominees	See Page 10

2021 Proxy Statement	5

Proxy Statement Summary – Director Nominee Highlights

Director Nominee Highlights

Diversity of Tenure, Age, Gender, and Background

Independent Director Nominee Tenure*		Age*

Board Refreshment		Diversity
in the past 8 years
3 New independent directors have joined our Board	6** Independent directors have retired from our Board
*	As of August 16, 2021
**	Including John C. (“Chris”) Inglis, who resigned from the Board of Directors on June 21, 2021, to become the U.S. National Cyber Director.

Director Experience, Qualifications, Attributes, and Skills

The Board believes that it is desirable that the following experience, qualifications, attributes, and skills be possessed by one or more of FedEx’s Board members because of their particular relevance to the company’s business and structure, and these were all considered by the Board in connection with this year’s director nomination process:

Transportation/ Logistics/Supply Chain	International	Financial	Marketing	Retail/ E-commerce

5 Directors	6 Directors	5 Directors	5 Directors	5 Directors

Technological/Digital/ Cybersecurity	Energy	Human Resource Management	Government	Leadership

4 Directors	4 Directors	1 Director	4 Directors	11 Directors

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Proxy Statement Summary – Corporate Governance Highlights

Corporate Governance Highlights

You can find detailed information about our corporate governance policies and practices in the Corporate Governance Matters section of this proxy statement. You can also access our corporate governance documents under the ESG heading on the Investor Relations page of our website at investors.fedex.com. Information contained on our website is not deemed to be incorporated by reference as part of this proxy statement.

Corporate Governance Facts

✓Proxy Access
✓Majority Voting for Directors
✓Annual Election of All Directors
✓Gender and Ethnically Diverse Board
✓Annual Board and Committee Self-Evaluations
✓No Supermajority Voting Provisions
✓Stockholder Right to Call a Special Meeting
✓Strong and Experienced Lead Independent Director
✓Independent Directors Meet Regularly Without Management Present

✓Annual Independent Director Evaluation of Chairman of the Board and CEO
✓No Director Serves on More Than Three Other Public Company Boards
✓No Directors Who are Public Company Executive Officers Serve on More Than One Other Public Company Board
✓Code of Conduct Applicable to all Directors
✓Lead Independent Director’s Mandatory Service on Nominating & Governance Committee
✓Stock Ownership Goal for Directors and Executive Officers
✓Policy on Recoupment of Incentive Compensation

xSeparate Chairman of the Board & CEO

2021 Proxy Statement	7

Proxy Statement Summary – Proposal 2

Proposal 2 Advisory Vote to Approve Named Executive Officer Compensation
Executive Compensation Design

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so. We believe there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief.

At our 2020 annual meeting of stockholders, our “say-on-pay” proposal received support from 91.6% of votes cast.

Elements of Compensation

The elements of target total direct compensation for fiscal 2021 are presented below.

ELEMENT AND FISCAL 2021 AVERAGE NEO TARGET PAY MIX(1)	DESCRIPTION AND METRICS
Base Salary	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent.
Performance-Based AIC	Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives and reward them accordingly. Total amount paid is based on:
Achievement of consolidated operating income objective and individual performance goals

Restricted Stock(2)	Annual equity incentive awards designed to further align the interests of our executives with those of our stockholders by facilitating significant ownership of FedEx stock by the officers. The number of options and shares of restricted stock awarded is primarily based on:
An officer’s position and level of responsibility

Stock Options
Performance-Based LTI	Long-term cash incentive program designed to motivate management to build long-term stockholder value and reward them accordingly. Total amount paid is based on:
Achievement of aggregate earnings-per-share (“EPS”) goals for the preceding three-fiscal-year period

(1)	See page 46 for individual fiscal 2021 target total direct compensation components. Percentages shown include one-time special restricted stock and stock option grants.
(2)	This average excludes our Chairman of the Board and CEO because restricted stock was not a component of his fiscal 2021 compensation. As a result, the percentages included in this table do not sum to 100%.

Your Board of Directors recommends that you vote “FOR” this proposal	See page 39

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Proxy Statement Summary – Proposal 3

Fiscal 2021 Compensation Highlights

Under the fiscal 2021 annual incentive compensation (“AIC”) plan, annual bonus payments were tied to achieving aggressive goals for consolidated operating income. Based on our strong financial results in fiscal 2021, achievement above the maximum objective for consolidated operating income for fiscal 2021 resulted in maximum payouts under the fiscal 2021 AIC plan.
Long-term incentive (“LTI”) payouts for fiscal 2021 were tied to meeting pre-established aggregate EPS goals over a three-fiscal-year period. While adjusted EPS growth was strong in fiscal 2021, weaker-than-expected adjusted EPS growth in fiscal 2019 and fiscal 2020 prevented us from achieving the three-year EPS goal required for any payout under the FY19–FY21 LTI plan.
Officers realize value from the stock options included in the total direct compensation calculation only if the stock price appreciates after the grant date. The exercise price for the fiscal 2021 stock option grant to executive officers was $130.96. The closing price of FedEx common stock on August 2, 2021 was $276.16.

Proposal 3 Ratify the Appointment of Ernst & Young LLP as FedEx’s
Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm and has specific policies in place to ensure its independence. The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) to serve as FedEx’s independent registered public accounting firm for fiscal 2022. Ernst & Young has been our independent registered public accounting firm since 2002.

Fees paid to Ernst & Young for fiscal 2021 and 2020 are detailed on page 85.

Representatives of Ernst & Young will attend the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Your Board of Directors recommends that you vote “FOR” this proposal	See page 83

Proposals 4-8 Five Stockholder Proposals, if properly presented

Your Board of Directors recommends that you vote “AGAINST” each of these proposals	See pages 88 - 103

Forward-Looking Statements

Certain statements in this proxy statement may be considered “forward-looking” statements within the meaning of the applicable securities laws. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends”, or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the factors that can be found in FedEx’s and its subsidiaries’ press releases and FedEx’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for fiscal 2021. Any forward-looking statement speaks only as of the date on which it is made. FedEx does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

2021 Proxy Statement	9

CORPORATE GOVERNANCE MATTERS

Proposal 1 Election of Directors

All of FedEx’s directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors currently consists of eleven members. The Board proposes that each of the current directors be reelected to the Board. The Board, upon the recommendation of the Nominating & Governance Committee, approved an exception to FedEx’s mandatory retirement policy for non-management directors to permit Shirley Ann Jackson to be nominated to serve an additional term as a member of the Board of Directors. For more information, please see “— Board Processes and Policies — Director Mandatory Retirement.” Each of the nominees elected at this annual meeting will hold office until the annual meeting of stockholders to be held in 2022 and until his or her successor is duly elected and qualified.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

Under FedEx’s majority-voting standard, each of the eleven director nominees must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. For more information, please see “— Process for Selecting Directors — Nomination Process — Majority-Voting Standard for Director Elections.”

Your Board of Directors recommends that you vote “FOR” the election of each of the eleven nominees

Process for Selecting Directors

The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating & Governance Committee, which identifies, evaluates, and recruits highly qualified director candidates and recommends them to the Board.

Experience, Qualifications, Attributes, and Skills

The Nominating & Governance Committee seeks director nominees with the skills and experience needed to properly oversee the interests, risks, and businesses of the company. The Committee carefully evaluates each candidate to ensure that he or she possesses the experience, qualifications, attributes, and skills that the Committee has found are necessary for an effective board member. These crucial qualities include, among others:

The highest level of personal and professional ethics, integrity, and values; Practical wisdom and mature judgment;	An inquiring and independent mind; Expertise that is useful to FedEx and complementary to the background and experience of other Board members; and	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

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Corporate Governance Matters – Process for Selecting Directors

In addition to the qualifications that each director nominee must have, the Board believes that one or more of FedEx’s Board members should possess the experience and expertise listed below because of their particular relevance to the company’s business, strategy, and structure. These were all considered by the Board in connection with this year’s director nomination process.

TRANSPORTATION/ LOGISTICS/SUPPLY CHAIN MANAGEMENT EXPERIENCE	TECHNOLOGICAL/DIGITAL/ CYBERSECURITY EXPERTISE

Diversity:

The Board is committed to having a membership that reflects a diversity of gender, race, ethnicity, age, and background. This commitment is demonstrated by the fact that the Board currently includes four female directors and three directors who are ethnically diverse.

INTERNATIONAL EXPERIENCE	ENERGY EXPERTISE
FINANCIAL EXPERTISE	HUMAN RESOURCE MANAGEMENT EXPERTISE
MARKETING EXPERTISE	GOVERNMENT EXPERIENCE
RETAIL/E-COMMERCE EXPERTISE	LEADERSHIP EXPERIENCE

Nomination Process

Nomination of Director Candidates

The Nominating & Governance Committee identifies, evaluates, and recruits director candidates, considers the advisability of adding new directors to the current composition of the Board, and evaluates and recommends existing director nominees to the Board as follows:

The Committee considers potential new candidates that may be proposed by current directors, management, professional search firms, stockholders, or other persons. The Committee may engage a third-party executive search firm to assist in identifying potential director candidates. The Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm, or other sources.

The Nominating & Governance Committee evaluates a potential new director candidate thoroughly in considering whether the candidate meets the criteria that the Board seeks in all of its directors and how that candidate’s skills and experience would positively contribute to the Board. The process may include reviewing the candidate’s qualifications, interviewing the candidate, engaging an outside firm to gather additional information about the candidate, and making inquiries of persons with knowledge of the candidate.

In its evaluation of all director candidates, including the members of the Board eligible for reelection, the Nominating & Governance Committee considers the appropriate size, composition, skills, and contributions of current members and the needs of the Board of Directors and each of its committees.

AS A RESULT OF THIS PROCESS, THREE NEW, INDEPENDENT, HIGHLY QUALIFIED DIRECTORS HAVE JOINED THE FEDEX BOARD IN THE PAST EIGHT YEARS.*
*

A fourth independent director, John C. (“Chris”) Inglis, joined the Board of Directors in 2015. Mr. Inglis resigned from the Board of Directors on June 21, 2021, following his appointment as the U.S. National Cyber Director.

2021 Proxy Statement	11

Corporate Governance Matters – Process for Training and Evaluating Directors

Stockholder Recommendations

The Nominating & Governance Committee will consider director nominees recommended by stockholders. To recommend a prospective director candidate for the Nominating & Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, including whether the candidate satisfies the requirements set forth in our Corporate Governance Guidelines and discussed in “— Process for Selecting Directors — Experience, Qualifications, Attributes, and Skills,” and other relevant biographical information in writing to: FedEx Corporation Nominating & Governance Committee, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. FedEx’s Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals and Director Nominations for 2022 Annual Meeting.”

Majority-Voting Standard For Director Elections

FedEx’s Bylaws require that we use a majority-voting standard in uncontested director elections and contain a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from reverting to a plurality-voting standard without the approval of our stockholders. Under the majority-voting standard, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board of Directors that will take effect if (i) the director does not receive more votes cast “for” than “against” his or her election at the annual meeting, and (ii) the Board accepts the resignation. FedEx’s Bylaws require the Board of Directors, within 90 days after certification of the election results, to accept the director’s resignation unless there is a compelling reason not to do so and to promptly disclose its decision (including, if applicable, the reasons for rejecting the resignation) in a filing with the SEC.

Process for Training and Evaluating Directors

New Director Orientation

FedEx has a New Director Orientation Program that enables new members of the Board to quickly become active, knowledgeable, and effective Board members. The program includes, among other things, an overview of fiduciary duties and responsibilities of directors, individual meetings with key members of the Board and executive management, facility tours, and attendance at committee meetings regardless of whether the new director is a member of those committees, in order to gain a better understanding of committee functions. The process is tailored to take into account the individual needs of each new director.

The Nominating & Governance Committee is responsible for overseeing the New Director Orientation Program. The Executive Vice President, General Counsel and Secretary is responsible for administering the program and reporting to the Nominating & Governance Committee the status of the orientation process with respect to each new director. The orientation process is designed to provide new directors with comprehensive information about the company’s business, strategy, capital structure, financial performance, risk oversight, evaluation of management, and executive compensation practices, as well as the policies, procedures, and responsibilities of the Board and its committees.

Continuing Director Education

FedEx provides continuing director education through individual speakers at Board meetings, generally four times per year. The company receives feedback from the directors on potential topics that would be useful for these discussions. In addition to facilitating these customized in-house programs, FedEx monitors pertinent developments in director education and recommends valuable outside programs for Board committee chairpersons to attend. The Nominating & Governance Committee reviews the company’s director education process on an annual basis to ensure the continuing education provided serves to further directors’ knowledge in their oversight responsibilities.

Board and Committee Evaluations

The Nominating & Governance Committee oversees an annual performance evaluation of each committee of the Board and the Board as a whole. Each Board member also completes an individual self-assessment, and those responses are provided to the Chairman of the Board and the chairperson of the Nominating & Governance Committee, who is our Lead Independent Director. The responses to the performance evaluations and individual self-assessments are compiled annually by a third party who distributes the results to the applicable recipients.

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Corporate Governance Matters – Nominees for Election to the Board

The Nominating & Governance Committee reviews and discusses the evaluation results for each committee and the Board as a whole. Each committee discusses its annual evaluation results and identifies any opportunities for improvement. The chairperson of the Nominating & Governance Committee reports the results to the Board of Directors, including any action plans. The chairperson also reports to the Board the results of the full Board assessment. The Chairman of the Board and chairperson of the Nominating & Governance Committee discuss any notable results from the individual director self-assessments with the relevant directors.

As part of the evaluation, our directors consider the Board’s processes to ensure, among other things, that its leadership structure remains effective, that Board and committee meetings are conducted in a manner that promotes candid and constructive dialogue, sufficient time has been allocated for such meetings, agenda items reflect key matters of importance to the company, and that the materials provided to the Board and the reports received from management are useful, comprehensive, and timely.

Nominees for Election to the Board

Below you will find each nominee’s biography along with other pertinent information, including a selection of each Board nominee’s skills and qualifications. Following the biographies, we have included a chart that exhibits the collective experience, qualifications, attributes, and skills of our Board nominees.

FREDERICK W. SMITH

Age: 77 Director Since: 1971 Committees: None Other Public Company Directorships: None

Mr. Smith is the company’s founder and has been Chairman of the Board and Chief Executive Officer of FedEx since 1998 and Chairman of FedEx Express since 1975. Mr. Smith was President of FedEx from 1998 through January 2017. He was Chairman, President, and Chief Executive Officer of FedEx Express from 1983 to 1998, Chief Executive Officer of FedEx Express from 1977 to 1998, and President of FedEx Express from 1971 to 1975.

SKILLS AND QUALIFICATIONS

Transportation/Logistics/Supply Chain Management; Leadership Founder of our company and the pioneer of the express transportation industry.
Energy Chairman Emeritus of the Energy Security Leadership Council.
International
Leads our multinational company and has served on the board of the Council on Foreign Relations and as chairman of the U.S.-China Business Council and the French-American Business Council.

2021 Proxy Statement	13

Corporate Governance Matters – Nominees for Election to the Board

MARVIN R. ELLISON INDEPENDENT

Age: 56 Director Since: 2014 Committees: Audit Nominating & Governance Other Public Company Directorships: Lowe’s Companies, Inc.

Mr. Ellison serves as Chairman of the Board, President, and Chief Executive Officer of Lowe’s Companies, Inc., a home improvement retailer, serving as Chairman since June 2021 and President and Chief Executive Officer since July 2018. Mr. Ellison served as Chairman of J. C. Penney Company, Inc., an apparel and home furnishings retailer, from August 2016 until May 2018, and Chief Executive Officer from August 2015 through May 2018 (J. C. Penney filed for reorganization in federal bankruptcy court on May 15, 2020). He served as President and CEO-Designee of J. C. Penney from November 2014 through July 2015. From August 2008 through October 2014, Mr. Ellison served as Executive Vice President – U.S. Stores of The Home Depot, Inc., a home improvement specialty retailer. From June 2002 to August 2008, he served in a variety of operational roles at The Home Depot, including as President – Northern Division and as Senior Vice President – Global Logistics. Prior to joining The Home Depot, Mr. Ellison spent 15 years at Target Corporation in a variety of operational roles. He is a former director of J. C. Penney Company, Inc. and H&R Block, Inc.

SKILLS AND QUALIFICATIONS

Marketing; Retail/E-Commerce Marketing expert with significant retail and e-commerce expertise through his executive experience at Lowe’s, The Home Depot, and J. C. Penney.
Leadership Significant executive leadership experience gained from executive positions held at Lowe’s, J. C. Penney, and The Home Depot.
Transportation/Logistics/Supply Chain Management Served in a variety of logistics roles during his career, including as Senior Vice President – Global Logistics at The Home Depot.

14

Corporate Governance Matters – Nominees for Election to the Board

SUSAN PATRICIA GRIFFITH INDEPENDENT

Age: 56 Director Since: 2018 Committees: Compensation Nominating & Governance Other Public Company Directorships: The Progressive Corporation

Ms. Griffith currently serves as President and Chief Executive Officer of The Progressive Corporation, a leading property and casualty insurance company, positions she has held since July 2016. Prior to being named President and Chief Executive Officer, Ms. Griffith served as Progressive’s Personal Lines Chief Operating Officer from April 2015 through June 2016 and Vice President from May 2015 through June 2016. She joined Progressive as a claims representative in 1988 and has served in many key leadership positions during her tenure. Ms. Griffith held several managerial positions in the Claims division before being named Chief Human Resources Officer in 2002. In 2008, she returned to the Claims division as the group president, and prior to being named Personal Lines Chief Operating Officer, she was President of Customer Operations from April 2014 to March 2015. Ms. Griffith was named one of FORTUNE magazine’s “Most Powerful Women in Business” in 2016 and 2017. She is a former director of The Children’s Place, Inc.

SKILLS AND QUALIFICATIONS

Marketing; Retail/E-Commerce Extensive executive and managerial experience in an industry that emphasizes distinctive advertising and marketing campaigns.
Leadership Has held a series of executive leadership positions at The Progressive Corporation, including her role as President and CEO.
Technological/Digital/Cybersecurity
Executive and managerial experience at a company that relies heavily on its ability to adapt to change, innovate, develop, and implement new applications and other technologies.
Human Resource Management Has held several managerial positions, including Chief Human Resources Officer, at The Progressive Corporation.

KIMBERLY A. JABAL INDEPENDENT

Age: 52 Director Since: 2013 Committees: Audit Information Technology Oversight Other Public Company Directorships: None

Ms. Jabal is the former Chief Financial Officer of Unity Technologies, a creator of real-time 3D development platforms, a position she held from March 2019 through May 2021. Prior to joining Unity Technologies in March 2019, Ms. Jabal was the Chief Financial Officer of Weebly, a small business software company, from November 2015 through December 2018. Prior to joining Weebly in November 2015, she served as Chief Financial Officer of Path, Inc. and as Vice President of Finance at Lytro, Inc., both early-stage technology companies. She served in various capacities at Google from 2003 to 2011, including as director of engineering finance, director of investor relations and director of online sales finance. Prior to Google, Ms. Jabal spent two years at Goldman Sachs in technology investment banking and eight years with Accenture working in information technology. She is a former director of SVB Financial Group.

SKILLS AND QUALIFICATIONS

Financial Former CFO of a software company, sixteen years of experience in finance at software and internet companies, and two years of experience in technology investment banking.
Technological/Digital/Cybersecurity
Has extensive information technology experience, having spent eight years serving in various capacities with Google and eight years with Accenture designing and building technical infrastructure for major information technology systems implementations at global companies. Ms. Jabal also holds a B.S. in engineering from the University of Illinois at Urbana-Champaign.

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Corporate Governance Matters – Nominees for Election to the Board

SHIRLEY ANN JACKSON INDEPENDENT

Age: 75 Director Since: 1999 Committees: Compensation Nominating & Governance Other Public Company Directorships: Public Service Enterprise Group Incorporated (Lead Director)

Dr. Jackson is President of Rensselaer Polytechnic Institute (RPI), a technological research university, a position she has held since 1999. She was Chairman of the U.S. Nuclear Regulatory Commission (NRC) from 1995 to 1999 and Commissioner of the NRC from 1995 to 1999. Dr. Jackson was a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2009 until 2014, Co-Chair of the President’s Intelligence Advisory Board from November 2014 to January 2017, a member of the International Security Advisory Board to the U.S. Secretary of State from July 2011 to January 2017, a member of the Secretary of Energy Advisory Board from 2013 to 2017, a member (and former director) of the Council on Foreign Relations from 2008 to 2018, and Chairman of the International Nuclear Regulators Association from 1997 to 1999. Dr. Jackson was Vice-Chair of the Board of Regents of the Smithsonian Institution from 2014 to 2017 and a member of the Board of Regents from 2005 to 2017. She also is a life trustee of M.I.T. (member of the M.I.T. Corporation) and a member of the global Board of Directors of The Nature Conservancy. Dr. Jackson is a National Medal of Science recipient. She was previously a director of International Business Machines Corporation, Medtronic, Inc., Marathon Oil Corporation, NYSE Euronext, and U.S. Steel Corporation.

SKILLS AND QUALIFICATIONS

Financial Has numerous years of public company audit committee experience, including as a chair. Dr. Jackson is also a former director of NYSE Euronext and former chair of the Board of NYSE Regulation.
Technological/Digital/Cybersecurity
Earned undergraduate and doctorate degrees in physics from the Massachusetts Institute of Technology and is the president of a world-renowned technological research university (RPI). Dr. Jackson is also a former member of the Board of IBM and a former member of PCAST.
International
As Chairman and Commissioner of the U.S. Nuclear Regulatory Commission, traveled extensively on behalf of the U.S. government, including negotiating on nuclear safety matters with foreign government officials. Extensive involvement with the World Economic Forum (WEF), including as Co-Chair of the WEF Global Future Council on International Security. Dr. Jackson is also a former director of the Council on Foreign Relations.
Energy/Government/Leadership
Serves as Lead Director of Public Service Enterprise Group Incorporated and is the former Vice-Chair of the Smithsonian Institution, former Chairman and Commissioner of the U.S. Nuclear Regulatory Commission, former Co-Chair of the President’s Intelligence Advisory Board, a former member of the International Security Advisory Board to the U.S. Secretary of State, a former member of the Secretary of Energy Advisory Board, and a former director of Marathon Oil Corporation.

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Corporate Governance Matters – Nominees for Election to the Board

R. BRAD MARTIN INDEPENDENT

Age: 69 Director Since: 2011 Committees: Audit (Chairman) Other Public Company Directorships: Riverview Acquisition Corp.

Mr. Martin is Chairman of RBM Ventures, a private investment company, a position he has held since 2007. He also currently serves as Chairman and Chief Executive Officer of Riverview Acquisition Corp., an investment company, a position he has held since April 2021. Mr. Martin was formerly the Chairman of the Board of Chesapeake Energy Corporation, a producer of oil, natural gas, and natural gas liquids, a position he held from October 2015 to February 2021. He was Chairman and Chief Executive Officer of Saks Incorporated from 1989 to 2006 and remained Chairman until his retirement in 2007. He is the former Interim President of the University of Memphis, a position he held from July 2013 until May 2014. He was previously a director of Chesapeake Energy Corporation, First Horizon National Corporation, Caesars Entertainment Corporation, Dillard’s, Inc., Gaylord Entertainment Company, lululemon athletica inc., and Ruby Tuesday, Inc.

SKILLS AND QUALIFICATIONS

Financial
Earned an MBA from Vanderbilt University. As a former CEO of a public company, he actively supervised the CFO, and has significant public company audit committee experience. An audit committee financial expert, as determined by the Board.
Marketing; Retail/E-Commerce Gained valuable retail marketing experience and successfully applied his marketing expertise as the former CEO of Saks, a leading department store retailer.
Energy; Transportation/Logistics/Supply Chain Management Member of the board of Pilot Travel Centers LLC and former Chairman of the Board of Chesapeake Energy Corporation.
Government Former Tennessee state representative.

JOSHUA COOPER RAMO INDEPENDENT

Age: 52 Director Since: 2011 Committees: Audit Information Technology Oversight (Chairman) Other Public Company Directorships: Starbucks Corporation

Mr. Ramo is Chairman and Chief Executive Officer of Sornay, LLC, a strategic advisory firm, a position he has held since January 2021. He previously served as Vice Chairman, Co-Chief Executive Officer, of Kissinger Associates, Inc., a strategic advisory firm, from 2011 through 2020 (he was Vice Chairman since 2011 and Co-Chief Executive Officer since 2015). He served as Managing Director of Kissinger Associates from 2006 to 2011. Prior to joining Kissinger Associates, he was Managing Partner of JL Thornton & Co., LLC, a consulting firm. Before that, he worked as a journalist and served as Senior Editor, Foreign Editor and then Assistant Managing Editor of TIME Magazine from 1995 to 2003.

SKILLS AND QUALIFICATIONS

Leadership Chairman and Chief Executive Officer, Sornay, LLC; former Vice Chairman, Co-Chief Executive Officer, of Kissinger Associates.
International
Has been a term member of the Council on Foreign Relations, Asia 21 Leaders Program, World Economic Forum’s Young Global Leaders and Global Leaders of Tomorrow. He co-founded the U.S.-China Young Leaders Forum in conjunction with the National Committee on U.S.-China Relations.

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Corporate Governance Matters – Nominees for Election to the Board

SUSAN C. SCHWAB INDEPENDENT

Age: 66 Director Since: 2009 Committees: Compensation Information Technology Oversight Other Public Company Directorships: Caterpillar Inc. and Marriott International, Inc.

Ambassador Schwab is currently Professor Emerita at the University of Maryland School of Public Policy, a position she has held since June 2020. Prior to being named Professor Emerita, Ambassador Schwab was a Professor from January 2009 to May 2020. She has also served as a strategic advisor to Mayer Brown LLP, a law firm, since March 2010. She served as U.S. Trade Representative from 2006 to January 2009 and as Deputy U.S. Trade Representative from 2005 to 2006. She was Vice Chancellor of the University System of Maryland and President and Chief Executive Officer of the University System of Maryland Foundation from 2004 to 2005. She was Dean of the University of Maryland School of Public Policy from 1995 to 2003. She was Director of Corporate Business Development of Motorola, Inc., an electronics manufacturer, from 1993 to 1995. She was Assistant Secretary of Commerce for the U.S. and Foreign Commercial Service from 1989 to 1993. She is a former director of The Boeing Company.

SKILLS AND QUALIFICATIONS

International; Government
Former U.S. Trade Representative and former Director–General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), the export promotion arm of the U.S. government.
Leadership
Former U.S. Trade Representative, former Director–General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), former President and Chief Executive Officer of the University System of Maryland Foundation, and former Dean of the University of Maryland School of Public Policy.

DAVID P. STEINER LEAD INDEPENDENT DIRECTOR

Age: 61 Director Since: 2009 Committees: Nominating & Governance (Chairman) Other Public Company Directorships: Vulcan Materials Company

Mr. Steiner is the former Chief Executive Officer of Waste Management, Inc., a provider of integrated waste management services, serving as Chief Executive Officer from 2004 through October 2016. He was President of Waste Management, Inc. from 2010 through July 2016, Executive Vice President and Chief Financial Officer from 2003 to 2004, Senior Vice President, General Counsel and Corporate Secretary from 2001 to 2003, and Vice President and Deputy General Counsel from 2000 to 2001. He was a partner at Phelps Dunbar L.L.P., a law firm, from 1990 to 2000. Mr. Steiner was previously a director of TE Connectivity Ltd. and Waste Management, Inc.

SKILLS AND QUALIFICATIONS

Transportation/Logistics/Supply Chain Management Former CEO of Waste Management, which transports waste materials.
Financial Has an accounting degree from Louisiana State University and was CFO of Waste Management before becoming its CEO.
Energy Former CEO of Waste Management, which has taken an industry leadership role in converting waste to renewable energy.

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Corporate Governance Matters – Nominees for Election to the Board

RAJESH SUBRAMANIAM

Age: 55 Director Since: 2020 Committees: None Other Public Company Directorships: First Horizon National Corporation

Mr. Subramaniam serves as President and Chief Operating Officer of FedEx Corporation, a position he has held since March 2019. In this position, Mr. Subramaniam oversees the strategic direction and execution of business priorities for the FedEx portfolio of operating companies. He is also a member of the company’s five-person Executive Committee and serves as co-president and co-CEO of FedEx Services, which provides support functions for major FedEx business units.

During his tenure with FedEx, Mr. Subramaniam has served in a multitude of leadership roles, including President and Chief Executive Officer of FedEx Express, the world’s largest express transportation company, from January 2019 to March 2019, and Executive Vice President and Chief Marketing and Communications Officer of FedEx Corporation from January 2017 to December 2018. He served as Executive Vice President of Marketing and Communications at FedEx Services from 2013 to January 2017.

SKILLS AND QUALIFICATIONS

Transportation/Logistics/Supply Chain Management Nearly 30 years of experience at FedEx in several operating companies.
International; Leadership Has held leadership roles at FedEx in the Asia-Pacific region and Canada. Serves on the U.S.-India Strategic Partnership Forum and the U.S.-China Business Council.
Marketing; Retail/E-Commerce
Oversaw all aspects of FedEx’s global marketing and communications, including advertising, brand and reputation, product and business development, e-commerce, revenue and forecasting planning, retail marketing, and digital access.
Technological/Digital/Cybersecurity
Responsible for several landmark developments at FedEx, including the continuing digital transformation of FedEx Services, and has had an instrumental role in recent technology upgrades to address the continued growth of e-commerce.

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Corporate Governance Matters – Nominees for Election to the Board

PAUL S. WALSH INDEPENDENT

Age: 66 Director Since: 1996 Committees: Compensation (Chairman) Other Public Company Directorships: McDonald’s Corporation and Vintage Wine Estates, Inc.

Mr. Walsh is Executive Chairman of the Board of McLaren Group Limited, a luxury automotive, motorsport, and technology company, a position he has held since January 2020. He also currently serves as an advisor for L.E.K. Consulting, a global strategy consulting firm, and TPG Capital LLP, a private investment firm. Mr. Walsh formerly served as Operating Partner at Bespoke Capital Partners LLC, an investment company, and Executive Chairman of Bespoke Capital Acquisition Corp., in each case from August 2016 until June 2021, and he served as Chairman of the Board of Compass Group PLC, a food service and support services company, from February 2014 to December 2020. Mr. Walsh served as Chief Executive Officer of Diageo plc, a beverage company, from 2000 to June 2013 and then served as an advisor to the company from July 2013 through 2014. Mr. Walsh also is a director of Chime Communications Limited, where he serves as Chairman of the Board. He has been a member of the U.K. Prime Minister’s Business Advisory Group since July 2015 and has been a Business Ambassador on the U.K. government’s Business Ambassador Network since his appointment in August 2012. Mr. Walsh was Chairman, President, and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from 1996 to 2000, and Chief Executive Officer of The Pillsbury Company from 1992 to 1996. He was previously a director of Avanti Communications Group PLC, Centrica plc, Compass Group PLC, Diageo plc, HSBC Holdings plc, Ontex Group NV, Pace Holdings Corp., RM2 International S.A., TPG Pace Holdings Corp., Unilever PLC, and Bespoke Capital Acquisition Corp.

SKILLS AND QUALIFICATIONS

International Former CEO of a U.K.–based, large multinational corporation.
Financial Has held executive finance positions, including CFO of a major division, at a U.K.–based public company.
Marketing; Retail/E-Commerce
Led a company that owes much of its growth and success to highly effective marketing of its brands. His consumer-centric experience brings a vital and unique perspective to the Board.
Government Has held executive positions at companies where government interface is crucial.

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Corporate Governance Matters – Nominees for Election to the Board

Summary of Director Experience, Qualifications, Attributes, and Skills

Transportation/Logistics/Supply Chain Management Experience is a positive attribute as it greatly increases a director’s understanding of our business operations and its management.
International Experience is beneficial given our continued capitalization on increasing globalization and the resulting expansion of customer access to goods, services and information.
Financial Expertise is important given our use of financial targets as measures of success and the importance of accurate financial reporting and robust internal auditing.
Marketing Expertise is valuable because we emphasize promoting and protecting the FedEx brand, one of our most important assets.
Retail/E-Commerce Expertise is significant because we are strategically focused on the opportunity presented by this massive and fast-growing market.

Technological/Digital/Cybersecurity Expertise is beneficial because attracting and retaining customers and competing effectively depend in part upon the sophistication and reliability of our technology.

Energy Expertise is important as we are committed to protecting the environment and have initiatives under way to reduce our energy use and minimize our environmental impact.
Human Resource Management Expertise is important because our success depends on the talent, dedication, and well-being of our people — our greatest asset.
Government Experience is useful in our highly regulated industry as we work constructively with governments around the world.
Leadership Experience is critical because we want directors with the experience and confidence to capably advise our executive management team on a wide range of issues.

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Corporate Governance Matters – Nominees for Election to the Board

Audit Committee Financial Expert

The Board of Directors has determined that R. Brad Martin is an audit committee financial expert as that term is defined in SEC rules.

Director Independence

The Board of Directors has determined that each member of the Audit, Compensation, and Nominating & Governance Committees is independent. With the exception of Frederick W. Smith and Rajesh Subramaniam, each of the Board’s current members and director nominees (Marvin R. Ellison, Susan Patricia Griffith, Kimberly A. Jabal, Shirley Ann Jackson, R. Brad Martin, Joshua Cooper Ramo, Susan C. Schwab, David P. Steiner, and Paul S. Walsh) is independent and meets the applicable independence requirements of the New York Stock Exchange (including the additional requirements for Audit Committee and Compensation Committee members, as applicable) and the Board’s more stringent standards for determining director independence. Mr. Smith is FedEx’s Chairman of the Board and Chief Executive Officer, and Mr. Subramaniam is FedEx’s President and Chief Operating Officer. John C. (“Chris”) Inglis served as a director during fiscal 2021 and resigned from the Board on June 21, 2021, following his appointment as U.S. National Cyber Director. The Board had previously determined that Mr. Inglis was independent.

Under the Board’s standards of director independence, which are included in FedEx’s Corporate Governance Guidelines, available under the ESG heading on the Investor Relations page of our website at investors.fedex.com, a director will be considered independent only if the Board affirmatively determines that the director has no direct or indirect material relationship with FedEx, other than as a director. The standards set forth certain categories or types of transactions, relationships, or arrangements with FedEx, as follows, each of which (i) is deemed not to be a material relationship with FedEx, and thus (ii) will not, by itself, prevent a director from being considered independent:

Prior Employment of Director. The director was employed by FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner, or auditing relationship ended.
Prior Employment of Immediate Family Member. An immediate family member was an officer of FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner, or auditing relationship ended.
Current Employment of Immediate Family Member. An immediate family member is employed by FedEx in a non-officer position, or by FedEx’s independent auditor not as a partner and not personally working on FedEx’s audit.
Interlocking Directorships. An executive officer of FedEx served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.
Transactions and Business Relationships. The director or an immediate family member is a partner, greater than 10% shareholder, director, or officer of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, FedEx for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenues for such year.
Indebtedness. The director or an immediate family member is a partner, greater than 10% shareholder, director, or officer of a company that is indebted to FedEx or to which FedEx is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.
Charitable Contributions. The director is a trustee, fiduciary, director, or officer of a tax-exempt organization to which FedEx contributes, and the contributions to such organization by FedEx have not within any of such organization’s three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenues for such year.

In determining each director’s independence, the Board broadly considered all relevant facts and circumstances, including the following immaterial transactions, relationships and arrangements:

Messrs. Ellison, Martin, and Alan B. Graf, Jr., FedEx’s former Executive Vice President and Chief Financial Officer who retired during fiscal 2021, serve on the Board of Trustees of the University of Memphis, a non-profit entity to which FedEx makes payments and charitable contributions. The payments and charitable contributions made by FedEx to the University of Memphis in its 2018 fiscal year represented one percent of the University’s consolidated gross revenues for the year, and the payments and charitable contributions made by FedEx to the University in each of its 2019 and 2020 fiscal years represented less than one percent of the University’s consolidated gross revenues for the year. The Board determined that Messrs. Ellison and Martin are independent directors under the Board’s independence standards as neither of them have a direct or indirect material relationship with either FedEx or the University of Memphis, other than as a director or trustee, and neither of them derive any financial or other personal benefit from these transactions.

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Corporate Governance Matters – Nominees for Election to the Board

FedEx has an ordinary course business relationship with Lowe’s Companies, Inc., an entity for which Mr. Ellison has served as Chairman of the Board since June 2021 and President and Chief Executive Officer and as a director since July 2018. The amount of the payments made by FedEx to Lowe’s (and vice versa) within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenues for such year.
FedEx has an ordinary course business relationship with The Progressive Corporation, an entity for which Ms. Griffith serves as President and Chief Executive Officer and as a director since July 2016. The amount of the payments made by FedEx to Progressive (and vice versa) within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenues for such year.
Mr. Martin and Robert B. Carter, FedEx’s Executive Vice President, FedEx Information Services and Chief Information Officer, serve as members of the board of managers of Pilot Travel Centers LLC. The amount of the payments made by FedEx to Pilot Travel Centers (and vice versa) within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenues for such year.
In the ordinary course of business, FedEx makes purchases of aircraft and related services and equipment from The Boeing Company, an entity for which Ambassador Schwab served as a director until April 2021. The payments made by FedEx to Boeing in its three most recently completed fiscal years represented more than one percent of Boeing’s consolidated gross revenues for each such year. Ambassador Schwab recused herself when the Board discussed or voted on Boeing-related matters. The Board determined that Ambassador Schwab is an independent director under the Board’s independence standards as she does not have a direct or indirect material relationship with either FedEx or Boeing, other than as a director or former director, and does not derive any financial benefit from these ordinary course transactions.

Related Person Transactions

In accordance with the company’s Policy on Review and Preapproval of Related Person Transactions, which is described in more detail below in “— Board Processes and Policies — Policy on Review and Preapproval of Related Person Transactions,” the independent members of the Board of Directors, upon the recommendation of the Nominating & Governance Committee, approved a change to the following existing related person transaction:

In fiscal 2017, following the Board’s approval, FedEx entered into a two-year software services agreement with LiveSafe, Inc., a leading mobile risk intelligence solution for safety and security incident prevention, response, and communication. Mr. Smith is a former member of the board of directors of LiveSafe, and an affiliated entity of Mr. Smith invested $7.25 million in LiveSafe’s Series B financings. Mr. Smith’s youngest son was an employee and partial owner of LiveSafe. Under the terms of the agreement, FedEx paid LiveSafe $300,000 per year, in addition to an initial set-up fee of approximately $20,000. In July 2018, following the Board’s approval, FedEx and LiveSafe agreed to amend and extend the agreement through July 2021. Pursuant to the amendment, the number of licensed FedEx users of the LiveSafe application increased, and FedEx paid total license fees of approximately $4.4 million over the three-year term of the agreement. In October 2020, Vector Solutions, an unrelated third party and provider of software solutions for learning, operational readiness, workforce management, and risk reduction, acquired LiveSafe. Following the sale of LiveSafe to Vector Solutions, Mr. Smith and Mr. Smith’s youngest son no longer hold any ownership interests in LiveSafe or Vector Solutions, and Mr. Smith’s youngest son is no longer employed by LiveSafe or Vector Solutions. In connection with the sale of LiveSafe, Vector Solutions and Mr. Smith’s youngest son entered into a referral agreement pursuant to which Mr. Smith’s youngest son receives commissions upon the renewal of certain LiveSafe agreements in place prior to the sale, including the FedEx agreement. LiveSafe is an integral part of our workplace safety program. Based on the recommendations of our Security and Information Technology leadership, in the first quarter of fiscal 2022 FedEx extended the term of the software services agreement with Vector Solutions (as successor to LiveSafe) for a three-year term beginning July 31, 2021 through July 30, 2024. The Nominating & Governance Committee and the independent members of the Board approved the extension of the agreement. FedEx will pay an annual license fee of $1,545,000 for each year of the three-year term based on the current number of licensed FedEx users. Pursuant to the referral agreement, Vector Solutions will pay Mr. Smith’s youngest son a commission of $154,500 per year over the three-year renewal term based on the current number of licensed FedEx users.

In addition, the Nominating & Governance Committee has reviewed the following existing related person transactions and determined that they remain in the best interests of FedEx and our stockholders:

FedEx’s policy on personal use of corporate aircraft requires officers to pay FedEx two times the cost of fuel, plus applicable passenger ticket taxes and fees, for personal trips. Pursuant to this requirement, Mr. Smith paid FedEx $413,684 during fiscal 2021 in connection with certain personal use of corporate aircraft.
Mr. Smith’s oldest son is employed by FedEx Express as its Regional President – The Americas and Executive Vice President – Global Support. The compensation of Mr. Smith’s oldest son for fiscal 2021 (including any incentive compensation amounts and the Black-Scholes value of any stock option award) was approximately $2,580,000.

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Corporate Governance Matters – The Board’s Role and Responsibilities

Mr. Smith’s daughter is employed by FedEx Corporation as a staff director of global public policy in Washington, D.C.; the brother of Mr. Subramaniam is employed by FedEx Services as a manager of information technology; the son-in-law of Mark R. Allen, FedEx’s Executive Vice President, General Counsel and Secretary, is employed by FedEx as a managing director in the legal department; and the son of Henry J. Maier, the former President and Chief Executive Officer of FedEx Ground who retired on July 31, 2021, is employed by FedEx Cross Border as a manager of program management and planning. The total annual compensation of each of Mr. Smith’s daughter, Mr. Subramaniam’s brother, Mr. Allen’s son-in-law, and Mr. Maier’s son for fiscal 2021 (including any incentive compensation and the Black-Scholes value of any stock option award) did not, individually, exceed $425,000.

In November 1999, FedEx entered into a multi-year, $205 million naming rights agreement with Washington Football, Inc. Under this agreement, FedEx has certain marketing rights, including the right to name the stadium where the Washington, D.C. NFL professional football team plays “FedExField.” In August 2003, Mr. Smith acquired an approximate 10% ownership interest in the team and joined its board of directors. During fiscal 2021, Mr. Smith sold his approximate 10% ownership interest in the team, and he is no longer a member of its board of directors.

The Board’s Role and Responsibilities

FedEx Corporate Governance

Our Board of Directors and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity, and reliability. We periodically review our governance policies and practices against evolving standards and make changes when the Board believes they would be in the best interest of stockholders. We value the perspectives of our stockholders and other stakeholders, including our employees and the communities in which we operate, and take steps to address their concerns where warranted.

In considering possible modifications of our corporate governance policies and practices, our Board and management focus on those changes that are best for our company and our industry. Our focus is on the best long-term interests of our company, our stockholders, and our other stakeholders.

The following sections summarize our corporate governance policies and practices, including our Board leadership structure and the responsibilities and activities of our Board and its committees. Our corporate governance documents, including our Corporate Governance Guidelines, our Board committee charters, and our Code of Conduct, are available under the ESG heading on the Investor Relations page of our website at investors.fedex.com.

Board Risk Oversight

The Board of Directors’ role in risk oversight at FedEx is consistent with the company’s leadership structure, with management having day-to-day responsibility for assessing and managing the company’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on ensuring that FedEx’s risk management practices are adequate and regularly reviewing the most significant risks facing the company. The Board performs its risk oversight role by using several different levels of review. Each Board meeting begins with a strategic overview by the Chairman of the Board and Chief Executive Officer that describes the most significant issues, including risks, affecting the company, and also includes business updates from the President and Chief Operating Officer and each reporting segment CEO. In addition, at least annually, the Board reviews in detail the business and operations of each of the company’s reporting segments, including the primary risks associated with that segment. The Board also reviews the risks associated with the company’s financial forecasts and annual business plan.

Additionally, risks are identified and managed in connection with the company’s robust enterprise risk management (“ERM”) process. Our ERM process provides the enterprise with a common framework and terminology to ensure consistency in identification, reporting, and management of key risks. The ERM process is embedded in our strategic financial planning process, which ensures explicit consideration of risks that affect the underlying assumptions of strategic plans and provides a platform to facilitate integration of risk information in business decision-making.

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Corporate Governance Matters – The Board’s Role and Responsibilities

The Board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility.

Audit Committee	Information Technology Oversight Committee

The Audit Committee reviews and discusses with management the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures and the implementation and effectiveness of the company’s compliance and ethics programs, including the Code of Conduct and the employee hotline program. In addition, the Audit Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process. The ERM process culminates in an annual presentation to the Audit Committee on the key enterprise risks facing FedEx.	The Information Technology Oversight Committee reviews and discusses with management the company’s cybersecurity and technology-related risks and the technologies, policies, processes, and practices for managing and mitigating such risks, and it reviews and discusses with management the quality and effectiveness of the company’s technology systems and processes, including the extent to which those systems and processes protect the company from technology-related risks.

Compensation Committee	Nominating & Governance Committee

The Compensation Committee reviews and discusses with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create or decrease risks for the company. In addition, the Compensation Committee reviews and discusses with management the company’s key human resource management strategies and programs, including diversity, equity, and inclusion initiatives, workforce demographics, enterprise healthcare programs, and management of human resource management risks.	The Nominating & Governance Committee reviews and discusses with management, in light of the company’s risk exposure, the composition, structure, processes, and practices of the Board and the Board committees. In addition, the Nominating & Governance Committee reviews and discusses with management the company’s corporate social responsibility strategies and programs, including the management of sustainability-related risks.

Board Oversight of Sustainability and Corporate Social Responsibility Matters

FedEx is well recognized as a leader not only in the transportation industry and for technological innovation, but also in global corporate social responsibility (“CSR”). We understand that a sustainable global business is tied to our ESG commitments, strategies, and goals, and we are committed to connecting the world responsibly and resourcefully. Our CSR strategies and programs emphasize long-term performance that creates lasting, positive value for our business, society, and our stakeholders, including customers, team members, suppliers, communities, and stockholders. Our culture, principles, and emphasis on long-term performance have guided our company since our founding nearly five decades ago. Key elements of our CSR strategy include environmental efficiency innovations, a sustainable supply chain, our “Safety Above All” commitment for all our operations, a diverse, equitable, and inclusive workplace, and the robust giving and volunteering platform known as FedEx Cares. We have aligned our CSR platform with our company’s mission and values and embedded it into our strategies, governance, operations, systems, and culture. We conduct regular ESG materiality assessments to make sure we remain focused on the right CSR priorities for the benefit of our business, our customers, our team members, our stockholders, and other key stakeholders.

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Corporate Governance Matters – The Board’s Role and Responsibilities

The FedEx Enterprise Sustainability Council is responsible for setting, implementing, and reviewing our company-wide sustainability strategy and is chaired by our Chief Sustainability Officer. The Chief Sustainability Officer also oversees the company-wide implementation of our environmental management system and reviews performance on an annual basis. The Chief Sustainability Officer regularly reviews our sustainability programs with the Nominating & Governance Committee.

Our governance, operations, culture, and CSR priorities are closely aligned. The Board of Directors and its committees oversee our global CSR initiatives. The Board is responsible for reviewing and overseeing our culture and evaluating management’s efforts to align corporate culture with our stated values and long-term strategy. Additionally, the Board has delegated to each of its committees responsibility for the oversight of specific aspects of our corporate culture and other CSR activities that fall within the committee’s areas of responsibility.

The Nominating & Governance Committee reviews and discusses CSR and sustainability strategies and programs with senior leadership, including our Chief Sustainability Officer.
The Compensation Committee reviews and discusses with management the company’s key human resource management strategies and programs, including diversity, equity, and inclusion initiatives, workforce demographics, and enterprise healthcare programs.
The Audit Committee reviews the implementation and effectiveness of the company’s corporate integrity and compliance programs.
The Information Technology Oversight Committee reviews and discusses with management the company’s technologies, policies, processes, and practices for managing and mitigating cybersecurity and technology-related risks and monitors the company’s information technology business continuity and disaster recovery capabilities and contingency plans.

FedEx is committed to actively supporting the communities we serve worldwide through the strategic investment of our people, resources, and network. We provide financial contributions, in-kind charitable shipping services, and volunteer efforts by our team members to help a variety of non-profit organizations achieve their goals and make a measurable impact on the world.

FedEx publishes a global CSR report describing how we think about our responsibilities in the area of global CSR that includes important goals and metrics demonstrating our commitment to fulfilling these responsibilities. Our 2021 ESG Report is available at fedex.com/en-us/sustainability/reports.html. The 2021 ESG Report is not incorporated by reference in, and does not form a part of, this proxy statement.

Corporate Culture and Strategy

We believe that maintaining a sound corporate culture furthers our corporate mission to produce superior financial returns for our stockholders by providing high value-added logistics, transportation, and related business services through our focused operating companies. In furtherance of its oversight responsibilities, the Board periodically discusses with the Chairman of the Board and Chief Executive Officer and other members of management (i) the implementation and effectiveness of the company’s policies, practices, programs, and initiatives that promote a culture consistent with the company’s stated values and (ii) how the company’s culture supports the achievement of its long-term strategic objectives.

The Board also engages with management regarding the development of the company’s corporate strategy by reviewing and approving the annual business plan, strategic acquisitions, and significant capital allocations. The Board is provided with regular updates on the company’s performance against its business plan and the progress of strategic initiatives. These actions allow the Board to have an ongoing and open dialogue with management regarding corporate strategy and long-term value creation.

Our COVID-19 Response

Since the onset of the pandemic, FedEx has been a driving force to move the world forward, keeping the world’s healthcare, industrial, and at-home supply chains moving. While FedEx has been operating on the front lines, the health and safety of our team members, customers, and the communities in which we operate has remained our top priority. Throughout the pandemic, we have closely monitored and followed guidance from the Centers for Disease Control and Prevention, World Health Organization, and other public health organizations, and we have taken measures to adhere to all local governmental requirements related to the containment of COVID-19. In addition, we implemented numerous measures to prevent the spread of COVID-19, including:

Educating team members about COVID-19 prevention and providing necessary personal protective equipment (“PPE”) along with guidance around facilities cleaning and social distancing.
Diverting traffic away from hubs and stations in severely affected locations to decrease the number of people in our facilities.
Equipping team members to work from home where possible and suspending non-critical business travel.

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Launching symptom-screening processes, including temperature testing, and implementing free voluntary COVID-19 testing for eligible team members and vendors in more than 40 U.S. cities and various other locations around the globe.
Encouraging our team members to take any signs of illness seriously and seek medical attention as needed, and providing paid leave to those diagnosed with COVID-19 and those quarantined as a COVID-19 close contact.
Ensuring appropriate employee contact tracing.
Encouraging our team members to get vaccinated, and providing onsite vaccination events at certain locations and other resources to assist team members in getting vaccinated.
Suspending signature requirements for most deliveries.
Cleaning affected areas of our FedEx Office stores when a known positive case or a symptomatic team member has been in a store.
Providing social distancing floor graphics for all FedEx Office stores and many other FedEx facilities and locations.

13,500+ humanitarian aid shipments globally since January 2020.	40+ countries connected by FedEx to enable the global vaccine supply chain.	50 U.S. states receiving vaccines delivered by FedEx.
Nearly 100
kilotons of PPE shipped since January 2020, including more than 2.4 billion masks, millions of test swabs, face shields, gloves, surgical gowns, goggles, ventilators, test kits, swab manufacturing machines, and dialysis solutions.		$4,000,000 cash and in-kind transportation support to non-profits to reach underserved communities.

*	All data is as of June 2021.

As one of the few companies in the world with the network and capabilities to keep essential commerce and aid moving during this time, we have been able to leverage our unrivaled global network to safely deliver test samples, critical medical supplies, pharmaceuticals, and vaccines. For instance, beginning in mid-March 2020, FedEx supported more than 40 community-based test sites by moving test specimens using our First Overnight service with proprietary FedEx SenseAwareSM tracking technology to labs for analysis. From January 2020 to June 2021, FedEx Express shipped nearly 100 kilotons of PPE around the world, including more than 2.4 billion masks. In addition, FedEx flew 132 essential healthcare charter flights between March and November 2020. The flights, all-inclusive, carried more than 10 tons of PPE and critical medical supplies including masks, face shields, gloves, surgical gowns, goggles, ventilators, test kits, swab manufacturing machines, and dialysis solutions. In addition, in May and June 2021 FedEx Express moved thousands of oxygen concentrators and hundreds of tons of medical supplies and aid into India.

Most critically, after months of preparation and close planning with our healthcare customers and federal, state, and local officials, in December 2020 FedEx began shipping approved COVID-19 vaccines to all 50 U.S. states as well as Puerto Rico, the U.S. Virgin Islands, Washington, D.C., and all 13 Canadian provinces and territories. We are well-positioned to handle these critical vaccine shipments with innovative technologies including temperature-control solutions, near real-time monitoring and tracking capabilities, and a dedicated healthcare team to support the express transportation of vaccines and bioscience shipments. As the most important work in the history of our company, this effort builds on decades spent developing our life sciences business and working closely with our healthcare customers to ensure proper conditions are met when transporting critical healthcare shipments.

For more information regarding our COVID-19 response, please see the 2021 ESG Report at fedex.com/en-us/sustainability/reports.html.

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Diversity, Equity, and Inclusion

At FedEx, we view our greatest asset as our people, and we are committed to providing a workplace where our team members feel respected, satisfied, and appreciated, which includes promoting a diverse, equitable, and inclusive workplace. We believe that diversity, equity, and inclusion (“DEI”) delivers a better future for all team members, customers, suppliers, and communities. We see the diversity of backgrounds, perspectives, and experiences that our team members bring to the company as essential to fostering exceptional business results.

Maintaining an inclusive workplace has been a foundational practice at FedEx and we are committed to continuous improvement. To this end, in fiscal year 2021 we added equity to the title of our enterprise-wide diversity and inclusion efforts, formalizing our commitment to creating a workplace where everyone has fair treatment and equal opportunity to succeed. Each FedEx operating company maintains a dedicated team to support DEI across the company. Representatives from each operating company also participate in our enterprise-wide DEI Corporate Council, where they share best practices and support multicultural programs in the communities we serve. This council aligns to increase business performance, innovation, and employee engagement by fostering a culture of DEI across the enterprise.

In furtherance of our efforts towards continued transparency regarding our workforce composition, beginning in calendar year 2021, we now report the prior year gender, racial, and ethnic composition of our U.S. workforce by EEO-1 job category as set forth in the consolidated EEO-1 Reports filed by FedEx and its operating subsidiaries with the Equal Employment Opportunity Commission. These reports can be found on our DEI webpage at fedex.com/en-us/about/diversity-inclusion.html.

During fiscal year 2021, we also established four consistent, strategic pillars across our enterprise to frame our DEI work and share our progress: Our People; Our Education and Engagement; Our Communities, Customers, and Suppliers; and Our Story. While we provide a consistent framework for DEI, each operating company structures and operationalizes its approach separately to account for regional differences in regulations and cultures.

There are many examples of how we are implementing these pillars throughout FedEx. For instance, as part of the “Our People” pillar, FedEx participated in seven enterprise recruitment events focused on increasing the diversity of our external applicant pools with the Society of Hispanic Professional Engineers, the National Society of Black Engineers, the Society of Asian Scientists and Engineers, and others in fiscal year 2021. Under the “Our Education and Engagement” pillar, we launched a speaker series called “Real Talk” for global officers and directors that covers topics such as allyship, unconscious bias, and courageous conversations. We also maintain employee support communities including Women in Leadership, Black Professionals Network, Asia Network, Military Veterans, and many others. Under the “Our Communities, Customers, and Suppliers” pillar, in fiscal year 2021 FedEx pledged to donate $5 million over several years to four historically black colleges and universities near our home base in Memphis, Tennessee, a portion of which will provide relief support to help students, faculty, and staff who suffered adverse economic impacts due to the COVID-19 pandemic. Through the “Our Story” pillar, we launched our virtual DEI Depot, an online platform created to increase awareness of DEI-related resources, events, and team member stories across our operating companies.

More information regarding our DEI initiatives is available in the 2021 ESG Report at fedex.com/en-us/sustainability/ reports.html and on our DEI webpage at fedex.com/en-us/about/diversity-inclusion.html. The information on our DEI webpage is not incorporated by reference in, and does not form a part of, this proxy statement.

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Climate Change
At FedEx, we understand our business has an impact on the environment, and we remain steadfast in our commitment to minimize these impacts. FedEx recognizes that climate change implications, such as severe weather events, greenhouse gas (“GHG”) emissions regulations, and increased public awareness of the impacts of climate change, pose strategic risks for our company and our stakeholders. FedEx has demonstrated its commitment to minimize our environmental impact through a history of sustainable practices. For example, since 2009, the company’s efforts have contributed to an approximately 40% reduction in carbon dioxide (“CO2”) emissions intensity (on a revenue basis) across the enterprise while package volume increased 99% during that period. Recently, FedEx was ranked first in its industry on JUST Capital’s 2021 list of “America’s Most Just Companies” in the environment category and first in the travel, transport and logistics sector of Newsweek’s “America’s Most Responsible Companies 2021.” Additionally, in April 2021 we became the first North American transportation and logistics company to issue a sustainability bond, the proceeds of which will be used to fund projects that further our environmental and social sustainability goals.

Building on our longstanding commitment to sustainability, in early 2021 we set a goal to achieve carbon neutrality for our global operations by calendar year 2040. To help reach this goal, we are committing more than $2 billion over the next several years to support initiatives designed to make FedEx operations more sustainable, focusing on three important areas: vehicle electrification, sustainable energy, and natural carbon sequestration. Some of the steps to reaching our carbon neutral goal include:

Vehicle Electrification. By 2040, the entire FedEx parcel pickup and delivery (“PUD”) fleet will be zero-emission electric vehicles. This will be accomplished through phased programs to replace existing vehicles. For example, by 2025, 50% of FedEx Express global PUD vehicle purchases will be electric, rising to 100% of all purchases by 2030.
Sustainable Customer Solutions. FedEx will work with customers to offer end-to-end sustainability for their supply chains through carbon-neutral shipping offerings and sustainable packaging solutions.
Sustainable Fuels. FedEx will continue to invest in alternative fuels to reduce aircraft and vehicle emissions.
Fuel Conservation and Aircraft Modernization. FedEx will build on its successful FedEx Fuel Sense initiatives designed to reduce fuel consumption in its aircraft. Since 2012, the FedEx Fuel Sense and aircraft modernization programs have saved a combined 1.43 billion gallons of jet fuel and avoided over 13.5 million metric tons of CO2 emissions.
Facilities. FedEx will continue efforts to make its more than 5,000 facilities worldwide more sustainable through continued investments in efficient facilities, renewable energy, and other energy management programs.

Our Efforts in Motion
To help us achieve carbon neutral operations by 2040 we are:

Pledging $100 million to help establish the Yale Center for Natural Carbon Capture, where researchers will focus on ways to remove and store Earth’s excess carbon	Converting our entire parcel pickup and delivery fleet to zero-emission electric vehicles	Building on our FedEx® Fuel Sense initiatives to continue working to reduce aircraft fuel consumption	Continuing to invest in alternative fuels which could reduce aircraft and vehicle emissions	Investing in efficient facilities, renewable energy, and other energy management programs

We recognize the necessity in exploring many paths as we work to achieve our 2040 carbon neutrality goal, as technologies evolve that may change our plans, including innovations in carbon capture and storage. To support carbon sequestration developments, we have committed $100 million to help establish the Yale Center for Natural Carbon Capture. This new center will accelerate research into methods of carbon sequestration at scale, with an initial focus on helping to offset GHG emissions equivalent to current airline emissions. Building upon initial successes in the aviation sector, the center will broaden its scope to address additional global sources of emissions – publishing and sharing its findings so that businesses, industries, and governments can benefit from work that will accelerate the adoption and implementation of natural carbon capture strategies around the world.

Additional information regarding our climate change efforts is available in the 2021 ESG Report at fedex.com/en-us/ sustainability/reports.html.

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Stockholder Engagement
We believe that thoughtful stockholder engagement is important, and we have a long history of such engagement. We have an active stockholder engagement program in which we meet regularly with our largest stockholders to discuss our business strategy, operations, sustainability and CSR programs, and corporate governance, as well as other topics of interest to them. Our stockholder engagement efforts allow us to better understand our stockholders’ priorities, perspectives, and concerns, and enable the company to effectively address issues that matter most to our stockholders.

We also give our stockholders means by which they can communicate with our Board. As set forth in our Corporate Governance Guidelines, one of the responsibilities of our Lead Independent Director is to communicate with stockholders, as appropriate, and if so requested. Moreover, as discussed in more detail in “— Board Processes and Policies — Communications with Directors,” our stockholders have the ability to communicate directly with any director (including our Lead Independent Director), any Board committee, or the full Board.

Stockholder Engagement

Before Annual Meeting of Stockholders

Discuss certain stockholder proposals with proponents
Publish Annual Report and Proxy Statement, highlighting recent Board and company activities
Engage stockholders and seek feedback on matters presented for their consideration
Annual Meeting of Stockholders Engage directly with stockholders and other stakeholders Receive voting results for management and stockholder proposals

Off-Season Engagement and Evaluation of Practices

Engage with stockholders and other stakeholders regarding our Board, corporate governance, executive compensation, and sustainability practices to better understand their viewpoints and inform Board discussions
Attend and participate in investor and corporate governance-related events to learn about emerging trends and issues and further engage stockholders
Evaluate potential changes to corporate governance or executive compensation practices in light of stockholder feedback and review of practices

After Annual Meeting of Stockholders

Discuss voting results from annual meeting in light of existing corporate governance and executive compensation practices, as well as feedback received from stockholders, and determine if any follow-up actions are appropriate
Review corporate governance trends, recent regulatory developments, and the company’s corporate governance documents, policies, and procedures to determine if any changes should be considered
Determine topics for discussion during off-season stockholder engagement

Engagement Highlights

Since our last annual meeting, we have engaged with a global and diverse group of over 160 stockholders, including actively managed funds, index funds, union and public pension funds, and socially responsible investment funds. This group represented approximately 52% of our outstanding shares.

Focus Areas
Business Strategy and Performance	Our Response to the COVID-19 Pandemic
Executive Compensation	Board Governance, Composition, and Refreshment
Corporate Culture and DEI	Climate Change and Other Sustainability Matters
Human Resource Management

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Executive Management Succession Planning
The Board of Directors has in place an effective planning process to select successors to the Chairman of the Board and Chief Executive Officer and other members of executive management. The Nominating & Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, annually reports to the Board on executive management succession planning. The entire Board works with the Nominating & Governance Committee and the Chairman of the Board and Chief Executive Officer to evaluate potential successors to the CEO and other members of executive management. Through this process, the Board receives information that includes qualitative evaluations of potential successors to the CEO and other executives. Each Board member has complete and open access to any member of management. We believe this enhances the Board’s oversight of succession planning. The Chairman of the Board and Chief Executive Officer periodically provides to the Board his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Additionally, the Board periodically reviews and revises as necessary the company’s emergency executive management succession plan, which details the actions to be taken by specific individuals in the event a member of executive management suddenly dies, departs unexpectedly, or becomes incapacitated.

Board Structure

Board Leadership Structure
FedEx’s strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx’s business and affairs in support of our mission of producing superior financial returns for our stockholders by providing high value-added logistics, transportation, and related business services through focused operating companies.

The leadership structure of our Board of Directors includes:

A combined Chairman of the Board and Chief Executive Officer.

Independent, active, and effective directors of equal importance and rights, who all have the same opportunities and responsibilities in providing vigorous oversight of the effectiveness of management policies.

A Lead Independent Director. The chairperson of the Nominating & Governance Committee, who is elected annually by a majority of the independent Board members, serves as the Lead Independent Director.

The Board believes that FedEx has been and continues to be well served by having the company’s founder, Frederick W. Smith, serve as both Chairman of the Board and Chief Executive Officer. The current Board leadership model, when combined with the composition of the Board, the strong leadership of our independent directors, Board committees, and Lead Independent Director, and the highly effective corporate governance structures and processes in place, strikes an appropriate balance between consistent leadership and independent oversight of FedEx’s business and affairs. As set forth in our Corporate Governance Guidelines, the Lead Independent Director has the following responsibilities and authority:

Presides at all meetings of the Board of Directors at which the Chairman of the Board and Chief Executive Officer is not present, including executive sessions of the independent Board members;
Serves as a liaison between the Chairman of the Board and Chief Executive Officer and independent Board members, it being understood that all Board members have complete and open access to any member of management;
Reviews and approves Board meeting agendas and Board meeting schedules and consults with the Chairman of the Board and Chief Executive Officer with regard to other information sent to the Board of Directors in connection with Board meetings or other Board action, it being understood that all Board members may place items on the agenda for Board meetings;
Calls meetings of the independent Board members, as necessary or appropriate; and
Communicates with stockholders of the company, as appropriate, if requested by such stockholders.

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Corporate Governance Matters – Board Structure

The Board believes that FedEx’s Bylaws and Corporate Governance Guidelines help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain FedEx’s commitment to the highest quality corporate governance. Under our Bylaws and Corporate Governance Guidelines, the Board maintains the following practices, in addition to those described above:

Directors stand for election annually by majority vote.	Under our Bylaws, all members of our Board of Directors are elected annually. In addition, our Bylaws require that we use a majority-voting standard in uncontested director elections in which a director nominee must receive more votes cast “for” than “against” in order to be elected.
Our independent directors hold regular executive sessions.	Our independent Board members meet at regularly scheduled executive sessions without management present. The Lead Independent Director conducts and presides at these meetings. In addition, the Lead Independent Director may call such meetings of the independent Board members as he or she deems necessary or appropriate, may be designated to preside at any Board or stockholder meeting, and presides at all Board meetings at which the Chairman of the Board and Chief Executive Officer is not present.
Board members may submit agenda items and request information.	Each Board member may place items on the agenda for Board meetings, raise subjects that are not on the agenda for that meeting, or request information that has not otherwise been provided to the Board. Additionally, the Lead Independent Director reviews and approves all Board meeting schedules and agendas and consults with the Chairman of the Board and Chief Executive Officer regarding other information sent to the Board in connection with Board meetings or other Board action.
Our Board members interact with management.	Consistent with our philosophy of empowering each member of our Board of Directors, each Board member has complete and open access to any member of management and to the chairperson of each Board committee for the purpose of discussing any matter related to the work of such committee. The Lead Independent Director also serves as a liaison, but not a buffer, between the Chairman of the Board and Chief Executive Officer and independent Board members.
Our directors are encouraged to interact with stockholders.	If any of our major stockholders asks to speak with any Board member on a matter related to FedEx, we encourage that director to make himself or herself available and will facilitate such interaction. Additionally, the Lead Independent Director is available to communicate with stockholders, as appropriate, if requested by such stockholders.
Our directors can request special Board meetings.	Special meetings of the Board can be called by the Chairman of the Board and Chief Executive Officer or at the request of two or more directors.
The Board or any Board committee can retain independent advisors.	The Board and each Board committee have the authority to retain independent legal, financial, and other advisors as they deem appropriate.
Our Bylaws provide stockholders a meaningful proxy access right.	Our Bylaws provide stockholders a meaningful proxy access right. The Bylaws include the following terms: a 3% ownership threshold and 3-year holding period requirement; a cap on the number of director nominees at two directors or 20% of the Board, whichever is greater; and a stockholder group aggregation limit of 20.
Our Bylaws provide stockholders a right to call a special meeting.	Our Bylaws provide holders of 20% or more of our common stock the right to call a special meeting, subject to the terms of our Bylaws.

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Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Information Technology Oversight Committee, and Nominating & Governance Committee. Each committee’s written charter, as adopted by the Board of Directors, is available on the Investor Relations page of our website at investors.fedex.com under the ESG heading below “Board of Directors.” Committee memberships are as follows:

AUDIT COMMITTEE

COMMITTEE MEMBERS: R. BRAD MARTIN* (CHAIRMAN) Marvin R. Ellison Kimberly A. Jabal Joshua Cooper Ramo FY21 MEETINGS HELD 10 COMMITTEE REPORT page 84 *Audit Committee Financial Expert

COMMITTEE FUNCTIONS:

Oversees the independent registered public accounting firm’s qualifications, independence, and performance;
Assists the Board of Directors in its oversight of (i) the integrity of FedEx’s financial statements, (ii) the effectiveness of FedEx’s disclosure controls and procedures and internal control over financial reporting, and (iii) the performance of the internal auditors;
Preapproves all audit and allowable non-audit services to be provided by FedEx’s independent registered public accounting firm;
Reviews and discusses with management and the Board of Directors (i) the guidelines and policies that govern the processes by which the company assesses and manages its exposure to risk and (ii) the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures; and
Oversees FedEx’s integrity and compliance programs, including compliance with legal and regulatory requirements.

COMPENSATION COMMITTEE

COMMITTEE MEMBERS: PAUL S. WALSH (CHAIRMAN) Susan Patricia Griffith Shirley Ann Jackson Susan C. Schwab FY21 MEETINGS HELD 6 COMMITTEE REPORT page 41

COMMITTEE FUNCTIONS:

Evaluates, together with the independent members of the Board, the performance of FedEx’s Chairman of the Board and Chief Executive Officer and recommends his compensation for approval by the independent directors;
Reviews and discusses with management the Compensation Discussion and Analysis and produces a report recommending whether the Compensation Discussion and Analysis should be included in the proxy statement;
Oversees the administration of FedEx’s equity compensation plans and reviews the costs and structure of key employee benefit and fringe-benefit plans and programs;
Helps discharge the Board’s responsibilities relating to the compensation of executive management; and
Reviews and discusses with management our key human resource management strategies and programs, including DEI initiatives, workforce demographics, and enterprise healthcare programs.

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INFORMATION TECHNOLOGY OVERSIGHT COMMITTEE

COMMITTEE MEMBERS: JOSHUA COOPER RAMO (CHAIRMAN)* Kimberly A. Jabal Susan C. Schwab FY21 MEETINGS HELD 6

COMMITTEE FUNCTIONS:

Reviews major information technology (“IT”) related projects and technology architecture decisions;
Assesses whether FedEx’s IT programs effectively support FedEx’s business objectives and strategies;
Assists FedEx’s Board of Directors in oversight of cybersecurity and technology-related risks and FedEx management’s efforts to monitor and mitigate those risks; and
Advises FedEx’s senior IT management team and the Board of Directors on IT-related matters.

*John C. (“Chris”) Inglis served as Chairman of the Information Technology Committee during fiscal 2021 and until his resignation from the Board of Directors on June 21, 2021, to become the U.S. National Cyber Director. Upon Mr. Inglis’s resignation from the Board, Mr. Ramo became Chairman of the Information Technology Oversight Committee.

NOMINATING & GOVERNANCE COMMITTEE

COMMITTEE MEMBERS: DAVID P. STEINER (CHAIRMAN) Marvin R. Ellison Susan Patricia Griffith Shirley Ann Jackson FY21 MEETINGS HELD 6

COMMITTEE FUNCTIONS:

Identifies individuals qualified to become Board members;
Recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders;
Recommends to the Board directors for appointment to Board committees;
Assists the Board in determining director independence, overseeing Board and committee evaluations, and developing and implementing effective corporate governance programs;
Reviews and discusses with management the company’s political activities and the company’s Policy on Political Contributions; and
Reviews and discusses with management the company’s CSR strategies and programs, including the management of sustainability-related risks.

In addition, as discussed above under “— The Board’s Role and Responsibilities — Board Risk Oversight,” each Board committee has responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. Also, the Audit Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process.

The Board of Directors has approved maintaining the committees so that, immediately following the annual meeting, if all of the director nominees are elected, the committee memberships will remain as described above.

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Corporate Governance Matters – Board Processes and Policies

Board Meetings and Meeting Attendance

During fiscal 2021, the Board of Directors held six regular meetings and two special meetings. The average attendance of all directors at Board and committee meetings was 96%. Each director attended at least 75% of the aggregate meetings of the Board and any committees on which he or she served that were held during the periods that he or she served as a director. Our policy on director attendance at meetings can be found in our Corporate Governance Guidelines, which are available under the ESG heading on the Investor Relations page of our website at investors.fedex.com.

Attendance at Annual Meeting of Stockholders

FedEx expects all Board members to attend annual meetings of stockholders. Each then-current member of the Board of Directors attended the 2020 annual meeting of stockholders.

Board Processes and Policies

Director Mandatory Retirement

FedEx’s Corporate Governance Guidelines provide that a non-management director must retire immediately before the annual meeting of FedEx’s stockholders during the calendar year in which he or she attains age 75. Under this policy, a non-management director may not be nominated to a new term if he or she would be age 75 or older at the end of the calendar year in which the election is held. In June 2021, in order to provide the Nominating & Governance Committee and the Board of Directors greater flexibility in director succession planning, the Board of Directors amended the mandatory retirement policy for non-management directors to provide that the Board of Directors, upon the recommendation of the Nominating & Governance Committee, may grant an exception to the mandatory retirement provision for a specific director, with each such exception required to be renewed annually. The Board, upon the recommendation of the Nominating & Governance Committee, approved an exception to the mandatory retirement policy to permit Dr. Jackson to be nominated to serve an additional term as a member of the Board of Directors.

Policy on Poison Pills

The Board of Directors has adopted a policy requiring stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill. (A poison pill is a device used to deter a hostile takeover. Note that FedEx does not currently have, nor have we ever had, a poison pill.) The policy on poison pills is included in FedEx’s Bylaws and Corporate Governance Guidelines.

Policy on Review and Preapproval of Related Person Transactions

The Board of Directors has adopted a Policy on Review and Preapproval of Related Person Transactions, which is included in FedEx’s Corporate Governance Guidelines. The policy requires that all proposed related person transactions (as defined in the policy) and all proposed material changes to existing related person transactions be reviewed and preapproved by the Nominating & Governance Committee. To the extent the related person (as defined in the policy) is a director or immediate family member of a director, the transaction or change must also be reviewed and preapproved by the full Board. The policy provides that a related person transaction or a material change to an existing related person transaction may not be preapproved if it would:

Interfere with the objectivity and independence of any related person’s judgment or conduct in carrying out his or her duties and responsibilities to FedEx;
Not be fair as to FedEx; or
Otherwise be opposed to the best interests of FedEx and its stockholders.

The policy requires the Nominating & Governance Committee to annually (i) review each existing related person transaction that has a remaining term of at least one year or remaining payments of at least $120,000, and (ii) determine, based upon all material facts and circumstances and taking into consideration our contractual obligations, whether it is in the best interests of FedEx and our stockholders to continue, modify, or terminate the transaction or relationship.

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Corporate Governance Matters – Board Processes and Policies

Communications with Directors

Stockholders and other interested parties may communicate directly with the entire Board or any member (including the Lead Independent Director), committee, or group of independent directors of the Board of Directors by writing to: FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed. The Corporate Secretary of FedEx will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group, or committee of the Board of Directors. Board members may at any time review a log of all correspondence received by FedEx that is addressed to Board members and request copies of any such correspondence.

Policy Regulating Trading by Insiders

We have comprehensive and detailed policies (memorialized in the FedEx Securities Manual) that regulate trading by our insiders, including Board members. The Securities Manual includes information regarding quiet periods, explains when transactions in FedEx stock are permitted, and contains a mandatory pre-clearance policy for transactions in FedEx securities by certain insiders, including Board members. The Securities Manual prohibits insiders, including Board members, from trading (or tipping others to trade) in FedEx securities on the basis of “material, non-public information” until the information has been disclosed to the public. The policy explains the principles governing “material, non-public information” and provides examples of the types of events or information that may be considered material. The Securities Manual, including the examples and contextual information contained therein, are reviewed regularly and updated, as applicable.

The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions that are always prohibited, even when permitted by law, in order to further align the interests of our executives and directors with our stockholders’ interests. Specifically, (1) publicly traded (or exchange-traded) options, such as puts, calls, and other derivative securities; (2) short sales, including “sales against the box”; and (3) hedging or monetization transactions designed to limit the financial risk of ownership, including prepaid variable forward contracts, equity swaps, collars, exchange funds, and other similar transactions, are prohibited. The Securities Manual and our Corporate Governance Guidelines also prohibit margin accounts and pledges; however, our Lead Independent Director and General Counsel, acting together, may grant an exception to the prohibition against holding FedEx securities in a margin account or pledging FedEx securities on a case-by-case basis to any member of the Board of Directors or the Chairman of the Board and Chief Executive Officer if he or she clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Stock Ownership Goal for Directors and Senior Officers

In order to encourage significant stock ownership by our directors and senior officers, and to further align their interests with the interests of FedEx’s stockholders, the Board of Directors has established a goal that (a) each non-management director own FedEx shares valued at five times his or her annual retainer fee within five years after joining the Board and (b) within five years after being appointed to his or her position, each member of senior management own FedEx shares valued at the following multiple of his or her annual base salary:

SENIOR MANAGEMENT POSITION	OWNERSHIP GOAL
Chairman of the Board and Chief Executive Officer		6x annual base salary
President and Chief Operating Officer		5x annual base salary
Other FedEx Executive Officers, including the Chief Executive Officers of FedEx Express, FedEx Ground, and FedEx Freight		3x annual base salary
Executive Vice Presidents of FedEx Express, FedEx Ground, FedEx Freight, and FedEx Services		2x annual base salary
Certain Other Senior Officers		1x annual base salary

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. The Board also recommends that each director and senior officer retain shares acquired upon stock option exercises until his or her goal is met. The stock ownership goal is included in FedEx’s Corporate Governance Guidelines. As of August 2, 2021, each director owned sufficient shares to comply with this goal. In addition, each executive officer owned sufficient shares to comply with this goal or was within the five-year period to attain compliance.

36

Corporate Governance Matters – Directors’ Compensation

Directors’ Compensation

Outside Directors’ Compensation

During fiscal 2021 non-management (outside) directors were paid an annual retainer of $132,000. Chairpersons of the Compensation, Nominating & Governance, and Information Technology Oversight Committees were paid an additional annual fee of $15,000. The Audit Committee chairperson was paid an additional annual fee of $25,000. Non-employee directors may elect to receive their annual retainer in all cash, all shares, or 50% in cash and 50% in shares. The number of retainer shares issued is based on the fair market value of FedEx’s common stock on the annual meeting date (the average of the high and low prices of the stock on the New York Stock Exchange (“NYSE”)), with any fractional amounts paid in cash. In addition, each outside director who was elected at FedEx’s 2020 annual meeting received a stock option for 2,590 shares of FedEx common stock.

Frederick W. Smith and Rajesh Subramaniam, the only directors who are also FedEx employees, do not receive any additional compensation for serving as a director.

The Compensation Committee annually reviews director compensation, including, among other things, comparing FedEx’s director compensation practices with those of other companies with annual revenues between $25 billion and $100 billion (this year’s comparison group included 95 companies, which are listed in Appendix A, and was based on proxy statement data provided by a third-party compensation data provider). Before making a recommendation regarding director compensation to the Board, the Compensation Committee considers that the directors’ independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

Retirement Plan for Outside Directors

In July 1997, the Board of Directors of FedEx Express (FedEx’s predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. This plan is unfunded and any benefits under the plan are general, unsecured obligations of FedEx. Once all benefits are paid from the plan, it will be terminated.

Paul S. Walsh is the only director who served on the Board during fiscal 2021 who is entitled to benefits under this plan. Mr. Walsh has not yet received any plan benefits, which will be paid as a single lump-sum distribution on or before the fifteenth business day of the month immediately following the date of Mr. Walsh’s retirement. In the event of Mr. Walsh’s death, his surviving spouse shall be entitled to receive the lump-sum payment. The following table sets forth the amount payable to Mr. Walsh assuming a hypothetical retirement date of June 1, 2021.

NAME	LUMP SUM PAYMENT AMOUNT ($)
P.S. Walsh	71,760	(1)
(1)	Discounted from the age 60 normal retirement date provided for in the plan.

2021 Proxy Statement	37

Corporate Governance Matters – Directors’ Compensation

Fiscal 2021 Director Compensation

The following table sets forth information regarding the compensation of FedEx’s non-employee (outside) directors for the fiscal year ended May 31, 2021:

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS IN LIEU OF CASH RETAINER ($)(2)	OPTION AWARDS ($)(3)(4)(5)	ALL OTHER COMPENSATION ($)	TOTAL ($)
M.R. Ellison	66,041	65,959	170,638	—	302,638
S.P. Griffith	82	131,918	170,638	—	302,638
J.C. Inglis	81,041	65,959	170,638	—	317,638
K.A. Jabal	132,000	—	170,638	—	302,638
S.A. Jackson	132,000	—	170,638	—	302,638
R.B. Martin	157,000	—	170,638	—	327,638
J.C. Ramo	82	131,918	170,638	—	302,638
S.C. Schwab	66,041	65,959	170,638	—	302,638
D.P. Steiner	81,041	65,959	170,638	—	317,638
P.S. Walsh	147,000	—	170,638	—	317,638
(1)

Includes (a) retainer payments and committee chairperson fees (as applicable) and (b) cash paid in lieu of fractional shares issued to Messrs. Ellison, Inglis, Ramo, and Steiner, Ms. Griffith, and Ambassador Schwab in connection with their election to receive shares of FedEx’s common stock in lieu of all or a portion of their retainer fees. See “— Outside Directors’ Compensation” above.

(2)

Mr. Ramo and Ms. Griffith elected to receive 100% of their annual retainer ($132,000) in shares of FedEx’s common stock (562 shares each), and Messrs. Ellison, Inglis, and Steiner and Ambassador Schwab elected to receive 50% of their annual retainer ($66,000) in shares of FedEx’s common stock (281 shares each). The number of shares received was determined by dividing the dollar amount of the retainer to be paid in shares by the fair market value of our common stock on the date of the 2020 annual meeting of stockholders ($234.73) rounded down to the nearest whole share.

(3)

On September 21, 2020, each outside director elected at the 2020 annual meeting received a stock option for 2,590 shares of common stock. The grant date fair value of each such option was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and is set forth in this column. Assumptions used in the calculation of these amounts are included in note 11 to our audited consolidated financial statements for the fiscal year ended May 31, 2021, included in our Annual Report on Form 10-K for fiscal 2021. Stock options granted to the outside directors generally vest fully one year after the grant date.

(4)

Mr. Inglis resigned from the Board on June 21, 2021, following his appointment as the U.S. National Cyber Director. Mr. Inglis’s stock option that was granted in fiscal 2021 was forfeited upon his departure from the Board.

(5)	The following table sets forth the aggregate number of outstanding stock options held by each current or former outside director listed in the above table as of May 31, 2021:

NAME	OPTIONS OUTSTANDING
M.R. Ellison	23,835
S.P. Griffith	12,038
J.C. Inglis(A)	15,690
K.A. Jabal	9,960
S.A. Jackson	5,370
R.B. Martin	32,255
J.C. Ramo	21,300
S.C. Schwab	32,255
D.P. Steiner	27,535
P.S. Walsh	32,255
(A)	The stock option for 2,590 shares granted in fiscal 2021 was forfeited upon Mr. Inglis’s departure from the Board on June 21, 2021.

38

EXECUTIVE COMPENSATION

Proposal 2 Advisory Vote to Approve Named Executive Officer Compensation

We are asking stockholders to approve, on a non-binding basis, the following advisory resolution at the annual meeting:

“RESOLVED, that the compensation paid to FedEx’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This advisory vote is not intended to address any specific element of executive compensation, but instead is intended to address the overall compensation of the named executive officers as disclosed in this proxy statement. Consistent with the results of the 2017 stockholder vote on the frequency of its “say-on-pay” advisory vote, FedEx holds the “say-on-pay” advisory vote annually.

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so. Accordingly, our Board of Directors and Compensation Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. As more fully discussed in the Compensation Discussion and Analysis beginning on page 41:

Annual and long-term incentive payments and stock options continue to represent a significant portion of our executive compensation program. This variable compensation is “at risk” and directly dependent upon the achievement of corporate financial-performance goals or stock price appreciation. The COVID-19 pandemic impacted the timing and mix of certain elements of executive compensation in fiscal 2021, resulting in a mix more heavily weighted to long-term compensation. In fiscal 2021, 92% of the Chairman of the Board and Chief Executive Officer’s target total direct compensation (“TDC”) consisted of variable, at-risk components. With respect to the other named executive officers, 56% to 62% of their fiscal 2021 target TDC consisted of variable, at-risk components.
In response to the COVID-19 pandemic’s destabilizing impact on the global economy and the uncertainty of its effect on FedEx, the base salary of the Chairman of the Board and Chief Executive Officer, at his request, was reduced 91% for the six-month period from April 1, 2020, to September 30, 2020.
FedEx’s fourth fiscal quarter financial performance was severely affected by the COVID-19 pandemic, with earnings significantly lower year over year. In June 2020 (the start of fiscal 2021), we announced that given then-current economic and business uncertainty resulting from the COVID-19 pandemic, there would not be a fiscal 2021 AIC plan for executive officers. The Compensation Committee approved a one-time special restricted stock grant to each of our executive officers, other than our Chairman of the Board and Chief Executive Officer, that approximated 50% of such executive officer’s annual restricted stock grant to motivate and retain our executive officers during this period of economic and business uncertainty. The Compensation Committee also approved a one-time, special stock option grant for each of our Chairman of the Board and Chief Executive Officer and our President and Chief Operating Officer for motivation and retention purposes and to address the unfavorable TDC market position of each of these officers.
In September 2020, the Board of Directors approved a fiscal 2021 AIC plan for our team members, excluding executive officers. Under the fiscal 2021 AIC plan, annual bonus payments were tied to achieving specified levels of fiscal 2021 consolidated operating income. In December 2020 (the start of the third quarter of fiscal 2021), the Board of Directors, based upon the recommendation of the Compensation Committee, approved including FedEx’s executive officers in the fiscal 2021 AIC plan. The decision to include our executive officers in the fiscal 2021 AIC plan was based on our strong financial results for the first half of fiscal 2021, which were due in part to the leadership provided by the executive officers, including their contribution to the successful execution of our strategies during the COVID-19 pandemic. Achievement above the maximum objective for consolidated operating income for fiscal 2021 resulted in maximum payouts under the fiscal 2021 AIC plan. This was the first payout under an AIC plan since the fiscal 2018 AIC plan, which paid below target.
LTI payouts for fiscal 2021 were tied to meeting pre-established aggregate EPS goals over a three-fiscal-year period. While adjusted EPS growth was strong in fiscal 2021, weaker than expected adjusted EPS growth in fiscal 2019 and fiscal 2020 prevented us from achieving the three-year EPS goal required for any payout under the FY19–FY21 LTI plan.

2021 Proxy Statement	39

Executive Compensation

The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates. The exercise price for the fiscal 2021 stock option grant to executive officers was $130.96. The closing price of FedEx common stock on August 2, 2021 was $276.16.
Our stock ownership goal effectively promotes meaningful and significant stock ownership by our executive officers and further aligns their interests with those of our stockholders. As of August 2, 2021, each of our named executive officers exceeded the stock ownership goal.

In the 2020 advisory vote, 91.6% of the voted shares supported the compensation of FedEx’s named executive officers. This represented a significant increase compared to the level of stockholder support received in the 2019 advisory vote, after which time FedEx made significant efforts to engage with stockholders and solicit feedback on our executive compensation program. We believe these efforts contributed, in part, to the strong stockholder support for FedEx’s executive compensation program reflected in the fiscal 2020 advisory vote.

We urge you to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 41 through 80, which provides detailed information on our compensation philosophy, policies, and practices, and the compensation of our named executive officers.

Your Board of Directors recommends that you vote “FOR” this proposal.

Effect of the Proposal

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on FedEx, the Board of Directors, or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any named executive officer and will not overrule any decisions made by the Board of Directors or the Compensation Committee. Because we highly value the opinions of our stockholders, however, the Board of Directors and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote is required to approve this proposal.

40

Executive Compensation – Report of the Compensation Committee of the Board of Directors

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021.

Compensation Committee Members

PAUL S. WALSH	SUSAN PATRICIA GRIFFITH	SHIRLEY ANN JACKSON	SUSAN C. SCHWAB
Chairman

Compensation Discussion and Analysis

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so.

In this section we discuss and analyze the compensation of our principal executive officer, principal financial officer, our three other most highly compensated executive officers, and Alan B. Graf, Jr., our former Executive Vice President and Chief Financial Officer (the “named executive officers”), for the fiscal year ended May 31, 2021. For additional information regarding compensation of the named executive officers, see “— Summary Compensation Table” and other compensation-related tables and disclosure below.

Executive Summary

COVID-19

The COVID-19 pandemic had a profound impact on our industry and our operations throughout fiscal 2021. The disruption of global supply chains and accelerated e-commerce demand drove strong growth in our revenue and operating income. However, we incurred increased operating expenses to support demand for our services in the COVID-19 pandemic environment, including increased wage rates and costs associated with additional personnel, and increased capital costs to continue expansion of our networks to meet increased levels of demand. The safety of our team members, our customers, and the communities in which we operate has been, and continues to be, our top priority. We incurred increased operating expenses of approximately $255 million in fiscal 2021 related to personal protective equipment and medical/safety supplies, as well as additional security and cleaning services, in order to protect our team members and customers during the COVID-19 pandemic.

Impact on Team Members

We recognize the impact that COVID-19 has had on our people, from increased physical health risks, to COVID fatigue and mental health strain. To help our team members through this challenging time, we updated safety protocols and provided additional resources and support, including:

Launching symptom-screening processes, including temperature testing, and implementing free voluntary COVID-19 testing for eligible team members and vendors in more than 40 U.S. cities and various other locations around the globe;
Encouraging our team members to take any signs of illness seriously and seek medical attention as needed, and providing paid leave to those diagnosed with COVID-19 and those quarantined as a COVID-19 close contact;
Equipping team members to work from home where possible during the pandemic;

2021 Proxy Statement	41

Executive Compensation – Compensation Discussion and Analysis

Providing onsite vaccine events at certain FedEx locations and a vaccine locator tool for all team members; and
Increasing outreach regarding benefits, such as our free telemedicine for FedEx health plan participants and 24/7 confidential counseling for all employees and their household members amid this challenging period.

We also enhanced team member compensation in a number of ways across our operating companies, including:

Increased hourly wages and surge pay programs for the hourly workforce;
Special bonuses to front-line leaders; and
Approximately $125 million in special bonuses paid in January 2021 to our front-line operational team members at FedEx Express.

We appreciate each of our team members for continuing to deliver the Purple Promise, and supporting our customers by keeping essential commerce and aid moving during this difficult time. For more information, see “Corporate Governance Matters — The Board’s Role and Responsibilities — Our COVID-19 Response.”

Impact on Fiscal 2021 Executive Compensation

The COVID-19 pandemic impacted the timing and mix of certain elements of executive compensation in fiscal 2021, ultimately resulting in a mix more heavily weighted to long-term compensation. The Compensation Committee did not adjust incentive goals or exclude any pandemic-related expenses when calculating results under any incentive compensation plan for fiscal 2021.

On April 2, 2020, the independent members of the Board, based upon the recommendation of the Compensation Committee and at the request of Mr. Smith in response to the COVID-19 pandemic’s destabilizing impact on the global economy and the uncertainty of its effect on FedEx, approved a 91% reduction in Mr. Smith’s base salary for the six-month period from April 1, 2020 to September 30, 2020.

FedEx’s fourth fiscal quarter financial performance was severely affected by the COVID-19 pandemic, with earnings significantly lower year over year. In June 2020 (the start of fiscal 2021), the Compensation Committee determined that given then-current economic and business uncertainty resulting from the COVID-19 pandemic, there would not be an AIC plan for executive officers for fiscal 2021. In light of the decision at that time to forego an AIC plan for fiscal 2021, the Compensation Committee approved a one-time special restricted stock grant to each of our executive officers, other than our Chairman of the Board and Chief Executive Officer, that approximated 50% of such executive officer’s annual restricted stock grant. The purpose of the grant was to motivate and retain our executive officers during this critical period of economic and business uncertainty. The Compensation Committee also approved a one-time, special stock option grant for each of our Chairman of the Board and Chief Executive Officer and our President and Chief Operating Officer for motivation and retention purposes and to address the unfavorable TDC market position of each of these officers.

In September 2020, based on strong financial results for the first quarter of fiscal 2021, the Board of Directors, upon the recommendation of the Compensation Committee, approved an AIC plan for eligible team members, excluding executive officers. In December 2020 (the start of the third quarter of fiscal 2021), the Board of Directors, upon the recommendation of the Compensation Committee, approved including our executive officers in the fiscal 2021 AIC plan. The decision to include executive officers in the plan was based on FedEx’s strong financial results for the first half of fiscal 2021, which were due in part to the leadership provided by the executive officers, including their contribution to the successful execution of FedEx’s strategies during the COVID-19 pandemic.

Fiscal 2021 Incentive Compensation Highlights

Residential delivery volume growth, reflecting increased e-commerce demand accelerated by the COVID-19 pandemic, yield improvement related to pricing initiatives, and growth in our international priority business as a result of global capacity constraints in the market, drove strong growth in our revenue and operating income in fiscal 2021. As a result, fiscal 2021 consolidated operating income was above the maximum objective under our fiscal 2021 AIC plan. Accordingly, and consistent with our pay-for-performance philosophy, maximum payouts were earned by all participants under the fiscal 2021 AIC plan, including the named executive officers.

Under our LTI plan for FY19–FY21, which was tied to financial performance over a three-year period (fiscal 2019 through fiscal 2021), no payouts were earned in fiscal 2021 by any participants, including our named executive officers. While adjusted EPS growth was strong in fiscal 2021, weaker-than-expected adjusted EPS growth in fiscal 2019 and fiscal 2020 prevented us from achieving the three-year EPS goal required for any payout under the FY19–FY21 LTI plan.

42

Executive Compensation – Compensation Discussion and Analysis

The following table, which details key incentive compensation highlights of the last five fiscal years, demonstrates the pay-for-performance nature of our executive compensation program.

Incentive Compensation Highlights

FY17	FY18	FY19	FY20	FY21

AIC plan paid below target	AIC plan paid below target	No AIC plan payout	No AIC plan payout	AIC plan paid at maximum
FY15–FY17 LTI plan paid at maximum	FY16–FY18 LTI plan paid at maximum	FY17–FY19 LTI plan paid above target	No FY18–FY20 LTI plan payout	No FY19–FY21 LTI plan payout

Philosophy

FedEx is consistently ranked among the world’s most admired and trusted employers and respected brands. Maintaining this reputation and continuing to position FedEx for future success requires high caliber talent to protect and grow the company in support of our mission of producing superior financial returns for our stockholders. We design our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects individual and company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation.

Each of the named executive officers is (or was) a longstanding member of our management, and our Chairman of the Board and Chief Executive Officer, Frederick W. Smith, founded the company and pioneered the express transportation industry almost 50 years ago. As a result, our named executive officers are especially knowledgeable about our business and our industry and thus particularly valuable to the company and our stockholders.

As with tenure, position and level of responsibility are important factors in the compensation of any FedEx employee, including our named executive officers. There are internal salary ranges for each level, and annual target bonus percentages, long-term bonus amounts, and the number of stock options and restricted shares awarded are all closely tied to management level and responsibilities. For instance, our General Counsel and Chief Information Officer have the same salary range and annual target bonus percentages and receive the same long-term bonus and the same number of options and restricted shares in the annual grant.

Our philosophy is to (i) closely align the compensation paid to our executives with the performance of the company on both a short-term and long-term basis and (ii) set performance goals that do not promote excessive risk while supporting the company’s core long-term financial goals, which include:

Increasing EPS by 10% to 15% per year;	Growing profitable revenue;	Achieving a 10%+ operating margin;	Improving cash flow; and	Increasing returns, such as return on invested capital.

Our executive compensation is, in large measure, highly variable and linked to the above goals and the performance of the FedEx stock price over time.

2020 Say-on-Pay Advisory Vote Outcome

Each year, the Compensation Committee carefully considers the results of the most recent advisory vote by stockholders to approve named executive officer compensation. In the 2020 advisory vote, 91.6% of the voted shares supported the compensation of FedEx’s named executive officers, and the Compensation Committee and the Board of Directors interpret this strong level of support as affirmation of the current design, purposes, and direction of FedEx’s executive compensation programs. In its ongoing evaluation of FedEx’s executive compensation programs and practices, the Compensation Committee will continue to consider the results from future stockholder advisory votes to approve named executive officer compensation.

At our 2020 annual meeting of stockholders, our say-on-pay proposal received support from 91.6% of votes cast.

2021 Proxy Statement	43

Executive Compensation – Compensation Discussion and Analysis

Compensation Objectives and Design-Related Features

We design our executive compensation program to further FedEx’s mission of producing superior financial returns for our stockholders by pursuing the following objectives:

HOW PURSUED
OBJECTIVE	GENERALLY	SPECIFICALLY

Retain and attract highly qualified and effective executive officers.	Pay competitively.

Use comparison survey data as a point of reference in evaluating target levels for total direct compensation, which includes both fixed and variable, at-risk components tied to stock price appreciation and short- and long-term financial performance.

Motivate executive officers to contribute to our future success and to build long-term stockholder value and reward them accordingly.	Link a significant part of compensation to FedEx’s financial and stock price performance, especially long-term performance.

Weight executive compensation program in favor of incentive and equity-based compensation elements (rather than base salary), especially long-term incentive cash compensation and equity incentives in the form of stock options and restricted stock.

Further align executive officer and stockholder interests.	Encourage and facilitate long-term stockholder returns and significant ownership of FedEx stock by executives.

Make annual equity-based grants; tie long-term cash compensation to growth in our EPS, which strongly correlates with long-term stock price appreciation; maintain a stock ownership goal for senior officers and encourage each officer to retain shares acquired upon stock option exercises until his or her goal is met.

Commitment to Retain and Attract

FedEx is widely acknowledged as one of the world’s most admired and respected companies, and it is our people — our greatest asset — who have earned FedEx its strong reputation. Because FedEx operates a global enterprise in a highly challenging business environment, we compete for talented management with some of the largest companies in the world — in our industry and in others. Our global recognition and reputation for excellence in management and leadership make our people attractive targets for other companies, and our key employees are aggressively recruited. To prevent loss of our managerial talent, we seek to provide an overall compensation program that is competitive with all types of companies and continues to retain and attract outstanding people to conduct our business. Each element of compensation is intended to fulfill this important obligation.

Market Referencing

Because retention is imperative and tenure and management level are determinative factors, we use external survey data solely as a market reference point to assess the competitiveness of our compensation programs. The target compensation levels of our named executive officers are not designed to correspond to a specific percentile of compensation in those surveys. Instead, our analysis considers multiple market reference points for the analyzed positions, rather than referring to a specific percentile.

For the fiscal 2021 executive compensation review, we considered survey data published by two major consulting firms engaged by the company: Willis Towers Watson and Aon Hewitt. Each consulting firm provided target compensation data for general industry companies (excluding financial services companies), including U.S. and multinational companies, in its respective database with annual revenues between $25 billion and $100 billion. These companies are listed in Appendix B.

44

Executive Compensation – Compensation Discussion and Analysis

General industry companies, including U.S. and multinational companies, is the appropriate comparison category because our executives are recruited by and from businesses outside of FedEx’s industry peer group. Moreover, our industry peer group does not provide a sufficient number of companies that are of a comparable size to FedEx. Using a robust data sample (132 companies for fiscal 2021) mitigates the impact of outliers, year-over-year volatility of compensation levels and the risk of selection bias, and increases the likelihood of comparing with companies with executive officer positions similar to ours. Because the annual revenues of these companies vary significantly, each consulting firm used regression analysis to allow for the inclusion of data from a large number of both larger and smaller companies. The data results provided by each firm were then averaged to arrive at blended market compensation data for general industry executives.

When we evaluate the elements of compensation of our executive officers in light of the referenced survey data, we consider TDC as illustrated below:

Elements of TDC

SHORT-TERM COMPENSATION		LONG-TERM COMPENSATION
Base Salary	AIC	Restricted Stock*	Stock Options	LTI
*	includes related tax payments

TDC includes AIC at target (i.e., assuming achievement of all objectives) and all long-term components at target. Tax payments on restricted stock awards are included in TDC.

Other elements of compensation of the named executive officers (such as perquisites and retirement benefits) are not included in TDC, consistent with our referenced survey information. Accordingly, these other elements are not referenced against survey data, and decisions as to these other elements do not influence decisions as to the elements of compensation that are included in TDC. These other elements of compensation, however, are reviewed and approved by the Compensation Committee.

While we may reference our target executive compensation levels against the survey group of companies, we do not compare our AIC and LTI financial-performance goals against these companies or any other group of companies. Rather, as discussed below, our AIC and LTI financial-performance goals are based upon our internal business objectives which, when set each year, represent aggressive goals. Accordingly, the relationship between our financial performance and the financial performance of the survey companies does not affect the relationship between our executive compensation and the executive compensation of that group in a given year.

Pay for Performance

Our executive compensation program is intended not only to retain and attract highly qualified and effective managers, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and appropriately reward them for doing so. Accordingly, we believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. In particular, AIC payments, LTI payments, and stock options represent a significant portion of our executive compensation program, and this variable compensation is “at risk” and directly dependent upon the achievement of corporate financial-performance goals and stock price appreciation:

Fiscal 2021 AIC payouts for all plan participants, including the named executive officers, were tied to achieving specified levels of consolidated operating income, as well as individual performance objectives as described further below. Achievement above the maximum objective level of consolidated operating income for fiscal 2021 resulted in a maximum payout under the fiscal 2021 AIC plan.
LTI payouts for fiscal 2021 were tied to meeting pre-established aggregate EPS goals over a three-fiscal-year period. While adjusted EPS growth was strong in fiscal 2021, weaker than expected adjusted EPS growth in fiscal 2019 and fiscal 2020 prevented us from achieving the three-year EPS goal required for any payout under the FY19–FY21 LTI plan.
The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.

2021 Proxy Statement	45

Executive Compensation – Compensation Discussion and Analysis

We believe that long-term performance is the most important measure of our success, as we manage FedEx’s operations and business for the long-term benefit of our stockholders. Accordingly, not only is our executive compensation program weighted towards variable, at-risk pay components, but we also emphasize incentives that are dependent upon long-term corporate performance and stock price appreciation. These long-term incentives include LTI cash compensation and equity awards (stock options and restricted stock), which comprise a significant portion of an executive officer’s total compensation. These incentives are designed to motivate and reward our executive officers for achieving long-term corporate financial-performance goals and maximizing long-term stockholder value.

The actual compensation paid out in a given year may vary widely from target levels because compensation earned under the AIC and LTI programs is variable and commensurate with the level of achievement of financial-performance goals. When we fall short of our business objectives, payments under these variable programs decrease correspondingly. Conversely, when we achieve superior results, we reward our executives accordingly under the terms of these programs. As noted above, the fiscal 2021 AIC plan paid out at the maximum level, but there was no payout under the FY19–FY21 LTI plan. In addition, with regard to the stock-option component of TDC, officers realize value from the stock options recognized in the TDC calculation only if the stock price appreciates after the grant date.

The chart below depicts the actual allocation of compensation elements for the named executive officers, at target, for fiscal 2021, including fiscal 2021 AIC and the one-time special equity awards:

Fiscal 2021 Target TDC Components

Align Management and Stockholder Interests

We award stock options and restricted stock to create and maintain a long-term economic stake in the company for the officers, thereby aligning their interests with the interests of our stockholders.

In addition, as discussed above, historically the payout under our LTI program has been dependent solely upon achievement of a pre-established aggregate EPS goal for a three-fiscal-year period. EPS was selected as the financial measure for the LTI plan because growth in our EPS strongly correlates to long-term stock price appreciation.

46

Executive Compensation – Compensation Discussion and Analysis

The following graph illustrates the relationship between FedEx’s EPS growth and stock price appreciation (based on the fiscal year-end stock price and adjusted for stock splits) from 1978 to 2021:

*	Fiscal 2018, 2019, 2020, and 2021 EPS of $16.79, $2.03, $4.90, and $19.45, respectively, are included in the EPS GAAP line. Fiscal 2018, 2019, 2020, and 2021 adjusted EPS of $15.47, $15.14, $7.92, and $16.12, respectively, are included in the adjusted EPS line. As discussed in detail below, the Board of Directors, upon the recommendation of the Compensation Committee, approved certain adjustments to fiscal 2019, 2020, and 2021 EPS for LTI plan purposes in order to ensure that payouts, if any, under the applicable LTI plans more accurately reflect core financial performance. See Appendix C for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

Stock Ownership Goal for Senior Officers

In order to encourage significant stock ownership by FedEx’s senior management, including the named executive officers, and to further align their interests with the interests of our stockholders, the Board of Directors has adopted a stock ownership goal for senior officers, which is included in FedEx’s Corporate Governance Guidelines. With respect to our executive officers, the goal is that within five years after being appointed to his or her position, each officer own FedEx shares valued at the following multiple of his or her annual base salary:

6x for the Chairman of the Board and Chief Executive Officer;
5x for the President and Chief Operating Officer; and
3x for the other executive officers.

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. Until the ownership goal is met, the officer is encouraged to retain “net profit shares” resulting from the exercise of stock options. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed upon the exercise of options. As of August 2, 2021, each named executive officer exceeded the stock ownership goal.

Policy Against Hedging and Pledging Transactions

In addition, we have adopted comprehensive and detailed policies (set forth in the FedEx Securities Manual) that regulate trading by our insiders, including the named executive officers and Board members. The Securities Manual includes information regarding quiet periods and explains when transactions in FedEx stock are permitted.

The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions that are prohibited, even when permitted by law, in order to further align our executives and directors with stockholders. Specifically, company officers, employees, and Board members are prohibited from, directly or indirectly, purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity or other securities of the company, or any of its subsidiaries that were granted as compensation to or that are held, directly or indirectly, by the officer, employee, or Board member, including the following financial instruments and transactions: (1) publicly traded (or exchange-traded) options, such as puts, calls, and other derivative securities; (2) short sales, including “sales against the box”; and (3) hedging or monetization transactions designed to limit the financial risk of ownership, including prepaid variable forward contracts, equity swaps, collars, exchange funds, and other similar transactions. The Securities Manual and our Corporate Governance Guidelines also prohibit margin accounts and pledges; however, our Lead Independent Director and General Counsel, acting together, may grant an exception to the prohibition against holding FedEx securities in a margin account

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or pledging FedEx securities on a case-by-case basis to any member of the Board of Directors or the Chairman of the Board and Chief Executive Officer if he or she clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Based upon this criterion, such an exception has been granted with respect to the shares that are disclosed in this proxy statement as having been pledged as security by Frederick W. Smith, FedEx’s Chairman of the Board and Chief Executive Officer, and Frederick Smith Enterprise Company, Inc. (“Enterprise”). See “Stock Ownership — Directors and Executive Officers.” With respect to the shares pledged by Mr. Smith and Enterprise as of August 2, 2021:

None of the shares pledged were acquired through a FedEx equity compensation plan.
The pledged shares are not used to shift or hedge any economic risk in owning FedEx shares. These shares collateralize loans used to fund outside personal business ventures and prior purchases of FedEx shares. If Mr. Smith had been unable to pledge these shares, he may have been forced to sell the shares in order to obtain the necessary funds.
The pledged shares represent less than 1% of FedEx’s outstanding shares as of August 2, 2021 and therefore, do not present any appreciable risk for investors or the company.
Mr. Smith is FedEx’s founder and one of the company’s largest stockholders, and a substantial portion of his personal net worth is in the form of company stock. Mr. Smith has pledged only 10.5% of his total share ownership. The number of shares pledged by Mr. Smith has decreased by 2,525,000 since last year. Based on the fiscal year-end stock price ($314.81), the value of his pledged shares was approximately $647 million. Additionally, excluding the pledged shares, as of August 2, 2021, Mr. Smith’s stock ownership is 662 times what he is required to hold under the company’s stock ownership goal.
In accordance with our policy, Mr. Smith has established his financial capacity to repay the loan without resorting to the pledged shares. In the unlikely event such a sale was necessary, based on the 30-day average trading volume for FedEx shares as of August 2, 2021, it would take two days for the pledged shares to be sold in the open market. Furthermore, Mr. Smith’s unpledged share ownership is very substantial and would likely be able to prevent any margin call.

As discussed, we have an active stockholder engagement program in which we meet regularly with our largest stockholders. During these discussions, none of our largest stockholders have raised any concerns regarding Mr. Smith’s pledged shares.

No other FedEx executive officer or Board member currently holds FedEx securities that are pledged pursuant to a margin account, loan, or otherwise.

Clawback Policy

In March 2019, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the FedEx Corporation Policy on Recoupment of Incentive Compensation, or clawback policy, which is available under the ESG heading below “Governance Policies” on the Investor Relations page of our website at investors.fedex.com. Under the policy, the company’s current or former Section 16 officers may have their cash or equity-based incentive compensation awards that are based on a company financial reporting measure recouped if a triggering event occurs. A triggering event arises under the policy when: (i) there is a restatement of the company’s financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws, (ii) the officer engaged in fraud or intentional misconduct that resulted in the need for the restatement, and (iii) a lower payment or award would have been made or granted based upon the restated financial results. The Board of Directors, taking into account the Compensation Committee’s recommendation, has enforcement discretion under the policy. The policy is applicable to incentive compensation awards granted on or after March 11, 2019, the date of the policy’s adoption.

Role of the Compensation Committee, its Compensation Consultant, and the Chairman of the Board and Chief Executive Officer

Our Board of Directors is responsible for the compensation of our executive management. The purpose of the Board’s Compensation Committee, which is composed solely of independent directors, is to help discharge this responsibility by, among other things:

Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;
Reviewing and discussing with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create risks for the company;
Reviewing and approving all company goals and objectives (both financial and non-financial) relevant to the compensation of the Chairman of the Board and Chief Executive Officer;

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Evaluating, together with the other independent directors, the performance of the Chairman of the Board and Chief Executive Officer in light of these goals and objectives and the quality and effectiveness of his leadership;
Recommending to the Board for approval by the independent directors each element of the compensation of the Chairman of the Board and Chief Executive Officer;
Reviewing the performance evaluations of all other members of executive management (the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer are responsible for the performance evaluations of the non-CEO executive officers who report to them);
Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management;
Granting awards under our equity compensation plans and overseeing the administration of all such plans; and
Reviewing the costs and structure of our key employee benefit and fringe-benefit plans and programs.

The Compensation Committee may form and delegate authority to any subcommittee as it deems appropriate or advisable in accordance with the terms of its written charter. To date, however, the Committee has not formed or delegated authority to any subcommittee.

In furtherance of the Compensation Committee’s responsibility, the Committee has engaged Steven Hall & Partners (the “consultant”) to assist the Committee in evaluating FedEx’s executive compensation, including during fiscal 2021. In connection with this engagement, the consultant reports directly and exclusively to the Committee. The consultant participates in Committee meetings, reviews Committee materials, and provides advice to the Committee upon its request. For example, the consultant: updates the Committee on trends and issues in executive compensation and comments on the competitiveness and reasonableness of FedEx’s executive compensation program; assists the Committee in the development and review of FedEx’s AIC and LTI programs, including commenting on performance measures and the goal-setting process; and reviews and provides advice to the Committee for its consideration in reviewing compensation-related proxy statement disclosure, including this Compensation Discussion and Analysis, and on any new equity compensation plans or plan amendments proposed for adoption.

Other than services provided to the Compensation Committee, the consultant does not perform any services for FedEx. Additionally, the consultant has robust policies and procedures in place to prevent conflicts of interest; the fees received by the consultant from FedEx in the consultant’s most recently completed fiscal year represented less than 5% of the consultant’s revenues; neither the consultant nor any adviser of the consultant had a business or personal relationship with any member of the Compensation Committee or any executive officer of FedEx during fiscal 2021; and no adviser of the consultant directly owns, or directly owned during fiscal 2021, any FedEx stock. Accordingly, the Compensation Committee has determined the consultant to be independent from the company and that no conflicts of interest exist related to the consultant’s services provided to the Committee. Compensation Committee preapproval is required for any services to be provided to the company by the Committee’s independent compensation consultant. This ensures that the consultant maintains the highest level of independence from the company, in both appearance and fact.

The Chairman of the Board and Chief Executive Officer, who attends most meetings of the Compensation Committee by invitation of the Committee’s chairman, assists the Committee in determining the compensation of all other executive officers by, among other things:

Approving any annual merit increases to the base salaries of the executive officers who report to him within limits established by the Committee;
Approving, as needed, any special base salary adjustments designed to maintain market competitiveness, within limits established by the Committee;
Establishing annual individual performance objectives for the executive officers who report to him and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and
Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer, as applicable.

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Compensation Elements and Fiscal 2021 Amounts

Base Salary

Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract these highly marketable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) at least annually to reflect, among other things, economic conditions, base salaries of the officers relative to one another, and the internal salary ranges for the officer’s level.

As discussed above, on April 2, 2020, the independent members of the Board of Directors, based upon the recommendation of the Compensation Committee and at the request of Mr. Smith in response to the COVID-19 pandemic’s destabilizing impact on the global economy, approved a 91% reduction in Mr. Smith’s base salary for the six-month period from April 1, 2020 to September 30, 2020. As a result, Mr. Smith’s base salary was reduced from $115,402 per month to $10,728 per month for this six-month period, resulting in net pay of $1 per pay period after tax withholding and other deductions.

Effective October 1, 2020, the annual base salary for each named executive officer (other than Mr. Smith) was increased by 2%. Mr. Smith did not receive a base salary increase, but his salary reset to the same level in effect prior to the April 2020 reduction in salary described above. As a result, the base salaries of FedEx’s named executive officers effective as of October 1, 2020 were as follows:

NAME	ANNUAL BASE SALARY ($)
F.W. Smith	1,384,820
M.C. Lenz	637,500
R. Subramaniam	994,165
D.F. Colleran	895,872
R.B. Carter	893,412
A.B. Graf, Jr.(1)	1,162,859
(1)	Mr. Graf, who retired effective December 31, 2020, no longer receives an annual base salary from FedEx.

Effective June 1, 2021, the base salaries for Messrs. Subramaniam and Lenz were increased by 10% (to $1,093,581) and 15% (to $733,125), respectively, in connection with our annual executive compensation review.

In July 2021, the independent members of the Board of Directors, upon the recommendation of the Compensation Committee, approved a 3% increase in Mr. Smith’s base salary effective as of October 1, 2021. As a result, Mr. Smith’s base salary effective as of October 1, 2021 will be $1,426,365.

Cash Payments Under AIC Program

The primary objective of our AIC program is to motivate our people to achieve our annual financial goals and other business objectives and reward them accordingly. The program generally provides an annual cash bonus opportunity to many of our salaried employees on an enterprise-wide basis, including the named executive officers, at the conclusion of each fiscal year. The payout opportunity is based upon the achievement of financial-performance objectives that apply equally to all plan participants, as well as individual performance objectives as described below.

Target AIC payouts are established as a percentage of the executive officer’s base salary actually paid during the fiscal year. Payouts above target levels are based exclusively upon the company’s financial performance (except with respect to the Chairman of the Board and Chief Executive Officer as discussed below). Accordingly, the executive officer receives above-target payouts only if the company exceeds the AIC target objective for annual financial performance.

AIC objectives for company annual financial performance have historically been based upon our business plan for the fiscal year, which is reviewed and approved by the Board of Directors and which reflects, among other things, the risks and opportunities identified in connection with our enterprise risk management process. Consistent with our long-term focus and in order to discourage unnecessary and excessive risk-taking, the AIC program has historically measured performance against our business plan, rather than a fixed growth rate or an average of growth rates from prior years, to account for short-term economic and competitive conditions and anticipated strategic investments that may have adverse short-term profit implications. We have historically addressed year-over-year improvement targets through our LTI plans, as discussed below.

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Fiscal 2021 AIC Plan Design

FedEx’s fourth fiscal quarter financial performance was severely affected by the COVID-19 pandemic, with earnings significantly lower year over year. In June 2020 (the start of fiscal 2021), we announced that given then-current economic and business uncertainty resulting from the COVID-19 pandemic, there would not be an AIC plan for executive officers for fiscal 2021. In September 2020, based on strong financial results for the first quarter of fiscal 2021, the Board of Directors, upon the recommendation of the Compensation Committee, approved an annual incentive plan for our employees, excluding executive officers. On December 14, 2020, the Board of Directors, upon the recommendation of the Compensation Committee, approved including our executive officers in the fiscal 2021 AIC plan. The decision to include executive officers in the plan was based on FedEx’s strong financial results for the first half of fiscal 2021, which were due in part to the leadership provided by the executive officers, including their contribution to the successful execution of FedEx’s strategies during the COVID-19 pandemic.

As adopted in September 2020, in order to continue motivating management to improve the company’s overall financial performance, the performance measure selected for all participants in the fiscal 2021 AIC program was consolidated operating income. The threshold, target, and maximum financial-performance objectives under the fiscal 2021 AIC plan were specified levels of fiscal 2021 consolidated operating income and were not based on a business plan objective for the fiscal year, given the forecasting difficulties caused by the COVID-19 pandemic. Under the plan, achievement of actual consolidated operating income performance that exceeded the fiscal 2021 target objective for consolidated operating income under the fiscal 2021 AIC plan would result in an above-target payout opportunity, up to the maximum payout amount. The maximum payout opportunity under the plan for each executive officer is 150% of the target amount compared to a maximum payout opportunity of 200% under AIC plans for previous fiscal years.

However, the actual payout for plan participants, including the non-CEO named executive officers, depended on the achievement level of their respective individual performance objectives. The AIC payout amount for Mr. Smith was not based on individual performance objectives but could be adjusted by the independent Board members based on their annual evaluation of his performance.

The target AIC payout for Mr. Smith, as determined and approved by the independent members of the Board of Directors upon the recommendation of the Compensation Committee, was based upon the salary Mr. Smith would have received for fiscal 2021 without giving effect to the temporary reduction in Mr. Smith’s salary for the first four months of fiscal 2021 that was approved in late fiscal 2020 in light of the business and economic uncertainties at the outset of the COVID-19 pandemic.

The fiscal 2021 AIC target payouts for the named executive officers, as a percentage of their respective base salary actually paid during fiscal 2021 (with respect to Mr. Smith, without giving effect to his temporary salary decrease), were as follows:

NAME	TARGET PAYOUT (AS A PERCENTAGE OF BASE SALARY)(1)
F.W. Smith	165%
M.C. Lenz	120%
R. Subramaniam	140%
D.F. Colleran	120%
R.B. Carter	120%
A.B. Graf, Jr.(2)	120%
(1)	The maximum fiscal 2021 AIC payout opportunity for each named executive officer was 150% of his target bonus (with respect to Mr. Smith, without giving effect to his temporary salary decrease).
(2)	Mr. Graf, who retired effective December 31, 2020, received a prorated 2021 AIC payout based on the portion of fiscal 2021 during which he was employed.

Chairman of the Board and Chief Executive Officer

Mr. Smith’s fiscal 2021 AIC payout opportunity was based on the achievement of specified levels of consolidated operating income, as described above. Mr. Smith’s minimum AIC payout opportunity was zero, as a result of the threshold financial-performance objective and the independent directors’ ability to adjust his bonus amount downward based on his annual performance evaluation, as described below.

Mr. Smith’s target AIC payout is set as a percentage of his base salary, and his maximum AIC payout is set as a multiple of the target payout (in each case, without giving effect to his temporary salary decrease). The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, approved these percentages. The actual AIC payout ranges on a sliding scale based upon the performance of the company against our company financial-performance goals.

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In addition, the independent members of the Board of Directors, upon the recommendation of the Compensation Committee, may adjust this amount upward or downward, or may determine that no AIC payout is justified, based on their annual evaluation of Mr. Smith’s performance. When performing this evaluation, the Compensation Committee and the independent Board members consider many factors, including the quality and effectiveness of Mr. Smith’s leadership, the execution of key strategic initiatives, and the following corporate performance measures:

FedEx’s stock price performance relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Transportation Average, the Dow Jones Industrial Average, and competitors;
FedEx’s stock price to earnings (P/E) ratio relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Industrial Average, and competitors;
FedEx’s market capitalization;
FedEx’s revenue growth and operating income growth (excluding certain items) relative to competitors;
FedEx’s free cash flow (excluding business acquisitions), return on invested capital (excluding certain items), and weighted average cost of capital;
Analyst coverage and ratings for FedEx’s stock;
FedEx’s U.S. and international revenue market share;
FedEx’s reputation rankings by various publications and surveys; and
FedEx’s achievement of corporate objectives for financial performance under the AIC program.

None of these factors is given any particular weight in determining whether to adjust Mr. Smith’s bonus amount.

Non-CEO Named Executive Officers

The fiscal 2021 AIC payout opportunity for each of the non-CEO named executive officers was based on the achievement of specified levels for consolidated operating income, as described above. The minimum AIC payout opportunity for each of the non-CEO named executive officers was zero, as a result of the threshold financial-performance objective and the ability of Mr. Smith or Mr. Subramaniam, as applicable, to adjust the officer’s bonus amount downward based on his achievement of individual performance objectives, as described below.

The target AIC payout for each non-CEO named executive officer is set as a percentage of the executive’s base salary, and the maximum AIC payout is set as a multiple of the target payout. The actual AIC payout ranges on a sliding scale based upon the performance of the individual and the company against the objectives.

Mr. Smith or Mr. Subramaniam may adjust the applicable officer’s bonus amount based on the achievement of individual performance objectives established at the beginning of the fiscal year. Individual performance objectives for the non-CEO named executive officers vary by management level and by operating segment and include (but are not limited to):

Provide leadership to support the achievement of financial goals;
Guide and support key strategic initiatives;
Enhance the FedEx customer experience and meet goals related to internal metrics that measure customer satisfaction and service quality;
Recruit and develop executive talent and ensure successors exist for all management positions;
Guide continued improvement in safety and security across all FedEx operations;
Promote the People-Service-Profit culture and Purple Promise commitment throughout the company;
Implement and document good faith efforts designed to ensure inclusion of females and minorities in the pool of qualified applicants for open positions and promotional opportunities, and otherwise promote FedEx’s commitment to diversity, equity, tolerance, and inclusion in the workplace; and
Maintain the highest standards of corporate governance including continued focus on compliance activities, appropriate CSR activities, and enhancement of the FedEx worldwide brand and reputation.

Individual performance objectives are designed to further the company’s business objectives. Achievement of individual performance objectives is generally within each officer’s control or scope of responsibility, and the objectives are intended to be achieved with an appropriate level of effort and effective leadership by the officer. The achievement level of each non-CEO named executive officer’s individual performance objectives is based on Mr. Smith’s or Mr. Subramaniam’s evaluation (as applicable) at the conclusion of the fiscal year, which is also reviewed by the Compensation Committee.

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Fiscal 2021 AIC Performance and Payouts

Fiscal 2021 actual consolidated operating income was above the maximum objective for consolidated operating income under the company’s fiscal 2021 AIC plan. The following table presents the threshold, target, and maximum objectives for consolidated operating income under our fiscal 2021 AIC program, and our actual consolidated operating income for fiscal 2021 (in millions):

COMPANY PERFORMANCE MEASURE	THRESHOLD	TARGET	MAXIMUM	ACTUAL
Consolidated Operating Income	$3,262	$5,145	$5,788	$5,857

As described above, actual consolidated operating income for fiscal 2021 exceeded the maximum objective under the fiscal 2021 AIC plan, resulting in maximum payouts under the fiscal 2021 AIC plan to each of the named executive officers (subject to any downward adjustment based on the achievement level of individual performance objectives of each officer other than Mr. Smith). The following table sets forth the actual AIC payout for each named executive officer as compared to his target AIC payout:

NAME	TARGET AIC PAYOUT ($)	ACTUAL AIC PAYOUT ($)
F.W. Smith	2,284,953	3,427,430
M.C. Lenz	760,000	1,083,000
R. Subramaniam	1,382,734	1,991,136
D.F. Colleran	1,068,020	1,553,969
R.B. Carter	1,065,088	1,565,678
A.B. Graf, Jr.	810,167	1,215,250

Fiscal 2022 AIC Plan Design

In order to continue motivating management to achieve strong financial performance, the performance measure for all participants in the fiscal 2022 AIC program is adjusted consolidated operating income. In order to ensure that payouts under the fiscal 2022 AIC plan accurately reflect the company’s core financial performance, the Board of Directors, upon the recommendation of the Compensation Committee, approved excluding the impact of fiscal 2022 costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe that was announced in January 2021 from fiscal 2022 consolidated operating income for purposes of the plan. The Board of Directors determined it was appropriate to minimize the impact of business realignment activities for all plan participants. However, fiscal 2022 TNT Express integration expenses are not excluded for purposes of the fiscal 2022 AIC plan.

The adjusted consolidated operating income target objective under the fiscal 2022 AIC plan is equal to the fiscal 2022 business plan objective for adjusted consolidated operating income due to the inherent risk and uncertainty in the business plan in the current economic environment. The target objective under the fiscal 2022 AIC plan requires significant year-over-year growth in adjusted consolidated operating income to achieve a target or above-target payout. Actual adjusted consolidated operating income performance that exceeds the fiscal 2022 target objective for adjusted consolidated operating income under the AIC plan will result in an above-target payout opportunity, up to the maximum payout amount. The maximum payout opportunity under the plan is 200% of the target amount. However, the actual payout for plan participants, including the non-CEO named executive officers, depends on the achievement level of their respective individual performance objectives. The AIC payout amount for the Chairman and CEO is not based on individual performance objectives, but may be adjusted by the independent Board members based on their annual evaluation of his performance, as described above.

The fiscal 2022 AIC payout opportunity for each of the named executive officers will be based on the achievement of corporate objectives for adjusted consolidated operating income, as described above. The minimum payout opportunity under the plan for Mr. Smith will be zero, as a result of the threshold financial-performance objective and the independent directors’ ability to adjust Mr. Smith’s bonus amount downward based on his annual performance evaluation, as described above. The minimum payout opportunity for each non-CEO named executive officer also will be zero, as a result of the threshold financial-performance objective and Mr. Smith’s ability (with respect to Messrs. Lenz, Subramaniam, and Carter) and Mr. Subramaniam’s ability (with respect to Mr. Colleran) to adjust each applicable officer’s payout amount downward based on his achievement of individual performance objectives established at the beginning of the fiscal year. In other words, the fiscal 2022 AIC plan does not have a funding floor for the named executive officers. Mr. Smith or Mr. Subramaniam, as applicable, will determine the achievement level of the officer’s individual objectives at the conclusion of fiscal 2022.

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The fiscal 2022 AIC target payouts for the named executive officers (other than Mr. Graf, who retired before the beginning of fiscal 2022), as a percentage of their respective base salary actually paid during fiscal 2022, are as follows:

NAME	TARGET PAYOUT (AS A PERCENTAGE OF BASE SALARY)
F.W. Smith	165%
M.C. Lenz	120%
R. Subramaniam	140%
D.F. Colleran	120%
R.B. Carter	120%

The maximum fiscal 2022 AIC payout opportunity for each named executive officer will be 200% of his target bonus.

Cash Payments Under LTI Program

The primary objective of our LTI program is to motivate management to contribute to our future success and to build long-term stockholder value and reward them accordingly. The program provides a long-term cash payment opportunity to members of management, including the named executive officers, based upon achievement of long-term objectives for financial performance. For all active LTI plans approved prior to fiscal 2021 (the FY19–FY21 and FY20–FY22 LTI plans ), the sole metric was achievement of EPS goals for the preceding three-fiscal-year period. The LTI plan design provides for payouts that correspond to specific EPS goals established by the Board of Directors. The EPS goals represent total growth in EPS (over a base year) for the three-year term of the LTI plan. The following chart illustrates the relationship between EPS growth and payout:

LTI PAYOUT OPPORTUNITY (as a percentage of target)

As illustrated by the above chart, the FY19–FY21 and FY20–FY22 LTI plans provide for:

No LTI payment unless the three-year average annual EPS growth rate is at least 5%;
Target payouts if the three-year average annual EPS growth rate is 12.5%;
Above-target payout if the growth rate is above 12.5%, up to a maximum amount (equal to 150% of the target payout) if the growth rate is 15% or higher; and
Below-target payout if the growth rate is below 12.5%, down to a threshold amount (equal to 25% of the target payout) if the growth rate is 5%.

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Mark-to-Market Retirement Plan Accounting and Other Adjustments to EPS for LTI Plan Purposes

The Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2019, 2020, and 2021 EPS for purposes of FedEx’s FY19–FY21, FY20–FY22, and FY21–FY23 LTI plans, and for establishing the base-year EPS for the FY20–FY22, FY21–FY23, and FY22–FY24 LTI plans, as applicable. The Board determined that, by excluding each of these items, payouts, if any, under the LTI plans will more accurately reflect FedEx’s core financial performance in fiscal 2019, 2020, and 2021, as applicable. More specifically, the mark-to-market retirement plan accounting adjustments (“MTM Adjustments”), which reflect year-end and other adjustments to the valuation of the company’s defined benefit pension and other postretirement plans, can vary dramatically from year-to-year, as they are significantly impacted by changes in interest rates and the financial markets. As a result, the Board previously determined that MTM Adjustments will be excluded from EPS calculations under all LTI plans. Additionally, the company has incurred and expects to incur significant expenses through fiscal 2022 in connection with the integration of TNT Express. The Board approved the exclusion of TNT Express integration expenses from fiscal 2019 and 2020 EPS for purposes of determining payouts under the FY19–FY21 and FY20–FY22 LTI plans and for establishing the baseline EPS for the FY21–FY23 LTI plan because the company generally would not incur such expenses as part of its continuing operations. The Board also approved the exclusion from fiscal 2019 EPS of the revision to the provisional benefit from the remeasurement of the company’s net U.S. deferred tax liability as of the date of the enactment of the Tax Cuts and Jobs Act of 2017 (“TCJA”) for the applicable LTI plans, because the provisional benefit resulted from the non-recurring impact of a significant change in the U.S. federal statutory income tax rate due to the enactment of the TCJA on the company’s overall deferred tax position, which accumulated over many reporting periods prior to enactment. The Board approved the exclusion of each of the other adjustments described below from fiscal 2019 EPS for the applicable LTI plans because they are unrelated to the company’s core financial performance.

The EPS impact of each adjustment for the applicable fiscal year is set forth in the narrative below. The table following the narrative sets forth the adjusted EPS measures for the 2019, 2020, and 2021 fiscal years that are used for each applicable LTI plan, as compared against the corresponding GAAP EPS measures. A full reconciliation showing the individual adjustments to the GAAP EPS measure for the applicable fiscal year, as compared against the non-GAAP EPS measure used for each applicable LTI plan, is set forth in Appendix C.

Fiscal 2019 GAAP EPS was adjusted for purposes of the applicable plans to exclude: (i) MTM Adjustments ($11.22 per diluted share); (ii) fiscal 2019 TNT Express integration expenses ($1.18 per diluted share); (iii) costs related to business realignment activities, including the company’s U.S.-based voluntary employee buyout program ($0.91 per diluted share); (iv) costs related to FedEx Ground’s settlement of pending lawsuits with the City and State of New York arising from FedEx Ground’s alleged shipments of cigarettes to New York residents ($0.16 per diluted share); (v) the revision of the provisional benefit associated with the remeasurement of the company’s net U.S. deferred tax liability following the passage of the TCJA ($0.02 per diluted share); and (vi) the reversal of certain charges accrued in connection with U.S. Customs and Border Protection matters involving FedEx Logistics that have been fully resolved (no impact per diluted share).

Fiscal 2020 GAAP EPS was adjusted for purposes of the applicable plans to exclude: (i) MTM Adjustments ($2.22 per diluted share); and (ii) fiscal 2020 TNT Express integration expenses ($0.80 per diluted share).

Fiscal 2021 GAAP EPS was adjusted for purposes of the applicable plans to exclude MTM Adjustments ($(3.33) per diluted share).

The table below sets forth the adjusted EPS for the 2019, 2020, and 2021 fiscal years that are used for each applicable LTI plan, as compared against the reported GAAP EPS. See Appendix C for a reconciliation of the applicable non-GAAP EPS measure to the corresponding GAAP EPS measure.

	2019 EPS			2020 EPS			2021 EPS
LTI PLAN	GAAP EPS	ADJUSTED EPS		GAAP EPS	ADJUSTED EPS		GAAP EPS	ADJUSTED EPS
FY19–FY21	$2.03	$15.14	(1)	$4.90	$7.92		$19.45	$16.12
FY20–FY22	$2.03	$15.52	(2)	$4.90	$7.92		$19.45	$16.12
FY21–FY23	n/a	n/a		$4.90	$7.92	(2)	$19.45	$16.12
FY22–FY24	n/a	n/a		n/a	n/a		$19.45	$16.12	(2)
(1)

As described in more detail below, adjusted fiscal 2019 EPS of $15.52 was further adjusted to $15.14 for the applicable LTI plan to account for the effect of stock repurchases in excess of that which offset dilution from equity awards.

(2)	This is the base-year EPS for the applicable LTI plan.

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Executive Compensation – Compensation Discussion and Analysis

Stock Repurchase Program-Related Adjustments to EPS for LTI Plan Purposes

During fiscal 2019, the company repurchased 6.6 million shares as part of our stock repurchase program. Because the positive impact on EPS resulting from these stock repurchases did not reflect core business performance, the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of the fiscal 2019 stock repurchase impact in excess of that which offset dilution from equity awards ($(0.38) per diluted share) from fiscal 2019 EPS for purposes of the FY19–FY21 LTI plan. The company repurchased 20,000 shares under the stock repurchase program in fiscal 2020, which had no impact on adjusted fiscal 2020 EPS. No shares were repurchased in fiscal 2021.

As a result, adjusted fiscal 2019 EPS of $15.14, rather than adjusted fiscal 2019 EPS of $15.52 (as set forth in the table above), is being used for purposes of the FY19–FY21 LTI plan. See Appendix C for a reconciliation of the applicable non-GAAP EPS measure to the corresponding GAAP EPS measure.

Fiscal 2021 LTI Performance and Payouts

For the FY19–FY21 LTI plan, the base-year number over which the three-year average annual EPS growth rate goals are measured is $15.47. For purposes of establishing the base-year EPS for the FY19–FY21 LTI plan, fiscal 2018 GAAP EPS of $16.79 was adjusted to exclude: (i) MTM Adjustments ($(0.03) per diluted share); (ii) fiscal 2018 TNT Express integration expenses ($1.36 per diluted share); (iii) goodwill and other asset impairment charges at FedEx Supply Chain ($1.39 per diluted share); (iv) the cost of accelerated 2018 annual pay increases for certain hourly team members to April 2018 from October 2018, following the passage of the TCJA ($0.16 per diluted share); (v) expenses in connection with certain U.S. Customs and Border Protection matters involving FedEx Logistics ($0.02 per diluted share); and (vi) the provisional benefit from the remeasurement of the company’s net U.S. deferred tax liability following the passage of the TCJA ($(4.22) per diluted share). The Board of Directors, upon the recommendation of the Compensation Committee, determined that, by excluding these items, any payouts under the FY19–FY21 LTI plan would more accurately reflect FedEx’s core financial performance. See Appendix C for a reconciliation of the fiscal 2018 GAAP EPS to the non-GAAP EPS used for purposes of the FY19–FY21 LTI plan.

The following table presents the aggregate EPS threshold (minimum), target, and maximum under our FY19–FY21 LTI plan, which was established by the Board of Directors in June 2018, and our actual adjusted aggregate EPS under the plan for the three-fiscal-year period ended May 31, 2021:

PERFORMANCE MEASURE	THRESHOLD	TARGET	MAXIMUM	ACTUAL
FY19–FY21 Aggregate Adjusted EPS	$51.19	$59.01	$61.78	$39.18	*
*

The actual aggregate adjusted EPS consists of $15.14 for fiscal 2019 (which excludes the $0.38 impact of stock repurchases in excess of that which offset dilution from equity awards as discussed above), $7.92 for fiscal 2020, and $16.12 for fiscal 2021. See Appendix C for a reconciliation of the applicable non-GAAP EPS measure to the corresponding GAAP EPS measure.

Based upon this below-threshold performance, no payouts were made to the named executive officers under the FY19–FY21 LTI plan. The following table shows the threshold, target, and maximum payout opportunities under the FY19–FY21 LTI plan and the actual payout:

NAME	THRESHOLD LTI PAYOUT ($)	TARGET LTI PAYOUT ($)	MAXIMUM LTI PAYOUT ($)	ACTUAL LTI PAYOUT ($)
F.W. Smith	1,150,000	4,600,000	6,900,000	0
M.C. Lenz	169,583	678,333	1,017,500	0
R. Subramaniam	433,333	1,733,333	2,600,000	0
D.F. Colleran	379,167	1,516,667	2,275,000	0
R.B. Carter	343,750	1,375,000	2,062,500	0
A.B. Graf, Jr.(1)	296,003	1,184,012	1,776,018	0
(1)	Mr. Graf, who retired effective December 31, 2020, was eligible to receive a prorated payout based on the portion of the three-year period during which he was employed.

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Future LTI Payout Opportunities

FY20–FY22 LTI Plan

In June 2019, the Board of Directors established an LTI plan for the three-fiscal-year period 2020 through 2022 providing a cash payment opportunity upon the conclusion of fiscal 2022 if certain EPS goals are achieved with respect to that period. The base-year EPS over which the three-year average annual EPS growth rate goals will be measured for the FY20–FY22 LTI plan is $15.52 (as discussed above).

As described above, adjusted fiscal 2020 EPS of $7.92 and adjusted fiscal 2021 EPS of $16.12 are being used for purposes of the FY20–FY22 LTI plan. The following table presents the aggregate EPS threshold, target, and maximum under the FY20–FY22 LTI plan and our progress toward this goal as of May 31, 2021:

PERFORMANCE PERIOD	AGGREGATE EPS THRESHOLD	AGGREGATE EPS TARGET	AGGREGATE EPS MAXIMUM	ACTUAL AGGREGATE ADJUSTED EPS AS OF MAY 31, 2021*
FY20–FY22	$51.40	$59.20	$61.99	$24.04
*	See Appendix C for a reconciliation of the applicable non-GAAP measure to the corresponding GAAP measure.

FY21–FY23 and FY22–FY24 LTI Plans

In June 2020, based on feedback obtained through the stockholder engagement process, the Board of Directors, upon the recommendation of the Compensation Committee, adopted a new LTI plan design beginning with the three-fiscal-year period 2021 through 2023. The FY21–FY23 and FY22–FY24 LTI plans include two financial performance metrics: (1) an aggregate EPS goal for the three-fiscal-year period, weighted at 75% of the total payout opportunity; and (2) a component based on total capital expenditures as a percentage of total revenue over the three-fiscal-year period (“CapEx/Revenue”), weighted at 25% of the total payout opportunity.

EPS

As discussed above, prior to the FY21–FY23 LTI plan, EPS was the sole metric for our LTI plans. The Compensation Committee and Board of Directors determined that EPS was still an appropriate financial metric for the FY21–FY23 and FY22–FY24 LTI plans given that growth in EPS strongly correlates to long-term stock price appreciation. The EPS performance goals under the FY21–FY23 and FY22–FY24 LTI plans are consistent with the EPS goals in our current LTI plans:

No payment under the EPS component unless the three-year average annual EPS growth rate is at least 5%;
Target payout under the EPS component if the three-year average annual EPS growth rate is 12.5%;
Above-target payout if the growth rate is above 12.5%, up to a maximum amount (equal to 150% of the target payout) if the growth rate is 15% or higher; and
Below-target payout if the growth rate is below 12.5%, down to a threshold amount (equal to 25% of the target payout) if the growth rate is 5%.

The baseline EPS for the FY21–FY23 LTI plan is $7.92, which is final fiscal 2020 GAAP EPS ($4.90) adjusted to exclude (i) the fiscal 2020 MTM Adjustments ($2.22 per diluted share) and (ii) fiscal 2020 TNT Express integration expenses ($0.80 per diluted share). The baseline EPS for the FY22–FY24 LTI plan is $16.12, which is final fiscal 2021 GAAP EPS ($19.45) adjusted to exclude the fiscal 2021 MTM Adjustments ($(3.33) per diluted share). For purposes of determining payouts under the FY21–FY23 and FY22–FY24 LTI plans, EPS for fiscal years 2022, 2023, and 2024 will exclude the MTM Adjustments for such fiscal year. Additionally, the Board of Directors, upon the recommendation of the Compensation Committee, approved excluding the impact of fiscal 2022 costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe that was announced in January 2021 from fiscal 2022 EPS for purposes of the FY22–FY24 LTI plan.

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Executive Compensation – Compensation Discussion and Analysis

As described above, adjusted fiscal 2021 EPS of $16.12 is being used for purposes of the FY21–FY23 LTI plan.

The following table presents the aggregate EPS thresholds, targets, and maximums under the EPS component of the FY21–FY23 and FY22–FY24 LTI plans and our progress toward the FY21–FY23 and FY22–FY24 LTI plan goals:

PERFORMANCE MEASURE	THRESHOLD	TARGET	MAXIMUM	ACTUAL AGGREGATE ADJUSTED EPS AS OF MAY 31, 2021*
FY21–FY23 Aggregate Adjusted EPS	$26.24	$30.20	$31.64	$16.12
FY22–FY24 Aggregate Adjusted EPS	$53.44	$61.57	$64.44	N/A
*	See Appendix C for a reconciliation of the applicable non-GAAP measure to the corresponding GAAP measure.

CapEx/Revenue

The second metric, CapEx/Revenue, was chosen to incent management to further optimize capital deployment and efficiency over each three-fiscal-year period. The Compensation Committee and the Board of Directors chose CapEx/Revenue as the additional financial metric to use in combination with the historical EPS metric because it can easily be calculated from publicly available information, is easily understood by all plan participants, and works in conjunction with EPS to improve cash flow.

For the CapEx/Revenue component of the FY21–FY23 LTI plan, the plan provides for:

No payout unless CapEx/Revenue is at or below 8.5%;
Target payout if CapEx/Revenue is at 7.0%;
Above-target payout if CapEx/Revenue is below 7.0%, up to a maximum payout (equal to 150% of the target payout) if CapEx/Revenue is at or below 6.0%; and
Below-target payout if CapEx/Revenue is above 7.0%, down to a threshold amount (equal to 25% of the target payout) if CapEx/Revenue is at 8.5%.

During fiscal 2021, the global volume surge associated with the COVID-19 pandemic accelerated investment opportunities, resulting in the need for greater levels of capital expenditures for the foreseeable future for growth and for projects such as replacement of aging aircraft and vehicles. As a result, for the CapEx/Revenue component of the FY22–FY24 LTI plan, the plan provides for:

No payout unless CapEx/Revenue is at or below 9.5%;
Target payout if CapEx/Revenue is at 8.0%;
Above-target payout if CapEx/Revenue is below 8.0%, up to a maximum payout (equal to 150% of the target payout) if CapEx/Revenue is at or below 7.0%; and
Below-target payout if CapEx/Revenue is above 8.0%, down to a threshold amount (equal to 25% of the target payout) if CapEx/Revenue is at 9.5%.

The following table presents the CapEx/Revenue threshold, target, and maximum under the FY21–FY23 LTI plan and our progress toward this goal as of May 31, 2021:

PERFORMANCE PERIOD	CAPEX/ REVENUE THRESHOLD	CAPEX/ REVENUE TARGET	CAPEX/ REVENUE MAXIMUM	ACTUAL CAPEX/ REVENUE YEAR AS OF MAY 31, 2021
FY21–FY23	8.5%	7.0%	6.0%	7.0%

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The following table sets forth the potential threshold, target, and maximum payouts for the named executive officers under the FY20–FY22, FY21–FY23, and FY22–FY24 LTI plans.

Potential Future Payouts

		POTENTIAL FUTURE PAYOUTS
NAME	PERFORMANCE PERIOD	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
F.W. Smith	FY20–FY22	1,150,000	4,600,000	6,900,000
	FY21–FY23	1,150,000	4,600,000	6,900,000
	FY22–FY24	1,250,000	5,000,000	7,500,000
M.C. Lenz	FY20–FY22	256,667	1,026,667	1,540,001
	FY21–FY23	343,750	1,375,000	2,062,500
	FY22–FY24	437,500	1,750,000	2,625,000
R. Subramaniam	FY20–FY22	518,750	2,075,000	3,112,500
	FY21–FY23	518,750	2,075,000	3,112,500
	FY22–FY24	687,500	2,750,000	4,125,000
D.F. Colleran	FY20–FY22	437,500	1,750,000	2,625,000
	FY21–FY23	437,500	1,750,000	2,625,000
	FY22–FY24	437,500	1,750,000	2,625,000
R.B. Carter	FY20–FY22	343,750	1,375,000	2,062,500
	FY21–FY23	343,750	1,375,000	2,062,500
	FY22–FY24	343,750	1,375,000	2,062,500
A.B. Graf, Jr.(1)	FY20–FY22	181,420	725,679	1,088,519
	FY21–FY23	66,837	267,346	401,019
	FY22–FY24	n/a	n/a	n/a
(1)	Mr. Graf, who retired effective December 31, 2020, is eligible for payouts under each of the FY20–FY22 and FY21–FY23 LTI plans based on the portion of the applicable three-fiscal-year period during which he was employed.

Retention Awards and Special Bonus for Former Chief Financial Officer

On July 17, 2017, the Board of Directors, upon the recommendation of the Compensation Committee, approved a performance-based cash award for Mr. Graf. The award had a target value of $574,661 that was tied to the achievement of a fiscal 2020 EPS goal (excluding the MTM Adjustments and TNT Express integration expenses and subject to any adjustments that may have been approved by the Board, upon the recommendation of the Compensation Committee). The cash award was to be paid in its entirety if the fiscal 2020 adjusted EPS goal of $18.25 was met or exceeded. If fiscal 2020 adjusted EPS was less than 80% of the goal, no cash award would be paid. If fiscal 2020 adjusted EPS was between 80% and 100% of the goal, the Chairman of the Board and Chief Executive Officer had authority to determine the actual award paid (but in no event would it exceed $574,661). To remain eligible for the award, Mr. Graf was required to remain FedEx’s Chief Financial Officer through the end of fiscal 2020. The fiscal 2020 adjusted EPS goal for the award was not achieved, so no amount was paid. On July 17, 2017, Mr. Graf was also granted a restricted stock award of 1,785 shares with a four-year ratable vesting period. On March 9, 2020, we announced that Mr. Graf would retire effective December 31, 2020. Because Mr. Graf was over age 60 at the time of his retirement, the restrictions on the unvested portion of the restricted stock award (446 shares) lapsed on the date of his retirement in accordance with the terms of FedEx’s 2010 Omnibus Stock Incentive Plan, as amended.

On July 17, 2020, the Compensation Committee of the Board of Directors, upon the recommendation of the Chairman of the Board and Chief Executive Officer, approved the payment of a discretionary cash bonus of $575,000 to Mr. Graf in recognition of Mr. Graf’s outstanding leadership during the COVID-19 pandemic. Mr. Graf played a critical role in solidifying our company’s financial stability during an unprecedented global health crisis for the long-term benefit of our team members, customers, and stockholders, which ranks among his greatest achievements in his decades of financial leadership at FedEx.

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Executive Compensation – Compensation Discussion and Analysis

Long-Term Equity Incentives — Stock Options and Restricted Stock

Our primary objective in providing long-term equity incentives to executive officers is to further align their interests with those of our stockholders by facilitating significant ownership of FedEx stock by the officers. This creates a direct link between their compensation and long-term stockholder return. Equity awards also serve as an effective retention and motivational vehicle, focusing executive officers on the long-term success of FedEx and rewarding them when the stock price appreciates. During fiscal 2021 the Compensation Committee again reviewed our long-term equity incentive programs and determined that they continue to be appropriate for FedEx.

Amount

Stock options and restricted stock are generally granted to executive officers on an annual basis. As discussed above, an officer’s position and level of responsibility are the primary factors that determine the number of options and shares of restricted stock awarded to the officer in the annual grant. For instance, FedEx’s General Counsel and Chief Information Officer receive the same number of options and restricted shares in the annual grant.

The number of stock options and restricted shares awarded at each management level can vary from year to year. In determining how many options and shares of restricted stock should be awarded at each level, the Compensation Committee may consider:

Target TDC levels and referenced survey data — as discussed above, we include the total target value of all equity-based awards (including tax payments for restricted stock awards) in our calculation of target TDC, and in evaluating the fiscal 2021 target TDC levels for our named executive officers, we referred to multiple market reference points for comparable positions in the referenced surveys;
The total number of shares then available to be granted; and
Potential stockholder dilution.

As of August 2, 2021, the total number of shares underlying options and shares of restricted stock outstanding or available for future grant under our equity compensation plans represented 9.4% of the sum of shares outstanding plus the shares underlying options outstanding or available for future grant plus shares of restricted stock available for future grant.

Other factors that the Compensation Committee may consider, especially with respect to special grants outside of the annual-grant framework, include the promotion of an officer or the desire to retain a valued executive or recognize a particular officer’s contributions. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

In June 2020, in light of the decision at that time to forego an AIC plan for fiscal 2021, the Compensation Committee approved a one-time special restricted stock grant to each of our executive officers, other than our Chairman of the Board and Chief Executive Officer, that approximated 50% of such executive officer’s annual restricted stock grant. The purpose of the grant was to motivate and retain our executive officers during this period of economic and business uncertainty. The Compensation Committee also approved a one-time special stock option grant for each of our Chairman of the Board and Chief Executive Officer and our President and Chief Operating Officer for motivation and retention purposes and to address the unfavorable TDC market position of each of these officers.

Timing

In selecting dates for awarding equity-based compensation, we do not consider, nor have we ever considered, the price of FedEx’s common stock or the timing of the release of material, non-public information about the company. Stock option and restricted stock awards are generally made to executive officers on an annual basis according to a pre-established schedule.

When the Compensation Committee approves a special grant outside of the annual-grant framework, such grants are typically made at a regularly scheduled meeting and the grant date of the awards is the approval date or the next business day, if the meeting does not fall on a business day. If the grant is made in connection with the promotion of an individual or the election of an officer, the grant date may be the effective date of the individual’s promotion or the officer’s election, if such effective date is after the approval date.

Pricing

The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of FedEx’s common stock on the date of grant. Under the terms of our equity incentive plans, the fair market value on the grant date is defined as the average of the high and low trading prices of FedEx’s common stock on the NYSE on that day. We believe this is the most equitable method for determining the exercise price of our stock option awards given the intra-day price volatility often shown by our stock.

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Executive Compensation – Compensation Discussion and Analysis

Vesting

Stock options and restricted stock granted to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. This four-year vesting period is intended to further encourage the retention of our executive officers, since unvested stock options are forfeited upon termination of the officer’s employment for any reason other than death or permanent disability and unvested restricted stock is forfeited upon termination of the officer’s employment for any reason other than death, permanent disability, or retirement.

Tax Payments for Restricted Stock Awards

When granting restricted stock, FedEx first determines the total target value of the award and then approves the delivery of that value in two components: restricted shares and cash payment of taxes due. Therefore, the total target value of the award is the same as it would be if there were no tax payments. In particular, because the amount of the tax payment is included in the calculation of the target value of the restricted stock award, the officers receive fewer shares in each award than they would in the absence of the tax payment: fewer by an amount equal in value to the tax payment.

This methodology prevents the need for an officer to make a disposition of FedEx stock to cover the tax consequences of a restricted stock award and dilute his or her interest in FedEx. Conversely, absent the tax payment, the number of shares received in each award would be larger by an amount equal in value to the forgone tax payment, thereby having a dilutive effect on our stockholders’ equity interest in FedEx. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the conventional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. The following chart illustrates this principle, using the target value for the fiscal year 2021 annual restricted stock awards granted to our Chief Financial Officer, General Counsel, and Chief Information Officer (as in previous years, Mr. Smith did not receive a restricted stock award in fiscal 2021):

Target Value of Restricted Stock Award

Not only is the value to the officer, as well as the cost to the company, generally the same as it would be otherwise, but this practice uses fewer shares of stock to arrive at the same benefit and has proved extremely successful in retaining executives and enabling them to retain their shares. Our restricted stock program also includes certain lower-level officers and high-performing managers and individual contributors who are nominated for special awards, and we make tax payments as part of restricted stock awards to these individuals.

In sum, we strongly believe that our restricted stock program is effectively designed and is aligned with the best interests of our stockholders.

Voting and Dividend Rights on Restricted Stock

Holders of restricted shares are entitled to vote and receive any dividends on such shares. The dividend rights are included in the computation of the value of the restricted stock award for purposes of determining the recipient’s target TDC.

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Executive Compensation – Compensation Discussion and Analysis

Fiscal 2021 Awards

On June 15, 2020, the named executive officers were granted stock option and restricted stock awards as follows:

	NUMBER OF STOCK OPTIONS			NUMBER OF SHARES OF RESTRICTED STOCK
NAME	REGULAR	SPECIAL	TOTAL	REGULAR	SPECIAL	TOTAL
F.W. Smith	233,880	35,000	268,880	0	0	0
M.C. Lenz	29,015	0	29,015	5,025	2,515	7,540
R. Subramaniam	49,600	26,000	75,600	7,660	3,830	11,490
D.F. Colleran	37,730	0	37,730	6,495	3,250	9,745
R.B. Carter	29,015	0	29,015	5,025	2,515	7,540
A.B. Graf, Jr.(1)	29,015	0	29,015	5,025	2,515	7,540
(1)	The stock options granted to Mr. Graf were forfeited upon his retirement on December 31, 2020. In accordance with the terms of FedEx’s 2019 Omnibus Stock Incentive Plan, the restrictions applicable to the shares of restricted stock granted to Mr. Graf lapsed upon his retirement.

As in previous years, at the request of Mr. Smith and in light of his significant stock ownership, the Compensation Committee did not award him any restricted stock. Instead, his equity awards were in the form of stock options, which will yield value to him only if the stock price increases from the date of grant.

The amount reported for restricted stock awards in the Summary Compensation Table reflects the average of the high and low prices of FedEx common stock on the NYSE on the grant date, which may vary from the stock price assumption used when determining the target grant levels.

Perquisites, Tax Payments, and Other Annual Compensation

FedEx’s named executive officers receive certain other annual compensation, including:

Certain perquisites, such as personal use of corporate aircraft (though officers are required to reimburse FedEx for certain costs related to such usage), security services and equipment, tax return preparation and financial counseling services, umbrella insurance, physical examinations, travel privileges on certain airline partners, salary continuation benefits for short-term disability, and supplemental long-term disability, benefits;
Group term life insurance and 401(k) company-matching contributions; and
Tax payments relating to restricted stock awards (as discussed above) and certain business-related use of corporate and commercial aircraft.

We provide this other compensation to enhance the competitiveness of our executive compensation program and to increase the productivity (corporate aircraft travel, professional assistance with tax return preparation, and financial planning), safety (security services and equipment), and health (annual physical examinations) of our executives so they can focus on producing superior financial returns for our stockholders. Our tax payments relating to restricted stock awards are a component of the total target value of the restricted stock grant. As a result, the total target value of the award is the same as it would be if there were no tax payments and there is no dilutive effect on our stockholders’ equity interest in FedEx. The Compensation Committee reviews and approves each of these elements of compensation, and all of the independent directors approve each element as it relates to Mr. Smith. The Committee also reviews and approves FedEx’s policies and procedures regarding perquisites and other personal benefits and tax payments, including:

FedEx’s written policy setting forth guidelines and procedures regarding personal use of FedEx corporate aircraft; and
FedEx’s executive security procedures.

FedEx’s executive security procedures, which prescribe the level of personal security to be provided to the Chairman of the Board and Chief Executive Officer and other executive officers, are based on bona fide business-related security concerns and are an integral part of FedEx’s overall risk management and security program. These procedures have been assessed by an independent security consulting firm, and deemed necessary and appropriate for the protection of the officers and their families given the history of direct security threats against FedEx executives and the likelihood of additional threats against the officers. The security services and equipment provided to FedEx executive officers may be viewed as conveying personal benefits to the executives and, as a result, their values must be reported in the Summary Compensation Table.

With respect to Mr. Smith, consistent with FedEx’s executive security procedures, the Board of Directors requires him to use FedEx corporate aircraft for all travel, including personal travel. In addition, FedEx provides certain physical and personal security services for Mr. Smith, including on-site residential security at his primary residence. The Board of Directors believes that Mr. Smith’s personal safety and security are of the utmost importance to FedEx and its stockholders and, therefore, the costs associated with such security are appropriate and necessary business expenses.

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Executive Compensation – Compensation Discussion and Analysis

Post-Employment Compensation

While none of FedEx’s named executive officers has an employment agreement, they are entitled to receive certain payments and benefits upon termination of employment or a change of control of FedEx, including:

Retirement benefits under FedEx’s 401(k) and pension plans, including a tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan; a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan; and a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan — which is designed to provide to the executives the benefits that otherwise would be paid under the tax-qualified pension plan but for certain limits under United States tax laws;
Accelerated vesting of restricted stock upon the executive’s retirement (at or after age 60), death or permanent disability or a change of control of FedEx;
Accelerated vesting of stock options upon the executive’s death or permanent disability or a change of control of FedEx;
Lump sum cash payments and post-employment insurance coverage under their Management Retention Agreements with FedEx (the “MRAs”) upon a qualifying termination of the executive after a change of control of FedEx. The MRAs, as well as the accelerated vesting of equity awards upon a change of control of FedEx, are intended to secure the executives’ continued services in the event of any threat or occurrence of a change of control, which further aligns their interests with those of our stockholders when evaluating any such potential transaction;
Partial payouts under applicable LTI plans based on the portion of the three-fiscal-year periods during which the executive was employed and the executive’s employment terminated as a result of his or her retirement, death or permanent disability; and
A prorated payout under the applicable AIC plan based on the portion of the fiscal year during which the executive was employed and the executive’s employment terminated as a result of his or her retirement, death or permanent disability.

The Compensation Committee approves and recommends Board approval of all plans, agreements, and arrangements that provide for these payments and benefits.

Risks Arising from Compensation Policies and Practices

Management has conducted an in-depth risk assessment of FedEx’s compensation policies and practices and concluded they do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the company. No such plans or practices were identified.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the income tax deduction by FedEx for compensation paid to the Chief Executive Officer, Chief Financial Officer, and the three other highest-paid executive officers to $1,000,000 per year. Following the passage of the TCJA, beginning in fiscal 2019, FedEx is generally no longer able to take a deduction for any compensation paid to its current or former named executive officers in excess of $1 million, with the exception of specified performance-based awards outstanding on November 2, 2017. Effective for fiscal 2028, the American Rescue Plan Act of 2021 expanded the list of employees subject to the deduction limit to include the next five highest-compensated employees.

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Executive Compensation – Summary Compensation Table

Summary Compensation Table

In this section, we provide certain tabular and narrative information regarding the compensation of our principal executive and financial officers, our three other most highly compensated executive officers, and our former principal financial officer, Alan B. Graf, Jr., who retired on December 31, 2020, for the fiscal year ended May 31, 2021, and for each of the previous two fiscal years (except as noted).

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)		OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Frederick W. Smith Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	2021	966,125	0	0		8,784,094	3,427,430	—	1,147,888	14,325,537
	2020	1,175,473	0	0		7,404,485	0	1,843,623	702,218	11,125,799
	2019	1,373,561	0	0		7,747,212	6,302,000	—	539,201	15,961,974

Michael C. Lenz(6) Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2021	633,334	100,000	987,438		947,897	1,083,000	63,514	693,204	4,508,387
Rajesh Subramaniam(7) President and Chief Operating Officer	2021	987,667	0	1,504,730		2,469,792	1,991,136	271,001	1,013,604	8,237,930
	2020	968,301	137,500	1,141,852		1,570,283	0	549,340	787,593	5,154,869

Donald F. Colleran(8) President and Chief Executive Officer, FedEx Express	2021	890,016	0	1,276,205		1,232,609	1,553,969	—	917,912	5,870,711
	2020	872,565	62,500	967,863		1,194,511	0	649,482	679,864	4,426,785

Robert B. Carter Executive Vice President, FedEx Information Services and Chief Information Officer	2021	887,573	0	987,438		947,897	1,565,678	—	766,206	5,154,792
	2020	870,170	0	749,366		918,497	0	1,551,328	616,568	4,705,929
	2019	850,384	0	736,911		961,299	1,883,750	948,822	582,380	5,963,546

Alan B. Graf, Jr.(9) Former Executive Vice President and Chief Financial Officer (Former Principal Financial Officer)	2021	675,139	575,000	987,438	(10)	947,897	1,215,250	—	742,525	5,143,249
	2020	1,132,607	0	749,366		918,497	0	1,871,091	645,119	5,316,680
	2019	1,106,851	0	736,911		961,299	1,883,750	3,412	645,135	5,337,358

(1)

The amounts reported in this column reflect (a) promotional bonuses received by Messrs. Subramaniam and Colleran that were paid in fiscal 2020, (b) a promotional bonus received by Mr. Lenz that was paid in fiscal 2021, and (c) a discretionary bonus paid to Mr. Graf in fiscal 2021. See “ — Retention Awards and Special Bonus for Former Chief Financial Officer” for additional information regarding the bonus paid to Mr. Graf.

(2)

The amounts reported in these columns reflect the aggregate grant date fair value of restricted stock and option awards granted to the named executive officer during each fiscal year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. These amounts reflect our calculation of the value of these awards on the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the officer.

The fair value of restricted stock awards is equal to the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the date of grant multiplied by the number of shares awarded.

For accounting purposes, we use the Black-Scholes option pricing model to calculate the grant date fair value of stock options. Assumptions used in the calculation of the amounts in the “Option Awards” column are included in note 11 to our audited consolidated financial statements for the fiscal year ended May 31, 2021, included in our Annual Report on Form 10-K for fiscal 2021. See the “Grants of Plan-Based Awards During Fiscal 2021” table for information regarding restricted stock and option awards to the named executive officers during fiscal 2021.

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Executive Compensation – Summary Compensation Table

(3)

Reflects cash payouts, if any, under FedEx’s fiscal 2021, 2020, and 2019 AIC plans and FY19–FY21, FY18–FY20, and FY17–FY19 LTI plans, as follows (for further discussion of the fiscal 2021 AIC plan and the FY19–FY21 LTI plan, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2021 Amounts — Cash Payments Under AIC Program” and “— Cash Payments Under LTI Program” above):

NAME	YEAR	AIC PAYOUT ($)	LTI PAYOUT ($)	TOTAL NON-EQUITY INCENTIVE PLAN COMPENSATION ($)
F.W. Smith	2021	3,427,430	0	3,427,430
	2020	0	0	0
	2019	0	6,302,000	6,302,000
M.C. Lenz	2021	1,083,000	0	1,083,000
R. Subramaniam	2021	1,991,136	0	1,991,136
	2020	0	0	0
D.F. Colleran	2021	1,553,969	0	1,553,969
	2020	0	0	0
R.B. Carter	2021	1,565,678	0	1,565,678
	2020	0	0	0
	2019	0	1,883,750	1,883,750
A.B. Graf, Jr.	2021	1,215,250	0	1,215,250
	2020	0	0	0
	2019	0	1,883,750	1,883,750
(4)

Reflects the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the Parity Plan (as each such term is defined under “— Fiscal 2021 Pension Benefits — Overview of Pension Plans”). The present value of the benefits under the Pension Plan and Parity Plan for Mr. Smith decreased as follows: (a) between fiscal 2021 and fiscal 2020 — $2,125,383; and (b) between fiscal 2019 and 2018 — $366,901. The present value of the benefits under the Pension Plan and Parity Plan for Messrs. Colleran, Carter, and Graf decreased as follows between fiscal 2021 and 2020 — $295,558, $1,083,742, and $641,589, respectively. The amounts in the table and this footnote were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2021. See “— Fiscal 2021 Pension Benefits” below.

(5)	Includes:
The aggregate incremental cost to FedEx of providing perquisites and other personal benefits;
Group term life insurance premiums paid by FedEx;
Company-matching contributions under FedEx’s tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan; and
Tax payments relating to restricted stock awards and certain business-related use of corporate and commercial aircraft. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient to prevent the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the conventional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. See “— Compensation Discussion and Analysis — Long-Term Equity Incentives — Stock Options and Restricted Stock — Tax Payments for Restricted Stock Awards” above.

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Executive Compensation – Summary Compensation Table

The following table shows the amounts included for each such item:

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(a)	LIFE INSURANCE PREMIUMS ($)	COMPANY CONTRIBUTIONS UNDER 401(K) PLAN ($)	TAX REIMBURSEMENT PAYMENTS ($)(a)	OTHER ($)	TOTAL ($)
F.W. Smith	2021	1,136,700	1,213	9,975	0	0	1,147,888
	2020	690,760	1,408	10,050	0	0	702,218
	2019	527,873	1,509	9,819	0	0	539,201
M.C. Lenz	2021	36,106	2,227	14,216	640,655	0	693,204
R. Subramaniam	2021	23,960	2,289	10,082	977,273	0	1,013,604
	2020	21,267	2,286	7,197	756,843	0	787,593
D.F. Colleran	2021	75,222	2,228	9,611	830,851	0	917,912
	2020	26,323	2,286	9,379	641,876	0	679,864
R.B. Carter	2021	110,996	2,289	9,924	642,997	0	766,206
	2020	113,285	2,286	10,000	490,997	0	616,568
	2019	84,423	2,289	9,802	485,866	0	582,380
A.B. Graf, Jr.	2021	97,788	1,090	2,992	640,655	0	742,525
	2020	146,890	1,991	10,046	486,192	0	645,119
	2019	155,208	2,289	9,527	478,111	0	645,135
(a)	See the following two tables for additional details regarding the amounts included in each item.

During fiscal 2021, 2020, and 2019, unless otherwise noted below, FedEx provided the following perquisites and other personal benefits to the named executive officers:

Personal use of corporate aircraft: FedEx maintains a fleet of corporate aircraft that is used primarily for business travel by FedEx employees. FedEx has a written policy that sets forth guidelines and procedures regarding personal use of FedEx corporate aircraft. The policy requires officers to pay FedEx two times the cost of fuel for personal trips, plus applicable passenger ticket taxes and fees. These payments are intended to approximate the incremental cost to FedEx of personal corporate aircraft usage.
Mr. Smith is not required to pay FedEx for any travel on corporate aircraft by his family members or guests when they are accompanying him on business travel. Mr. Smith is, however, required to pay FedEx for any personal travel by him and any personal travel by his family members or guests when they are accompanying him and he is on personal travel or when they are traveling without him.
Compensation is included in the table above for personal corporate aircraft travel (which for this purpose includes travel to attend a board or stockholder meeting of an outside company or organization for which the officer serves as a director or trustee) by a named executive officer and his family members and guests to the extent, if any, that the aggregate incremental cost to FedEx of all such travel exceeds the amount the officer paid FedEx for such travel. The incremental cost to FedEx of personal use of corporate aircraft is calculated based on the variable operating cost to FedEx, which includes the cost of fuel, aircraft maintenance, crew travel, landing fees, ramp fees, and other smaller variable costs. Because FedEx corporate aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries and purchase and lease costs, are excluded from this calculation.
In addition, when an aircraft is already flying to a destination for business purposes and the officers or their family members or guests ride along on the aircraft for personal travel, there is no additional variable operating cost to FedEx associated with the additional passengers, and thus no compensation is included in the table above for such personal travel. With the exception of Mr. Smith, the officer is still required to pay FedEx for such personal travel if persons on business travel occupy less than 50% of the total available seats on the aircraft. The amount of such payment is a pro rata portion (based on the total number of passengers) of the fuel cost for the flight, multiplied by two, plus applicable passenger ticket taxes and fees.
For tax purposes, income is imputed to each named executive officer for personal travel and “business-related” travel (travel by the officer’s spouse or adult guest who accompanies the officer on a business trip for the primary purpose of assisting the officer with the business purpose of the trip) for the excess, if any, of the Standard Industrial Fare Level (SIFL) value of all such flights during a calendar year over the aggregate fuel payments made by the officer during that calendar year. The Board of Directors and the FedEx executive security procedures require Mr. Smith to use FedEx corporate aircraft for all travel, including personal travel. Accordingly, FedEx reimburses Mr. Smith for taxes relating to any imputed income for his personal travel and the personal travel of his family members and guests when they are accompanying him (no such reimbursement payments have been made during the last three fiscal years). FedEx reimburses the other named executive officers for taxes relating to imputed income for business-related travel.
Security services and equipment: Pursuant to FedEx’s executive security procedures, the named executive officers are provided security services and equipment. To the extent the services and equipment are provided by third parties (e.g., out-of-town transportation and other security-related expenses and home security system installation, maintenance and monitoring), we have included in the table above the amounts paid by FedEx for such services and equipment. For Mr. Smith, these amounts totaled $67,550, $105,214, and $60,981 for fiscal 2021, 2020, and 2019 respectively. To the extent the security services are provided by FedEx employees, we have included amounts representing: (a) the number of hours of service provided to the officer by each such employee multiplied by (b) the total hourly compensation cost of the employee (including, among other things, pension and other benefit costs). For Mr. Smith, these amounts totaled $290,820, $225,513, and $274,755 for fiscal 2021, 2020, and 2019, respectively. For additional information regarding executive security services provided to Mr. Smith, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2021 Amounts — Perquisites, Tax Payments, and Other Annual Compensation” above.

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Executive Compensation – Summary Compensation Table

Tax return preparation services: FedEx requires officers to have their income tax returns prepared by a qualified third party (other than our independent registered public accounting firm) and pays all reasonable and customary costs for such services.
Financial counseling services: FedEx reimburses officers for certain financial counseling services, subject to various caps.
Umbrella insurance premiums: FedEx pays umbrella insurance premiums on behalf of officers.
Physical examinations: FedEx pays for officers to have comprehensive annual physical examinations.
Travel privileges: FedEx provides certain executive officers and their spouses with travel privileges on certain airline partners. There is a small per-trip ticketing fee incurred by FedEx in connection with these privileges. FedEx reimburses an executive officer for taxes relating to imputed income for business-related travel.
Supplemental disability benefits: FedEx provides executive officers with salary continuation benefits for short-term disability (100% of base salary for 28 weeks) and supplemental long-term disability benefits. Both benefit programs are self-funded (i.e., no premiums are paid to a third-party insurer) and thus there is no incremental cost to FedEx to provide these benefit programs.

The following table shows the amounts (the aggregate incremental cost to FedEx) included in the perquisites and other personal benefits column in the table above for each such item:

NAME	YEAR	PERSONAL USE OF CORPORATE AIRCRAFT ($)(a)	SECURITY SERVICES AND EQUIPMENT ($)	TAX RETURN PREPARATION SERVICES ($)	FINANCIAL COUNSELING SERVICES ($)	UMBRELLA INSURANCE PREMIUMS ($)	OTHER ($)(b)	TOTAL ($)
F.W. Smith	2021	684,865	358,370	40,292	50,000	3,173	0	1,136,700
	2020	264,863	330,727	41,629	50,000	2,884	657	690,760
	2019	96,208	335,736	43,186	50,000	2,743	0	527,873
M.C. Lenz	2021	0	29,361	3,500	0	3,173	72	36,106
R. Subramaniam	2021	0	6,249	4,050	10,488	3,173	0	23,960
	2020	0	13, 210	0	3,500	2,884	1,673	21,267
D.F. Colleran	2021	10,757	15,125	3,250	42,917	3,173	0	75,222
	2020	0	20,655	0	0	2,884	2,784	26,323
R.B. Carter	2021	0	69,173	0	38,650	3,173	0	110,996
	2020	73,475	28,239	0	8,399	2,884	288	113,285
	2019	38,682	32,858	9,200	700	2,743	240	84,423
A.B. Graf, Jr.	2021	77,770	4,064	7,841	4,940	3,173	0	97,788
	2020	125,643	8,187	7,669	2,507	2,884	0	146,890
	2019	132,979	9,337	8,348	1,801	2,743	0	155,208
(a)

The amounts shown include the following amounts for use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the following named executive officers served as directors for fiscal 2020: Mr. Graf — $106,485 and Mr. Carter — $66,489; and for fiscal 2019: Mr. Graf — $103,966 and Mr. Carter — $36,972.

(b)	The amounts shown include physical examinations and/or ticketing fees for airline travel privileges.

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Executive Compensation – Summary Compensation Table

The following table shows the tax payments relating to the items listed, which are included in the table:

NAME	YEAR	RESTRICTED STOCK ($)	BUSINESS-RELATED USE OF CORPORATE AND COMMERCIAL AIRCRAFT ($)	TOTAL ($)
F.W. Smith	2021	0	0	0
	2020	0	0	0
	2019	0	0	0
M.C. Lenz	2021	640,655	0	640,655
R. Subramaniam	2021	976,276	997	977,273
	2020	740,839	16,004	756,843
D.F. Colleran	2021	828,008	2,843	830,851
	2020	627,954	13,922	641,876
R.B. Carter	2021	640,655	2,342	642,997
	2020	486,192	4,805	490,997
	2019	478,111	7,755	485,866
A.B. Graf, Jr.	2021	640,655	0	640,655
	2020	486,192	0	486,192
	2019	478,111	0	478,111
(6)	Mr. Lenz was not a named executive officer in fiscal 2020 or 2019. Accordingly, the table includes Mr. Lenz’s compensation only for fiscal 2021.
(7)	Mr. Subramaniam was not a named executive officer in fiscal 2019. Accordingly, the table includes Mr. Subramaniam’s compensation only for fiscal 2021 and 2020.
(8)	Mr. Colleran was not a named executive officer in fiscal 2019. Accordingly, the table includes Mr. Colleran’s compensation only for fiscal 2021 and 2020.
(9)	Mr. Graf served as Executive Vice President and Chief Financial Officer until September 21, 2020 and retired on December 31, 2020.
(10)

In connection with his retirement, Mr. Graf forfeited an aggregate of 60,512 stock options that had not yet vested, including 29,015, 19,992, and 7,190 options that were granted in fiscal 2021, 2020, and 2019, respectively.

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Executive Compensation – Grants of Plan-Based Awards During Fiscal 2021

Grants of Plan-Based Awards During Fiscal 2021

The following table sets forth information regarding grants of plan-based awards made to the named executive officers during the fiscal year ended May 31, 2021:

								ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)(1)	CLOSING PRICE ON GRANT DATE ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)

					ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS
NAME	TYPE OF PLAN/ AWARD		GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
F.W. Smith	Stock Option	(3)	06/15/2020	06/12/2020					268,880	130.96	133.68	8,784,094
	FY21 AIC	(4)			0	2,284,953	3,427,430
	FY21–FY23 LTI	(5)			1,150,000	4,600,000	6,900,000
M.C. Lenz	Restricted Stock	(6)	06/15/2020	06/12/2020				7,540				987,438
	Stock Option	(3)	06/15/2020	06/12/2020					29,015	130.96	133.68	947,897
	FY21 AIC	(4)			0	760,000	1,083,000
	FY21–FY23 LTI	(5)			343,750	1,375,000	2,062,500
R. Subramaniam	Restricted Stock	(6)	06/15/2020	06/12/2020				11,490				1,504,730
	Stock Option	(3)	06/15/2020	06/12/2020					75,600	130.96	133.68	2,469,792
	FY21 AIC	(4)			0	1,382,734	1,991,136
	FY21–FY23 LTI	(5)			518,750	2,075,000	3,112,500
D.F. Colleran	Restricted Stock	(6)	06/15/2020	06/12/2020				9,745				1,276,205
	Stock Option	(3)	06/15/2020	06/12/2020					37,730	130.96	133.68	1,232,609
	FY21 AIC	(4)			0	1,068,020	1,553,969
	FY21–FY23 LTI	(5)			437,500	1,750,000	2,625,000
R.B. Carter	Restricted Stock	(6)	06/15/2020	06/12/2020				7,540				987,438
	Stock Option	(3)	06/15/2020	06/12/2020					29,015	130.96	133.68	947,897
	FY21 AIC	(4)			0	1,065,088	1,565,678
	FY21–FY23 LTI	(5)			343,750	1,375,000	2,062,500
A.B. Graf, Jr.	Restricted Stock	(6)(7)	06/15/2020	06/12/2020				7,540				987,438
	Stock Option	(3)(8)	06/15/2020	06/12/2020					29,015	130.96	133.68	947,897
	FY21 AIC	(4)(9)			0	810,167	1,215,250
	FY21–FY23 LTI	(5)(10)			66,837	267,346	401,019
(1)	The exercise price of the options is the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the grant date.
(2)	Represents the grant date fair value of each equity-based award, computed in accordance with FASB ASC Topic 718. See note 2 to the Summary Compensation Table for information regarding the assumptions used in the calculation of these amounts.
(3)	Stock options granted to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2021 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” above for further discussion of stock option awards.
(4)	In September 2020, the Board of Directors, upon the recommendation of the Compensation Committee, established this annual performance cash compensation plan, which provided a cash payment opportunity at the conclusion of fiscal 2021. The plan, as established, did not include

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Executive Compensation – Grants of Plan-Based Awards During Fiscal 2021

executive officers, including the named executive officers. In December 2020, the Board of Directors, upon the recommendation of the Compensation Committee, approved the inclusion of the executive officers in the plan. Payment amounts were based upon the achievement of company financial-performance goals for fiscal 2021 and, for the non-CEO named executive officers, the achievement of individual performance objectives. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2021 Amounts — Cash Payments Under AIC Program” above for further discussion of this plan.
(5)	The Board of Directors, upon the recommendation of the Compensation Committee, established this long-term performance cash compensation plan in June 2020. The plan provides a long-term cash payment opportunity to the named executive officers at the conclusion of fiscal 2023 if FedEx achieves an aggregate EPS goal established by the Board with respect to the three-fiscal-year period 2021 through 2023 (75% of the total payout opportunity) and an aggregate CapEx/Revenue goal with respect to the three-fiscal-year period 2021 through 2023 (25% of the total payout opportunity). No amounts can be earned under the plan until 2023 because achievement of the EPS and CapEx/Revenue goals can only be determined following the conclusion of the three-fiscal-year period. The estimated individual future payouts under the plan are set dollar amounts ranging from threshold (minimum) amounts, if the EPS and CapEx/Revenue goals achieved are less than target, up to maximum amounts, if the plan goals are substantially exceeded. There is no assurance that these estimated future payouts will be achieved. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2021 Amounts — Cash Payments Under LTI Program” above for further discussion of this plan.
(6)	Shares of restricted stock awarded to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. Holders of restricted stock are entitled to vote such shares and receive any dividends paid on FedEx common stock. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient (these tax payments are included in the “All Other Compensation” column in the Summary Compensation Table). See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2021 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” for further discussion of restricted stock awards.
(7)	In accordance with the terms of FedEx’s 2019 Omnibus Stock Incentive Plan, the restrictions applicable to these shares lapsed upon Mr. Graf’s retirement on December 31, 2020.
(8)	In accordance with the terms of FedEx’s 2019 Omnibus Stock Incentive Plan, this stock option was forfeited upon Mr. Graf’s retirement on December 31, 2020.
(9)	Mr. Graf, who retired on December 31, 2020, was eligible for a prorated fiscal 2021 AIC payout based on the portion of fiscal 2021 during which he was employed.
(10)	Mr. Graf, who retired on December 31, 2020, is eligible for a prorated payout under the FY21–FY23 LTI plan, based on the portion of the three-fiscal-year period during which he was employed.

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Executive Compensation – Outstanding Equity Awards at End of Fiscal 2021

Outstanding Equity Awards at End of Fiscal 2021

The following table sets forth for each named executive officer certain information about unexercised stock options and unvested shares of restricted stock held at the end of the fiscal year ended May 31, 2021:

	OPTION AWARDS					STOCK AWARDS
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(a)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(b)
NAME	EXERCISABLE	UNEXERCISABLE(a)
F.W. Smith	198,675	—		85.2550	06/04/2022
	203,780	—		96.8650	06/03/2023
	159,485	—		143.5450	06/09/2024
	132,520	—		180.8200	06/08/2025
	156,210	—		162.8200	06/06/2026
	104,310	34,770	(1)	207.3050	06/12/2027
	57,945	57,945	(2)	261.7800	06/11/2028
	53,720	161,160	(3)	161.8500	06/10/2029
	—	268,880	(4)	130.9600	06/15/2030
M.C. Lenz	7,335	—		96.8650	06/03/2023
	5,745	—		143.5450	06/09/2024
	4,770	—		180.8200	06/08/2025
	5,655	—		162.8200	06/06/2026
	3,776	1,259	(5)	207.3050	06/12/2027
	1,910	1,910	(6)	261.7800	06/11/2028
	1,771	5,314	(7)	161.8500	06/10/2029
	—	29,015	(8)	130.9600	06/15/2030
						9,001	(9)	2,833,605
R. Subramaniam	1,373	—		107.4850	03/08/2023
	17,150	—		96.8650	06/03/2023
	13,425	—		143.5450	06/09/2024
	11,155	—		180.8200	06/08/2025
	13,225	—		162.8200	06/06/2026
	9,090	3,030	(10)	207.3050	06/12/2027
	4,592	4,593	(11)	261.7800	06/11/2028
	81	82	(12)	173.0200	01/28/2029
	11,392	34,178	(13)	161.8500	06/10/2029
	—	75,600	(14)	130.9600	06/15/2030
						18,584	(15)	5,850,429
D.F. Colleran	11,155	—		180.8200	06/08/2025
	13,225	—		162.8200	06/06/2026
	9,090	3,030	(16)	207.3050	06/12/2027
	4,592	4,593	(17)	261.7800	06/11/2028
	8,666	25,999	(18)	161.8500	06/10/2029
	—	37,730	(19)	130.9600	06/15/2030
						16,282	(20)	5,125,736

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Executive Compensation – Outstanding Equity Awards at End of Fiscal 2021

	OPTION AWARDS					STOCK AWARDS
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(a)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(b)
NAME	EXERCISABLE	UNEXERCISABLE(a)
R.B. Carter	16,235	—		85.2550	06/04/2022
	24,620	—		96.8650	06/03/2023
	19,270	—		143.5450	06/09/2024
	16,010	—		180.8200	06/08/2025
	19,385	—		162.8200	06/06/2026
	12,945	4,315	(21)	207.3050	06/12/2027
	7,190	7,190	(22)	261.7800	06/11/2028
	6,663	19,992	(23)	161.8500	06/10/2029
	—	29,015	(24)	130.9600	06/15/2030
						13,190	(25)	4,152,344
A.B. Graf, Jr.	24,235	—		85.2550	06/04/2022
	24,620	—		96.8650	06/03/2023
	19,270	—		143.5450	06/09/2024
	16,010	—		180.8200	06/08/2025
	19,385	—		162.8200	06/06/2026
	12,945	—		207.3050	06/12/2027
	7,190	—		261.7800	06/11/2028
	6,663	—		161.8500	06/10/2029
(a)	The following table sets forth the vesting dates of the options and restricted stock included in these columns:

		DATE	NUMBER			DATE	NUMBER
F.W. Smith	(1)	06/12/2021	34,770	M.C. Lenz	(5)	06/12/2021	1,259
	(2)	06/11/2021	28,972		(6)	06/11/2021	955
		06/11/2022	28,973			06/11/2022	955
	(3)	06/10/2021	53,720		(7)	06/10/2021	1,771
		06/10/2022	53,720			06/10/2022	1,771
		06/10/2023	53,720			06/10/2023	1,772
	(4)	06/15/2021	67,220		(8)	06/15/2021	7,253
		06/15/2022	67,220			06/15/2022	7,254
		06/15/2023	67,220			06/15/2023	7,254
		06/15/2024	67,220			06/15/2024	7,254
					(9)	06/10/2021	299
						06/11/2021	182
						06/12/2021	199
						06/15/2021	1,885
						06/10/2022	299
						06/11/2022	183
						06/15/2022	1,885
						06/10/2023	299
						06/15/2023	1,885
						06/15/2024	1,885

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Executive Compensation – Outstanding Equity Awards at End of Fiscal 2021

		DATE	NUMBER			DATE	NUMBER
R. Subramaniam	(10)	06/12/2021	3,030	D.F. Colleran	(16)	06/12/2021	3,030
	(11)	06/11/2021	2,296		(17)	06/11/2021	2,296
		06/11/2022	2,297			06/11/2022	2,297
	(12)	01/28/2022	41		(18)	06/10/2021	8,666
		01/28/2023	41			06/10/2022	8,666
	(13)	06/10/2021	11,393			06/10/2023	8,667
		06/10/2022	11,392		(19)	06/15/2021	9,432
		06/10/2023	11,393			06/15/2022	9,433
	(14)	06/15/2021	18,900			06/15/2023	9,432
		06/15/2022	18,900			06/15/2024	9,433
		06/15/2023	18,900		(20)	06/10/2021	1,495
		06/15/2024	18,900			06/11/2021	582
	(15)	06/10/2021	1,764			06/12/2021	637
		06/11/2021	582			06/15/2021	2,436
		06/12/2021	637			12/07/2021	125
		06/15/2021	2,872			06/10/2022	1,495
		06/10/2022	1,764			06/11/2022	583
		06/11/2022	583			06/15/2022	2,436
		06/15/2022	2,873			12/07/2022	125
		06/10/2023	1,764			06/10/2023	1,495
		06/15/2023	2,872			06/15/2023	2,436
		06/15/2024	2,873			06/15/2024	2,437

R.B. Carter	(21)	06/12/2021	4,315
	(22)	06/11/2021	3,595
		06/11/2022	3,595
	(23)	06/10/2021	6,664
		06/10/2022	6,664
		06/10/2023	6,664
	(24)	06/15/2021	7,253
		06/15/2022	7,254
		06/15/2023	7,254
		06/15/2024	7,254
	(25)	06/10/2021	1,158
		06/11/2021	704
		06/12/2021	769
		06/15/2021	1,885
		06/10/2022	1,157
		06/11/2022	704
		06/15/2022	1,885
		06/10/2023	1,158
		06/15/2023	1,885
		06/15/2024	1,885
(b)	Computed by multiplying the closing market price of FedEx’s common stock on May 28, 2021, the last trading day of fiscal 2021 (which was $314.81), by the number of shares.

2021 Proxy Statement	73

Executive Compensation – Option Exercises and Stock Vested During Fiscal 2021

Option Exercises and Stock Vested During Fiscal 2021

The following table sets forth for each named executive officer certain information about stock options that were exercised and restricted stock that vested during the fiscal year ended May 31, 2021:

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
F.W. Smith	176,100	35,345,386	—	—
M.C. Lenz	4,700	1,084,356	915	126,518
R. Subramaniam	13,300	1,542,140	3,610	501,800
D.F. Colleran	37,420	6,995,623	3,467	500,536
R.B. Carter	29,480	2,826,660	3,539	489,392
A.B. Graf, Jr.(3)	21,480	3,169,772	17,622	4,095,436
(1)	If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the date of exercise and the exercise price of the option.
(2)	Represents the fair market value of the shares on the vesting date.
(3)

In accordance with the terms of FedEx’s 2010 Omnibus Stock Incentive Plan, as amended, and 2019 Omnibus Stock Incentive Plan, restrictions applicable to 13,637 shares lapsed upon Mr. Graf’s retirement.

Fiscal 2021 Pension Benefits

The following table sets forth for each named executive officer the present value of accumulated benefits on May 31, 2021, under FedEx’s defined benefit pension plans. For information regarding benefits triggered by retirement under our stock option and restricted stock plans, see “— Potential Payments Upon Termination or Change of Control” below.

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(1)	PAYMENTS DURING FISCAL 2021 ($)
F.W. Smith	FedEx Corporation Employees’ Pension Plan	49	1,176,952	109,791	(2)
	FedEx Corporation Retirement Parity Pension Plan	49	24,352,706	—
M.C. Lenz	FedEx Corporation Employees’ Pension Plan	12	227,314	—
	FedEx Corporation Retirement Parity Pension Plan	12	190,170	—
R. Subramaniam	FedEx Corporation Employees’ Pension Plan	30	1,469,384	—
	FedEx Corporation Retirement Parity Pension Plan	30	2,684,202	—
D.F. Colleran	FedEx Corporation Employees’ Pension Plan	32	1,679,945	—
	FedEx Corporation Retirement Parity Pension Plan	32	3,900,174	—
R.B. Carter	FedEx Corporation Employees’ Pension Plan	28	1,400,082	—
	FedEx Corporation Retirement Parity Pension Plan	28	8,870,851	—
A.B. Graf, Jr.	FedEx Corporation Employees’ Pension Plan	41	1,335,241	558,853	(3)
	FedEx Corporation Retirement Parity Pension Plan	41	15,302,866	—
(1)	These amounts were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2021. The benefits are expressed as lump sum amounts, even though the benefits using the traditional pension benefit formula under the Pension Plan (as defined below) are generally not payable as a lump sum distribution (only $5,000 or less may be distributed as a lump sum under the traditional pension benefit formula under the Pension Plan). The benefits using the Portable Pension Account formula (discussed below) under the Pension Plan may be paid as a lump sum.

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Executive Compensation – Fiscal 2021 Pension Benefits

The present value of the Pension Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement date (age 60), or June 1, 2021 if the officer is past normal retirement age, converted based on an interest rate of 3.234% and the Club Vita 2019 US VitaCurves mortality tables with MP-2020 mortality improvement scale, discounted to May 31, 2021 using an interest rate of 3.234%. The present value of the Parity Plan (as defined below) traditional pension benefit is equal to the single life annuity payable at the normal retirement age (age 60), or June 1, 2021 if the officer is past normal retirement age, converted based on an interest rate of 2.30% for lump sums paid through May 31, 2022, 2.8% for lump sums paid between June 1, 2022 and May 31, 2023, and 3.3% for lump sums paid on and after June 1, 2023, and the 1994 Group Annuity Reserving Table, discounted to May 31, 2021 using an interest rate of 3.234%. The present value of the Portable Pension Account as of May 31, 2021 is equal to the officer’s account balance on May 31, 2021, projected to the normal retirement date, if applicable, based on an interest rate of 1% quarterly and discounted to May 31, 2021, using an interest rate of 3.234%.
(2)	In accordance with the terms of the Pension Plan, Mr. Smith was required to commence receiving his Pension Plan benefits during fiscal 2016.
(3)	In accordance with the terms of the Pension Plan, Mr. Graf commenced receiving his Pension Plan benefits in connection with his retirement on December 31, 2020.

Overview of Pension Plans

FedEx maintains a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan (the “Pension Plan”). For fiscal 2021, the maximum compensation limit under a tax-qualified pension plan was $285,000. The Internal Revenue Code also limits the maximum annual benefits that may be accrued under a tax-qualified, defined benefit pension plan. In order to provide 100% of the benefits that would otherwise be denied to certain management-level participants in the Pension Plan due to these limitations, FedEx also maintains a supplemental, non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan (the “Parity Plan”). Benefits under the Parity Plan are general, unsecured obligations of FedEx.

Effective May 31, 2003, FedEx amended the Pension Plan and the Parity Plan to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003 had the option to make a one-time election to accrue future pension benefits under either the cash balance formula or the traditional pension benefit formula. In either case, employees retained all benefits previously accrued under the traditional pension benefit formula and continued to receive the benefit of future compensation increases on benefits accrued as of May 31, 2003. Eligible employees hired after May 31, 2003 accrue benefits exclusively under the Portable Pension Account.

Beginning June 1, 2008, eligible employees who participate in the Pension Plan and the Parity Plan, including the named executive officers, accrue all future pension benefits under the Portable Pension Account. In addition, benefits previously accrued under the Pension Plan and the Parity Plan using the traditional pension benefit formula were capped as of May 31, 2008, and those benefits will be payable beginning at retirement. Effective June 1, 2008, each participant in the Pension Plan and the Parity Plan who was age 40 or older on that date and who has an accrued traditional pension benefit will receive a transition compensation credit, as described in more detail below. Employees who elected in 2003 to accrue future benefits under the Portable Pension Account will continue to accrue benefits under that formula.

Effective January 1, 2020, FedEx amended and restated the Pension Plan to close the Pension Plan to employees hired on or after January 1, 2020. In the summer of 2021, eligible employees hired prior to January 1, 2020 are being given a one-time option to (a) continue receiving pension compensation credits under the existing Portable Pension Account formula and remain in the FedEx Corporation Retirement Savings Plan (the “401(k) Plan”) with its existing matching company contribution of up to 3.5% of eligible earnings or (b) effective January 1, 2022, cease receiving compensation credits under the Pension Plan and move to a new 401(k) plan (the “New 401(k) Plan”) with a higher match (as described below). Employees hired on or after January 1, 2020 will automatically move to the New 401(k) Plan effective January 1, 2022. The Parity Plan will continue to be open to all new officers and managing/staff directors, but the benefits provided under the plan will mirror the benefits provided by the Pension Plan and the 401(k) Plan.

The named executive officers also participate in the 401(k) Plan. The annual matching company contribution under the 401(k) Plan is a maximum of 3.5% of eligible earnings. Effective January 1, 2022, the annual matching contribution under the 401(k) Plan for employees hired on or after January 1, 2020 or eligible employees who choose the New 401(k) Plan option will increase to a maximum of 8.0% of eligible earnings.

2021 Proxy Statement	75

Executive Compensation – Fiscal 2021 Pension Benefits

In order to provide 100% of the benefits that would otherwise be limited due to certain limitations imposed by United States tax laws, Parity Plan participants, including the named executive officers, receive additional Portable Pension Account compensation credits equal to 3.5% of any eligible earnings above the maximum compensation limit for tax-qualified plans (or 8% after January 1, 2022 for eligible employees who elect to participate in the New 401(k) Plan or who were hired on or after January 1, 2020).

Normal retirement age for the majority of participants, including the named executive officers, under the Pension Plan and the Parity Plan is age 60. However, for benefits accrued after January 31, 2016, the normal retirement age is age 62. The traditional pension benefit under the Pension Plan for a participant who retires between the ages of 55 and 60 will be reduced by 3% for each year the participant receives his or her benefit prior to age 60.

Traditional Pension Benefit

Under the traditional pension benefit formula, the Pension Plan and the Parity Plan provide 2% of the average of the five calendar years (three calendar years for the Parity Plan) of highest earnings during employment multiplied by years of credited service for benefit accrual up to 25 years. Eligible compensation for the traditional pension benefit under the Pension Plan and the Parity Plan generally included salary and annual incentive compensation.

Each named executive officer’s capped accrued traditional pension benefit was calculated using his years of credited service as of either May 31, 2003 or May 31, 2008, depending on whether he chose to accrue future benefits under the cash balance formula or the traditional pension benefit formula in 2003, and his eligible earnings history as of May 31, 2008.

Portable Pension Account

The benefit under the Portable Pension Account is expressed as a notional cash balance account. For each plan year in which a participant is credited with a year of service, compensation credits are added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

AGE + SERVICE ON MAY 31	COMPENSATION CREDIT
Less than 55	5%
55 – 64	6%
65 – 74	7%
75 or over	8%

On May 31, 2020, the sum of age plus years of service for the named executive officers was as follows: Mr. Smith — 123; Mr. Lenz — 67; Mr. Subramaniam — 83; Mr. Colleran — 95; Mr. Carter — 87; and Mr. Graf — 106. Eligible compensation under the Portable Pension Account feature includes salary, annual incentive compensation, and promotional and certain other bonuses (but does not include long-term incentive compensation).

Transition compensation credits are an additional compensation credit percentage to be granted to participants in the Pension Plan and the Parity Plan who were age 40 or older on June 1, 2008, and who have an accrued benefit under the traditional pension benefit formula. For each plan year in which an eligible participant is credited with a year of service, transition compensation credits will be added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

AGE + SERVICE ON MAY 31	TRANSITION COMPENSATION CREDIT*
Less than 55	2%
55 – 64	3%
65 – 74	4%
75 or over	5%
*	For years of credited service over 25, transition compensation credits are 2% per year.

An eligible participant will receive transition compensation credits for five years (through May 31, 2013) or until he or she has 25 years of credited service, whichever is longer. For participants with 25 or more years of service, transition compensation credits are 2% per year and ceased as of May 31, 2013. An eligible participant’s first transition compensation credit was added to his or her Portable Pension Account as of May 31, 2009.

76

Executive Compensation – Potential Payments Upon Termination or Change of Control

Interest credits are added to a participant’s Portable Pension Account benefit as of the end of each fiscal quarter (August 31, November 30, February 28, and May 31) after a participant accrues his or her first compensation credit. The May 31 interest credit is added prior to the May 31 compensation credit or transition compensation credit (or additional compensation credit under the Parity Plan). Interest credits are based on the Portable Pension Account notional balance and a quarterly interest-crediting factor, which is equal to the greater of (a) 1/4 of the one-year Treasury constant maturities rate for April of the preceding plan year plus 0.25% and (b) 1% (1/4 of 4%). Interest credits will continue to be added until the last day of the month before plan benefits are distributed. The quarterly interest-crediting factor for each of the plan years ended May 31, 2021, 2020, and 2019 was 1%.

Distribution

Upon a participant’s retirement, the vested traditional pension benefit under the Pension Plan is payable as a monthly annuity. Upon a participant’s retirement or other termination of employment, an amount equal to the vested Portable Pension Account notional balance under the Pension Plan is payable to the participant in the form of a lump-sum payment or an annuity.

All Parity Plan benefits are paid as a single lump-sum distribution as follows:

For the portion of the benefit accrued under the Portable Pension Account formula, the lump-sum benefit will be paid six months following the date of the participant’s termination of employment; and
For the portion of the benefit accrued under the traditional pension benefit formula, the lump-sum benefit will be paid the later of the date the participant turns age 55 or six months following the date of the participant’s termination of employment.

Potential Payments Upon Termination or Change of Control

This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the officer’s employment (including resignation, or voluntary termination; severance, or involuntary termination; and retirement) or a change of control of FedEx.

Each of the named executive officers is an at-will employee and, as such, does not have an employment contract. In addition, if the officer’s employment terminates for any reason other than retirement, death or permanent disability, any unvested stock options are automatically terminated and any unvested shares of restricted stock are automatically forfeited. Accordingly, there are no payments or benefits that are triggered by any termination event (including resignation and severance) other than retirement, death or permanent disability, or in connection with a change of control of FedEx.

Benefits Triggered by Retirement, Death or Permanent Disability — Stock Option and Restricted Stock Plans

Retirement

When an employee retires:

If retirement occurs at or after age 60, all restrictions applicable to the restricted stock held by the employee lapse on the date of retirement;
If retirement occurs at or after age 55, but before age 60, the restrictions applicable to restricted stock held by the employee continue until the earlier of the specified expiration of the restriction period, the employee’s permanent disability or the employee’s death; and
All of the employee’s unvested stock options terminate.

For information regarding retirement benefits under our pension plans, see “— Fiscal 2021 Pension Benefits” above.

2021 Proxy Statement	77

Executive Compensation – Potential Payments Upon Termination or Change of Control

Death or Permanent Disability

When an employee dies or becomes permanently disabled:

all restrictions applicable to the restricted stock held by the employee immediately lapse; and
all of the employee’s unvested stock options immediately vest.

The following table quantifies for each named executive officer the value of his unvested restricted stock and stock options, the vesting of which would be accelerated upon death or permanent disability (assuming the officer died or became permanently disabled on May 31, 2021):

Benefits Triggered By Death Or Permanent Disability

NAME	VALUE OF UNVESTED RESTRICTED STOCK ($)(1)	VALUE OF UNVESTED STOCK OPTIONS ($)(2)	TOTAL ($)
F.W. Smith	—	80,895,394	80,895,394
M.C. Lenz	2,833,605	6,383,873	9,217,478
R. Subramaniam	5,850,429	19,707,861	25,558,290
D.F. Colleran	5,125,736	11,482,774	16,608,511
R.B. Carter	4,152,344	9,237,554	13,389,898
A.B. Graf, Jr.	—	—	—
(1)	Computed by multiplying the closing market price per share of FedEx’s common stock on May 28, 2021, the last trading day of fiscal 2021 (which was $314.81), by the number of unvested shares of restricted stock held by the officer as of May 31, 2021.
(2)	Represents the difference between the closing market price per share of FedEx’s common stock on May 28, 2021, the last trading day of fiscal 2021 (which was $314.81), and the exercise price of each unvested option held by the officer as of May 31, 2021.

In addition, FedEx provides each named executive officer (other than Mr. Graf) with:

$1,500,000 of group term life insurance coverage;
$500,000 of business travel accident insurance coverage for death or certain injuries suffered as a result of an accident while traveling on company business; and
A supplemental long-term disability program, with a monthly benefit equal to 60% of the officer’s basic monthly earnings (provided the officer continues to meet the definition of disability, these benefits generally continue until age 65).

Benefits Triggered by Change of Control or Termination after Change of Control — Stock Option and Restricted Stock Plans and Management Retention Agreements

Stock Option and Restricted Stock Plans

Each of our 2010 Omnibus Stock Incentive Plan, as amended, and our 2019 Omnibus Stock Incentive Plan (together, the “Stock Incentive Plans”) provides that, in the event of a “change of control” (as defined in the Stock Incentive Plans), each holder of an unexpired option has the right to exercise such option without regard to the date such option would first be exercisable. The Stock Incentive Plans also provide that, in the event of a “change of control,” depending on the change of control event, either (i) the restricted stock will be canceled and FedEx will make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx’s common stock in connection with the change of control multiplied by the number of shares of restricted stock held or (ii) the restrictions applicable to any such shares will immediately lapse.

Under the Stock Incentive Plans, our Compensation Committee may exercise its discretion to provide for a treatment different than described above with respect to any particular stock option or restricted stock award, as set forth in the related award agreement. To date, such discretion has not been exercised.

78

Executive Compensation – Potential Payments Upon Termination or Change of Control

The following table quantifies for each named executive officer the value of his unvested restricted stock and stock options, the vesting of which would be accelerated upon a change of control (assuming that the change of control occurred on May 31, 2021, and that the highest price per share received by FedEx’s stockholders in connection with the change of control was the closing market price on May 28, 2021 (the last trading day of fiscal 2021), which was $314.81):

Benefits Triggered By Change Of Control(1)

NAME	VALUE OF UNVESTED RESTRICTED STOCK ($)(2)	VALUE OF UNVESTED STOCK OPTIONS ($)(3)	TOTAL ($)
F.W. Smith	—	80,895,394	80,895,394
M.C. Lenz	2,833,605	6,383,873	9,217,478
R. Subramaniam	5,850,429	19,707,861	25,558,290
D.F. Colleran	5,125,736	11,482,774	16,608,511
R.B. Carter	4,152,344	9,237,554	13,389,898
A.B. Graf, Jr.	—	—	—
(1)	As discussed below, each of the named executive officers (other than Mr. Graf) is also entitled under his Management Retention Agreement to a two-year employment agreement upon a change of control and certain guaranteed compensation and benefits during the term of the two-year employment period.
(2)	Computed by multiplying the closing market price per share of FedEx’s common stock on May 28, 2021, the last trading day of fiscal 2021 (which was $314.81), by the number of unvested shares of restricted stock held by the officer as of May 31, 2021.
(3)	Represents the difference between the closing market price per share of FedEx’s common stock on May 28, 2021 (which was $314.81) and the exercise price of each unvested option (if the exercise price of the option was less than such market price) held by the officer as of May 31, 2021.

Management Retention Agreements

FedEx has entered into MRAs with each of its executive officers, including the named executive officers (other than Mr. Graf). The purpose of the MRAs is to secure the executives’ continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs; such term has the same meaning as used in FedEx’s equity compensation plans). The terms and conditions of the MRAs with the named executive officers are summarized below.

Term

Each MRA renews annually for consecutive one-year terms, unless FedEx gives at least thirty days’, but not more than ninety days’, prior notice that the agreement will not be extended. The non-extension notice may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

Employment Period

Upon a change of control, each MRA immediately establishes a two-year employment agreement with the executive officer. During the employment period, the officer’s position (including status, offices, titles, and reporting relationships), authority, duties, and responsibilities may not be materially diminished.

Compensation

During the two-year employment period, the executive officer receives base salary (no less than his or her highest base salary over the twelve-month period prior to the change of control) and is guaranteed the same annual incentive compensation opportunities as in effect during the 90-day period immediately prior to the change of control. The executive officer also receives incentive (including long-term performance bonus) and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits, and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

2021 Proxy Statement	79

Executive Compensation – Potential Payments Upon Termination or Change of Control

Termination

Each MRA terminates immediately upon the executive officer’s death, voluntary termination, or retirement. FedEx may terminate the MRA for disability, as determined in accordance with the procedures under FedEx’s long-term disability benefits plan. Once disability is established, he or she receives 180 days’ prior notice of termination.

During the employment period, FedEx also may terminate the officer’s employment for “cause” (which includes any act of dishonesty by the officer intended to result in substantial personal enrichment, the conviction of the officer of a felony, and certain material violations by the officer of his or her obligations under the MRA).

Benefits for Qualifying Termination

A “qualifying termination” is a termination of the executive’s employment by FedEx other than for cause, disability, or death or by the officer for “good reason” (principally relating to a material diminution in the officer’s authority, duties, or responsibilities or a material failure by FedEx to compensate the officer as provided in the MRA).

In the event of a qualifying termination, the executive officer will receive a lump-sum cash payment equal to two times his or her base salary (the highest annual rate in effect during the twelve-month period prior to the date of termination) plus two times target annual incentive compensation. The payments will be made to the officer on the date that is six months after his or her date of termination (or, if earlier than the end of such six-month period, within 30 days following the date of the executive’s death). In addition, the executive officer will receive 18 months of continued coverage of medical, dental, and vision benefits.

An executive officer’s benefits under the MRA will be reduced to the largest amount that would result in none of the MRA payments being subject to any excise tax. If the Internal Revenue Service otherwise determines that any MRA benefits are subject to excise taxes, the executive officer is required to repay FedEx the minimum amount necessary so that no excise taxes are payable.

In exchange for these benefits, the executive officer has agreed that, for the one-year period following his or her termination, he or she will not own, manage, operate, control, or be employed by any enterprise that competes with FedEx or any of its affiliates.

The following table quantifies for each named executive officer (other than Mr. Graf) the payments and benefits under his MRA triggered by a qualifying termination of the officer immediately following a change of control (assuming that the change of control and qualifying termination occurred on May 31, 2021, and that none of the payments and benefits would be subject to any excise tax):

Payments And Benefits Triggered By Qualifying Termination after Change Of Control

NAME	LUMP SUM CASH PAYMENT — 2X BASE SALARY AND 2X TARGET ANNUAL BONUS ($)	HEALTH BENEFITS ($)	TOTAL ($)
F.W. Smith	7,339,546	82,630	7,422,176
M.C. Lenz	2,795,000	39,196	2,834,196
R. Subramaniam	4,753,798	34,637	4,788,435
D.F. Colleran	3,927,784	50,793	3,978,577
R.B. Carter	3,917,000	45,491	3,962,491

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Executive Compensation – CEO Pay Ratio

CEO Pay Ratio

In accordance with Item 402(u) of Regulation S-K (the “pay ratio rule”), we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. This ratio is a reasonable estimate calculated in a manner consistent with the pay ratio rule and is based on our employee and payroll records and the methodology described below. The pay ratio rule allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations when calculating the ratio. Our reported ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations, and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their ratios.

Based upon the estimates, assumptions, and methodology described herein, the fiscal 2021 annual total compensation of our CEO was $14,338,756 (including $13,219 in employer-provided health benefits not included in the Summary Compensation Table), the fiscal 2021 annual total compensation of our median employee was $46,171 (including $8,609 in employer-provided health benefits), and the ratio of these amounts was 311:1.

Considered Population

We determined our median employee as of March 1, 2021, which was within the last three months of our fiscal 2021 year as required by the pay ratio rule. As of that date, we employed 565,238 employees worldwide (other than our CEO), including full-time, part-time, seasonal, and temporary employees. As permitted by the pay ratio rule, in determining our median employee, we excluded approximately 4.3% of our total employee population as of March 1, 2021, or 24,115 employees outside of the U.S., from the following countries and territories: Antilles Francaises (9); Argentina (261); Aruba (12); Austria (251); Bahamas (28); Bahrain (182); Barbados (36); Bermuda (27); Botswana (22); British Virgin Islands (7); Bulgaria (441); Cayman Islands (22); Colombia (294); Costa Rica (71); Curacao (14); Cyprus (166); Czech Republic (1,133); Denmark (809); Dominican Republic (99); Egypt (199); Estonia (131); Fiji (80); Finland (357); Greece (549); Grenada (6); Guadeloupe (9); Guam (13); Guatemala (43); Hungary (602); Ireland (367); Israel (131); Jamaica (65); Jordan (23); Kenya (81); Kuwait (136); Latvia (184); Lithuania (250); Luxembourg (46); Macau (10); Malawi (25); Namibia (62); New Zealand (277); Norway (284); Oman (17); Panama (81); Peru (22); Philippines (861); Portugal (995); Puerto Rico (647); Romania (958); Russia (762); Saint Kitts (9); Saint Lucia (9); Saint Martin (9); Saint Vincent (5); Singapore (1,314); Slovakia (412); Slovenia (208); South Africa (1,546); South Korea (1,153); Swaziland (12); Sweden (1,179); Switzerland (1,541); Taiwan (1,324); Trinidad and Tobago (47);Turks and Caicos Islands (7); Turkey (879); Ukraine (182); United Arab Emirates (1,210); United States Virgin Islands (19); Uruguay (38); Venezuela (33); Vietnam (708); and Zambia (114). As a result, an aggregate employee population of 541,123 was considered (the “considered population”) in determining our median employee in fiscal 2021.

Identifying our Median Employee

We selected annual taxable wages as the consistently applied compensation measure used to identify our median employee, which is a permissible approach even though this definition is defined differently across jurisdictions. For employees outside the U.S., we applied a reasonable estimate to determine taxable wages by consistently adjusting each non-U.S. employee’s annual pay rate upward to include additional elements of taxable compensation. From the considered population, we used statistical sampling to collect additional data for a group of employees (the “median population”) who were paid within a range of 10% above or below what we estimated to be our median taxable wage amount. We reviewed recent historical taxable wage data of the median population and selected employees within the median population with consistent taxable wages over the past three years. We calculated fiscal 2021 total compensation for each of the selected employees using the methodology for calculating our CEO’s fiscal 2021 total compensation as set forth in the Summary Compensation Table of our 2021 proxy statement. We then identified an employee from this group, who was reasonably representative of our workforce and whose wage was a reasonable estimate of the median wage at our organization as the median employee.

2021 Proxy Statement	81

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Stockholders

Stockholders approved FedEx’s 2002 Stock Incentive Plan, as amended, FedEx’s Incentive Stock Plan, as amended, FedEx’s 2010 Omnibus Stock Incentive Plan, as amended, and FedEx’s 2019 Omnibus Stock Incentive Plan (the “stock incentive plans”). Although options were still outstanding under the 2002 plan, the Incentive Stock Plan, and the 2010 Omnibus Stock Incentive Plan as of May 31, 2021, no shares are available under these plans for future grants.

Equity Compensation Plans Not Approved by Stockholders

In connection with its acquisition of Caliber System, Inc. (“Caliber”) in January 1998, FedEx assumed Caliber’s officers’ deferred compensation plan. This plan was approved by Caliber’s board of directors, but not by Caliber’s or FedEx’s stockholders. Following FedEx’s acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer’s 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units may be paid in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.

Summary Table

The following table sets forth certain information as of May 31, 2021, with respect to compensation plans under which shares of FedEx common stock may be issued.

Equity Compensation Plan Information

PLAN CATEGORY	NUMBER OF SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SHARES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SHARES REFLECTED IN THE FIRST COLUMN)
Equity compensation plans approved by stockholders	15,325,497	(1)	$175.19	12,233,805	(2)
Equity compensation plans not approved by stockholders	683	(3)	N/A	—
Total	15,326,180		$175.19	12,233,805	(2)
(1)

Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx’s stock incentive plans. This number does not include 880 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber System, Inc.

(2)

Shares available for equity grants under FedEx’s 2019 Omnibus Stock Incentive Plan (no more than 1,165,230 of the shares available under the 2019 Omnibus Stock Incentive Plan may be used for full-value awards).

(3)

Represents shares of FedEx common stock issuable pursuant to the officers’ deferred compensation plan assumed by FedEx in the Caliber acquisition as described under “— Equity Compensation Plans Not Approved by Stockholders” above.

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AUDIT MATTERS

Proposal 3 Ratification of the Appointment of the Independent Registered
Public Accounting Firm

Vote Required for Ratification

The Audit Committee is responsible for selecting FedEx’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Ernst & Young as FedEx’s independent registered public accounting firm for fiscal year 2022. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of Ernst & Young as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

Your Board of Directors recommends that you vote “FOR” this proposal

Appointment of Independent Registered Public Accounting Firm

Ernst & Young audited FedEx’s annual financial statements for the fiscal year ended May 31, 2021, and FedEx’s internal control over financial reporting as of May 31, 2021. The Audit Committee has appointed Ernst & Young to be FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2022.

Ernst & Young has been FedEx’s external auditor continuously since 2002. The members of the Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as FedEx’s independent registered public accounting firm is in the best interests of the company and our stockholders.

The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will attend the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Auditor

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, including the audit fee negotiations associated with the retention of the firm. Additionally, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of any new lead engagement partner. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted two policies: the Policy on Engagement of Independent Auditor and the Policy on Hiring Certain Employees and Partners of the Independent Auditor.

Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is reported at the next Audit Committee meeting.

The Audit Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax, and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit Committee. The Audit Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee no earlier than one year prior to the commencement of the service.

Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of FedEx’s business and excluding other services for which the aggregate fees are expected to be less than $50,000) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of FedEx authorized by the Audit Committee to sign on behalf of FedEx.

2021 Proxy Statement	83

Audit Matters – Report of the Audit Committee of the Board of Directors

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

In addition, the policy provides that FedEx’s independent registered public accounting firm may not provide any services, including financial counseling and tax services, to any FedEx officer, Audit Committee member, or FedEx managing director (or its equivalent) in the Finance department or to any immediate family member of any such person. The Policy on Engagement of Independent Auditor is available under the ESG heading below “Governance Policies” on the Investor Relations page of our website at investors.fedex.com.

Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional employee of the independent registered public accounting firm or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent registered public accounting firm in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent registered public accounting firm’s operations or policies, has capital balances in the independent registered public accounting firm, or maintains certain other financial arrangements with the independent registered public accounting firm. FedEx will not hire a former member of the independent registered public accounting firm’s audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required “cooling-off” period to elapse.

FedEx’s Executive Vice President and Chief Financial Officer must preapprove any hire who was employed during the preceding three years by the independent registered public accounting firm, and report at least annually all such hires to the Audit Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee assists the Board of Directors in its oversight of FedEx’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on the Investor Relations page of the FedEx website at investors.fedex.com/esg/board-of-directors/committee-charters/audit-committee-charter.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. FedEx’s independent registered public accounting firm is responsible for performing an audit of FedEx’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of FedEx’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended May 31, 2021, including a discussion of, among other things:

The acceptability and quality of the accounting principles;
The reasonableness of significant accounting judgments and critical accounting policies and estimates;
The clarity of disclosures in the financial statements; and
The adequacy and effectiveness of FedEx’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

The Audit Committee also reviewed with the Chief Executive Officer and Chief Financial Officer of FedEx their respective certifications with respect to FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended May 31, 2021, the firm’s judgments as to the acceptability and quality of FedEx’s accounting principles, and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of FedEx’s internal control over financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the firm’s independence.

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Audit Matters – Audit and Non-Audit Fees

The Audit Committee discussed with FedEx’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the senior internal audit executive and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of FedEx’s internal controls, and the overall quality of FedEx’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Ernst & Young LLP dated July 19, 2021, with respect to the consolidated financial statements of FedEx as of and for the fiscal year ended May 31, 2021, and with respect to the effectiveness of FedEx’s internal control over financial reporting, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021, for filing with the SEC.

Audit Committee Members

R. BRAD MARTIN Chairman	MARVIN R. ELLISON	KIMBERLY A. JABAL	JOSHUA COOPER RAMO

Audit and Non-Audit Fees

The following table sets forth fees for services Ernst & Young provided to FedEx during fiscal 2021 and 2020, which were preapproved by FedEx’s Audit Committee in accordance with the Policy on Engagement of Independent Auditor (discussed above):

	2021	2020
Audit fees	$32,359,000	$30,269,000
Audit-related fees	1,748,000	1,725,000
Tax fees	4,667,000	4,093,000
All other fees	127,000	6,000
Total	$38,901,000	$36,093,000

Audit Fees. Represents fees for professional services provided for the audit of FedEx’s annual financial statements, the audit of FedEx’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the review of FedEx’s quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and consents and comfort letters in connection with registered securities offerings and registration statements.
Audit-Related Fees. Represents fees for assurance and other services related to the audit of FedEx’s financial statements. The fees for fiscal 2021 and fiscal 2020 were for benefit plan audits, international accounting and reporting compliance, and system and organization controls (SOC) assessments and reports. The fees for fiscal 2021 also include fees for technology-related assessments.
Tax Fees. Represents fees for professional services provided primarily for international tax compliance and domestic and international tax advisory services. Tax compliance and preparation fees totaled $3,400,000 and $2,885,000 in fiscal 2021 and 2020, respectively.
All Other Fees. Represents fees for products and services provided to FedEx not otherwise included in the categories above. The fees for fiscal 2021 were for third-party anti-corruption compliance resources and online technical resources. The fees for fiscal 2020 were for online technical resources.

FedEx’s Audit Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

2021 Proxy Statement	85

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of FedEx’s common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table and all directors and executive officers as a group, as of August 2, 2021. Unless otherwise indicated, beneficial ownership is direct and the person shown has sole voting and investment power.

	COMMON STOCK BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES		NUMBER OF OPTION SHARES(1)	PERCENT OF CLASS(2)
Frederick W. Smith	19,536,788	(3)	1,251,327	7.77%
Marvin R. Ellison	4,682		23,835	*
Susan Patricia Griffith	2,458	(4)	12,038	*
Kimberly A. Jabal	3,213	(5)	9,960	*
Shirley Ann Jackson	8,809		5,370	*
R. Brad Martin	61,700	(6)	32,255	*
Joshua Cooper Ramo	2,922		21,300	*
Susan C. Schwab	5,592		27,535	*
David P. Steiner	29,940		27,535	*
Rajesh Subramaniam	65,197	(7)	117,102	*
Paul S. Walsh	13,000		32,255	*
Alan B. Graf, Jr.	230,235	(8)	130,318	*
Michael C. Lenz	13,976		42,200	*
Robert B. Carter	54,715	(9)	127,910	*
Donald F. Colleran	42,084		70,152	*
All directors and executive officers as a group (19 persons)	19,923,192	(10)	1,960,045	8.16%
*	Less than 1% of FedEx’s outstanding common stock.
(1)	Reflects the number of shares that can be acquired at August 2, 2021, or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”
(2)	Based on 266,190,927 shares outstanding on August 2, 2021.
(3)	Includes 14,493,728 shares owned by Mr. Smith (as of August 2, 2021, 1,950,000 of such shares have been pledged as security by Mr. Smith), 4,141,280 shares owned by Frederick Smith Enterprise Company, Inc. (“Enterprise”), a family holding company (as of August 2, 2021, 105,000 of such shares have been pledged as security by Enterprise), 898,504 shares held through grantor retained annuity trusts and 736 shares owned by Mr. Smith’s spouse. Regions Bank, Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise’s outstanding stock, and Mr. Smith owns 45% directly. Includes 2,540 shares held in FedEx’s retirement savings plan. Mr. Smith’s business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.
(4)	Includes 1,000 shares owned by Susan P. Griffith Living Trust.
(5)	Includes 3,213 shares owned by KJ Family Trust.
(6)	Includes 7,250 shares owned by R. Brad Martin Family Foundation, 750 shares in children’s trusts, and 2,100 shares owned by Mr. Martin’s spouse.
(7)	Includes 43,032 shares owned by a family trust.
(8)	Includes 40,000 shares owned by family trusts and 474 shares held in FedEx’s retirement savings plan.
(9)	Includes 2,946 shares owned by Mr. Carter’s spouse.
(10)	Includes the shares reflected in footnotes 3-7 and footnote 9 above, 383 shares held in FedEx’s retirement savings plan, 6,518 shares held in trusts, and 100 shares held by children.

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Stock Ownership – Significant Stockholders

Significant Stockholders

The following table lists certain persons known by FedEx to own beneficially more than five percent of FedEx’s outstanding shares of common stock as of March 31, 2021.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	18,519,425	(1)	6.98%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania	18,109,972	(2)	6.83%
PRIMECAP Management Company 177 East Colorado Boulevard, 11th Floor Pasadena, California 91105	13,936,709	(3)	5.25%
Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	13,529,644	(4)	5.10%
(1)	BlackRock, Inc. is the parent holding company of certain institutional investment managers, which collectively had sole voting power over 16,069,457 shares and sole investment power over all 18,519,425 shares.
(2)	The Vanguard Group, Inc., a registered investment advisor, did not have sole voting power over any shares, had sole investment power over 17,062,178 shares, and shared investment power over 1,047,794 shares.
(3)	PRIMECAP Management Company, a registered investment advisor, had sole voting power over 13,419,711 shares and sole investment power over all 13,936,709 shares.
(4)	Dodge & Cox, a registered investment advisor, had sole voting power over 12,851,244 shares and sole investment power over all 13,529,644 shares.

2021 Proxy Statement	87

STOCKHOLDER PROPOSALS

Proposal 4 Independent Board Chairman

Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that Myra K. Young, 9295 Yorkship Court, Elk Grove, California 95758, the beneficial owner of 50 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Proposal 4 – Independent Board Chairman

Shareholders request the Board of Directors adopt as policy, and amend the governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

If the Board determines that a Chair is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is temporarily waived if, in the unlikely event, no independent director is available and willing to serve as Chair.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in June 2020.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

The role of the CEO and management is to run the company.
The role of the Board of Directors is to provide independent oversight of management and the CEO.
There is a potential conflict of interest for a CEO to have the oversight role of Chairman.

Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. A CEO serving as Chair can result in excessive management influence on the Board and weaker oversight of management.

In an example from a company whose share price went from $120 to $160 in 2020 the 2020 Lowe’s (LOW) annual meeting proxy said Lowe’s independent directors determined that having a separate Chairman and Chief Executive Officer affords the CEO the opportunity to focus his time and energy on managing the business and allows the Chairman to devote his time and attention to Board oversight and governance.

According to the Council of Institutional Investors: The board should be chaired by an independent director. The CEO and chair roles should only be combined in very limited circumstances; in these situations, the board should provide a written statement in the proxy materials discussing why the combined role is in the best interests of shareowners, and it should name a lead independent director who should have approval over information flow to the board, meeting agendas and meeting schedules to ensure a structure that provides an appropriate balance between the powers of the CEO and those of the independent directors.

To Enhance Shareholder Value, Vote FOR
Independent Board Chairman – Proposal 4”

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Stockholder Proposals – Proposal 4 – Independent Board Chairman

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

FedEx and its stockholders are best served when leadership choices are made by the Board on a case-by-case basis — not pursuant to a predetermined policy. FedEx’s Bylaws provide that the Chairman of the Board of Directors shall be the Chief Executive Officer, unless the Board decides otherwise. This approach provides the Board with the necessary flexibility to determine whether the positions should be held by the same person or by separate persons based on the leadership needs of FedEx at any particular time. Adopting a policy to restrict the Board’s discretion in selecting the Chairman of the Board, as well as restricting the ability to combine the positions of Chairman and Chief Executive Officer, would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman.

The Board has given careful consideration to separating the roles of Chairman and Chief Executive Officer and has determined that, at this time, FedEx and its stockholders are best served by having Frederick W. Smith, FedEx’s founder, serve as both Chairman of the Board of Directors and Chief Executive Officer. Mr. Smith’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single, clear focus for the chain of command to execute FedEx’s strategic initiatives and business plans.

Mr. Smith has served as both Chairman of the Board and Chief Executive Officer of FedEx since 1977. Mr. Smith is the pioneer of the express transportation industry and his record of innovation, achievement, and leadership speaks for itself. Under Mr. Smith’s leadership, FedEx has become one of the most trusted and respected brands in the world. For twenty-one consecutive years FedEx has ranked in the top 20 in FORTUNE magazine’s “World’s Most Admired Companies” list, ranking number 16 on the most recent 2021 list. FedEx was also named one of the “TIME 100 Most Influential Companies” by TIME magazine in 2021. Mr. Smith has been named one of the top 30 chief executives in the world by Barron’s magazine numerous times in the last fifteen years. Under Mr. Smith’s leadership, FedEx has also experienced strong long-term financial growth and stockholder return. FedEx’s compound annual growth rates for revenue, earnings per share, and stock price since its initial public offering in 1978 through fiscal 2021 are approximately 16%, 14%, and 14%, respectively. The Board of Directors believes that our stockholders have been well served by having Mr. Smith act as both Chairman of the Board and Chief Executive Officer.

Selecting an appropriate leadership structure is one of the most important tasks of any board. If the proposal were implemented, it would prevent future Boards from having the flexibility to determine the best leadership structure for FedEx, regardless of what the Board believes to be in the best interests of the company and its stockholders, to their potential detriment.

FedEx’s strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx’s business and affairs. The Board of Directors is composed of independent, active, and effective directors. Over the past eight years, we have added three highly qualified, independent directors to the Board in Kimberly A. Jabal, former Chief Financial Officer of Unity Technologies; Marvin R. Ellison, Chairman, President and Chief Executive Officer of Lowe’s Companies, Inc.; and Susan Patricia Griffith, President and Chief Executive Officer of The Progressive Corporation. Nine out of our eleven directors standing for reelection meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission and the Board’s standards for determining director independence. Mr. Smith and Rajesh Subramaniam, our President and Chief Operating Officer, are the only directors who are also members of executive management.

Our Lead Independent Director, who has a robust set of duties and responsibilities, provides independent leadership. The Chairperson of the Nominating & Governance Committee, who is elected annually by a majority of the independent Board members, serves as the Lead Independent Director. The Lead Independent Director:

Presides at all meetings of the Board if the Chairman of the Board and Chief Executive Officer is not present;
Serves as a liaison between the Chairman of the Board and Chief Executive Officer and independent Board members;
Presides over the executive sessions of non-management directors;
May also be designated by the Chairman of the Board and Chief Executive Officer to preside at any Board or stockholder meeting;
Reviews and approves all Board meeting agendas and schedules;
Consults with the Chairman of the Board and Chief Executive Officer regarding other information sent to the Board in connection with Board meetings or other Board action;
May call meetings of the non-management Board members as he deems necessary or appropriate; and
Is available to communicate with stockholders, as appropriate, if requested by such stockholders.

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Stockholder Proposals – Proposal 4 – Independent Board Chairman

David P. Steiner, our Lead Independent Director, is an exemplary director and the consummate professional. We consider the breadth of his experience — in the transportation industry, energy sector, and public company leadership — to be a tremendous asset to our company. The Board of Directors carefully considered Mr. Steiner’s qualifications when electing him as Chairman of the Nominating & Governance Committee.

FedEx’s Board of Directors and its committees vigorously oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives. Each of the Board’s Audit, Compensation, Information Technology Oversight, and Nominating & Governance Committees is composed entirely of independent directors. Consequently, independent directors directly oversee such critical matters as the integrity of FedEx’s financial statements; the compensation of executive management, including Mr. Smith’s compensation; the oversight of the company’s cybersecurity and technology-related risks; the selection and evaluation of directors; and the development and implementation of corporate governance programs. The Compensation Committee, together with the other independent directors, conducts an annual performance review of the Chairman of the Board and Chief Executive Officer, assessing FedEx’s financial and non-financial performance and the quality and effectiveness of Mr. Smith’s leadership. In addition, the Nominating & Governance Committee oversees the processes by which Mr. Smith is evaluated.

Consistent with our philosophy of empowering each member of our Board of Directors, each Board member may place items on the agenda for Board meetings or raise subjects that are not on the agenda for that meeting. In addition, each Board member has complete and open access to any member of management and to the chairman of each Board committee for the purpose of discussing any matter related to the work of such committee. Lastly, the Board and each Board committee has the authority to retain independent legal, financial, and other advisors as they deem appropriate. See “Corporate Governance Matters — Board Leadership Structure” on page 31 for more information on our governance practices.

Requiring that the Chairman of the Board be an independent director is not necessary to ensure that our Board provides independent and effective oversight of FedEx’s business and affairs. Such oversight is maintained at FedEx through the composition of our Board, including our Lead Independent Director, the strong leadership and engagement of our other independent directors and Board committees, and our highly effective corporate governance structures and processes in place.

The Board believes the current leadership model, when combined with our independent board governance structure, strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of FedEx’s business and affairs. The proposal seeks to replace FedEx’s balanced approach to board leadership with an inflexible approach that does not permit the Board, regardless of circumstances, to exercise judgment about which arrangements would best serve the interests of our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

90

Stockholder Proposals – Proposal 5 – Report on Alignment Between Company Values and Electioneering Contributions

Proposal 5 Report on Alignment Between Company Values and Electioneering Contributions

Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that Clean Yield Asset Management, PO Box 874, 16 Beaver Meadow Road, Norwich, Vermont 05055, on behalf of The Dawn E. Peterson Trust, the beneficial owner of 150 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Whereas:

Proponents believe that FedEx should establish policies and reporting systems that minimize risk to the firm’s reputation and brand by addressing possible missteps in corporate electioneering and political spending that contrast with our company’s stated and implied values.

Publicly available data shows that FedEx and FedExPAC contributed at least $200,000 during the 2020 election cycle to the 147 members of Congress who challenged the certification of the 2020 presidential results on January 6, 2021. Relatedly, FedEx gave $10,000 to the Republic Attorney Generals Association; about two-thirds of the Association’s member attorneys general signed on to a brief urging the Supreme Court to throw out the election results from four states, and its self-described policy branch ran a robo-calling effort urging “patriots” to “march to Congress” and “stop the steal.” A number of companies and organizations have discontinued their affiliations with the Association.

In another example, FedEx has stated that it “supports an inclusive workplace culture and is committed to the education, recruitment, development and advancement of diverse team members worldwide, and we are recognized for our commitment to those efforts.” FedEx has supported gender diversity by sponsoring a women’s employee resource group and providing maternity leave, financial assistance with adoptions and providing a work-life balance program. Yet based on public data, the proponent estimates that in the 2016-2020 election cycles, FedEx and FedExPAC made political donations totaling over $4 million to politicians and political organizations working to weaken access to reproductive healthcare, undermining the ability of employees to manage their fertility.

Resolved:

Shareholders request that the Board Nominating & Governance Committee issue a report to shareholders annually at reasonable expense, excluding confidential information, consisting of a congruency analysis between company values and any political or electioneering contributions made by the company and FedExPAC. The analysis should include a list of any contributions made during the prior year which raise an issue of significant misalignment with company values, and any further relevant information, such as the rationale for maintaining such exceptions or determinations to halt contributions to the recipients.

Supporting Statement:

Proponents recommend that “company values” considered in the report include any publicly stated Company values and values implied by corporate social responsibility strategies designed to address material social and environmental topics.

Proponents also recommend that Company management disclose coherent criteria for determining congruency, such as identifying other actions or policies supported by the company’s political spending recipients that conflict with core company values. We also recommend that the report include management’s analysis of any risks to our company’s brand, reputation, or shareholder value and identify any actions by the Company to inform contribution recipients of company values and of the outcomes of the annual assessment. “Expenditures for electioneering communications” means spending directly, or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.”

2021 Proxy Statement	91

Stockholder Proposals – Proposal 5 – Report on Alignment Between Company Values and Electioneering Contributions

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

FedEx is one of the world’s most admired and trusted companies. We are proud that FedEx is consistently recognized as one of the world’s most reputable companies. Among the many reputation awards we have recently received, FedEx was ranked 16th on FORTUNE magazine’s 2021 “World’s Most Admired Companies” list — the 21st consecutive year we have been ranked in the top 20 on the list, with 15 of those years ranking among the top 10. FedEx was also named one of “America’s Best Large Employers” by Forbes in 2021 and one of “America’s Most Responsible Companies” by Newsweek in 2020, ranking higher than any other “Travel, Transport & Logistics” company included on the list.

The FedEx brand is one of the most widely recognized, trusted, and respected in the world and one of our most important and valuable assets. We have a strong reputation among customers and the general public for high standards of social and environmental responsibility and corporate governance and ethics. The FedEx brand name and our corporate reputation are powerful sales and marketing tools. We recognize that adverse publicity relating to company activities could tarnish our reputation and reduce the value of our brand. As a result, we devote significant resources to promoting and protecting our brand and reputation.

The Board believes it is in the best interests of our stockholders and employees for FedEx to be an effective participant in the political process. We are subject to extensive regulation at the federal and state levels and are involved in a number of legislative initiatives across a broad spectrum of policy areas that can have an immediate and dramatic effect on our business and operations. We ethically and constructively promote legislative and regulatory actions that further the business objectives of FedEx and attempt to protect FedEx from unreasonable, unnecessary, or burdensome legislative or regulatory actions at all levels of government.

As more fully described in our policy regarding political contributions (which is available under the ESG heading on the Investor Relations page of our website at investors.fedex.com), we actively participate in the political process and maintain memberships with a variety of trade associations with the ultimate goal of promoting and protecting the economic future of FedEx and our stockholders and employees. An important part of participating effectively in the political process is making prudent political contributions and focused lobbying expenditures — but only where permitted by applicable law. FedEx’s political contributions and expenditures are made to further the best interests of the company and our stockholders and employees, and are made without regard to the personal political preferences of individual FedEx Board members, officers, and employees.

Participation in the political process and as a member of various trade associations comes with the understanding that we may not always agree with all of the positions of the recipients, organizations, or organizations’ other members. We believe, however, that these recipients take many positions and address many issues of importance to FedEx in a meaningful manner, and the associations take positions and address issues in a collective industry manner and often advance positions consistent with company interests, that will help us provide strong financial returns, enhance long-term stockholder value, and advance the best interests of our employees consistent with our corporate values.

Our political contribution policies and procedures help ensure that our participation in the political process does not harm our brand or reputation. Political contributions of all types are subject to extensive governmental regulation and public disclosure requirements, and FedEx is fully committed to complying with all applicable campaign finance laws. For example, under U.S. federal law FedEx cannot directly support candidates for federal office, so we do not. While some states allow corporate contributions to state and local candidates or ballot issue campaigns, it is our policy not to make such contributions. We also do not make independent expenditures.

In addition, FedEx does not make corporate contributions to groups organized under section 501(c)(4) or section 527 of the Internal Revenue Code, other than membership dues, event sponsorships, and contributions to the organizational committees of the Democratic and Republican national party conventions, the Democratic and Republican presidential and state gubernatorial inaugural committees, and the annual conferences of the Democratic and Republican Governors Associations. None of these expenditures are used to directly support any election-related activity or ballot initiatives at the federal, state, or local level. These limited corporate expenditures are approved by the Corporate Vice President of Government and Regulatory Affairs, in consultation with appropriate members of FedEx senior management, and are made without regard to the personal political preferences of individual FedEx Board members, officers, and employees.

FedEx also provides an opportunity for its employees to participate in the political process by joining FedEx’s non-partisan political action committee (“FedExPAC”). The political contributions made by FedExPAC are funded entirely by the voluntary contributions of our employees. No corporate funds are used. Appropriate members of FedEx senior management decide which candidates, campaigns, and committees FedExPAC will support based on a nonpartisan effort to advance and protect the best interests of the company and our stockholders and employees. All contributions are made without regard to the personal political preferences of individual FedEx Board members, officers, and employees.

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Stockholder Proposals – Proposal 5 – Report on Alignment Between Company Values and Electioneering Contributions

FedEx is already subject to extensive federal, state, and local lobbying registration and public disclosure requirements. For example, FedEx files quarterly reports with the United States House of Representatives and Senate that disclose a list of our lobbying activities, and these reports are publicly available at lobbyingdisclosure.house.gov/. Moreover, FedExPAC’s activities are subject to comprehensive regulation by federal, state, and local governments, including detailed disclosure requirements, which include monthly reports filed with the Federal Election Commission. These reports are publicly available at fec.gov and include an itemization of FedExPAC’s receipts and disbursements, including any political contributions, over a certain amount.

We also have in place effective reporting and compliance procedures designed to ensure that our political contributions are made in accordance with applicable law, and we closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations in which we are a member. For example, we have policies that govern FedEx employee involvement in trade associations and accounting procedures that allow us to record and monitor these expenditures.

Our independent Nominating & Governance Committee assists the Board of Directors in oversight of FedEx’s political activities. The Committee reviews and discusses with FedEx’s Executive Vice President, General Counsel and Secretary, at least annually, the company’s political activities, including political spending and lobbying activities and expenditures. The Committee also periodically reviews and discusses with management our policy on political contributions and approves any changes to this policy. As a result of these policies and mandatory public disclosure requirements, the Board has concluded that ample public information exists regarding FedEx’s political contributions and lobbying expenditures to alleviate the concerns cited in this proposal.

The Board believes the expanded disclosure requested in this proposal could place FedEx at a competitive disadvantage by revealing our strategies and priorities. Because parties with interests adverse to FedEx also participate in the political process to their business advantage, any unilateral expanded disclosure, above what is required by law and equally applicable to all similar parties engaged in public debate, could benefit those parties while harming the interests of FedEx and our stockholders. The Board believes any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than FedEx alone (as the proponent requests).

In short, we believe our current policies and procedures governing political contributions adequately protect our corporate brand, values and reputation, while allowing FedEx to actively and effectively participate in the political process with the ultimate goal of promoting and protecting the best interests of the company and our stockholders and employees. If adopted, the proposal would apply only to FedEx and to no other company and would cause FedEx to incur undue cost and administrative burden, as well as competitive harm given the level of detail it seeks and the complexity of the political advocacy process, without commensurate benefit to our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

2021 Proxy Statement	93

Stockholder Proposals – Proposal 6 – Lobbying Activity and Expenditure Report

Proposal 6 Lobbying Activity and Expenditure Report

Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, the beneficial owner of 176 shares of FedEx common stock, and As You Sow, 2150 Kittredge Street, Suite 450, Berkeley, California 94704, on behalf of The George Gund Foundation, the beneficial owner of 11,230 shares of FedEx common stock, intend to present the following proposal for consideration at the annual meeting:

“Whereas, we believe full disclosure of FedEx’s direct and indirect lobbying activities and expenditures is required to assess whether FedEx’s lobbying is consistent with its expressed goals and in stockholders’ best interests.

Resolved, the stockholders of FedEx request the preparation of a report, updated annually, disclosing:

1. Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2. Payments by FedEx used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3. FedEx’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4. Description of management’s and the Board’s decision-making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that: (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation, and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which FedEx is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nominating & Governance Committee and posted on FedEx’s website.

Supporting Statement:

FedEx spent over $142 million on federal lobbying from 2010 - 2020. This does not include state lobbying expenditures, where FedEx lobbies but disclosure is uneven or absent. For example, FedEx spent $2.89 million lobbying in California from 2010 - 2020.

FedEx sits on the board of the Chamber of Commerce and also belongs to the Business Roundtable (BRT), which have together spent over $2.0 billion on lobbying since 1998. FedEx does not disclose its memberships in, or payments to, trade associations and social welfare organizations, or the amounts used for lobbying, including grassroots. Grassroots lobbying does not get reported at the federal level under the Lobbying Disclosure Act, and disclosure is uneven or absent in states. And FedEx does not disclose its support for the American Legislative Exchange Council (ALEC).

We are concerned FedEx’s lack of lobbying disclosure presents reputational risks when its lobbying contradicts company public positions. For example, FedEx publicly supported COVID-19 efforts, but the Chamber lobbied against use of the Defense Production Act for production of personal protective equipment for workers.[1] FedEx has drawn scrutiny for its public support for climate sustainability juxtaposed against the Chamber’s lobbying on climate regulation.[2] And FedEx signed the BRT Statement on the Purpose of the Corporation, yet also attended the ALEC annual conference reportedly “to work in secret with lawmakers on bills to promote fossil fuels and bust unions.”[3]

We believe the reputational damage stemming from these misalignment harms long-term value creation. Thus, we urge FedEx to expand its lobbying disclosure.”
____________________

[1]	https://public-accountability.org/report/unmasked-the-corporations-backing-a-lobbying-campaign-against-the-use-of-the-defense-production-act/.
[2]	https://chamberofcommercewatch.org/the-one-thing-fedex-needs-to-lose/.
[3]	https://readsludge.com/2019/08/27/these-ceos-promised-to-be-socially-responsible-but-their-companies-are-pushing-alecs-right-wing-agenda/.

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Stockholder Proposals – Proposal 6 – Lobbying Activity and Expenditure Report

Board of Directors’ Statement in Opposition

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

The Board believes it is in the best interests of our stockholders for FedEx to be an effective participant in the political process. We are subject to extensive regulation at the federal and state levels and are involved in a number of legislative initiatives across a broad spectrum of policy areas that can have an immediate and dramatic effect on our business and operations. We ethically and constructively promote legislative and regulatory actions that further the business objectives of FedEx and attempt to protect FedEx from unreasonable, unnecessary, or burdensome legislative or regulatory actions at all levels of government.

As more fully described in our policy regarding political contributions (which is available under the ESG heading on the Investor Relations page of our website at investors.fedex.com), we actively participate in the political process and maintain memberships with a variety of trade associations with the ultimate goal of promoting and protecting the economic future of FedEx and our stockholders and employees. An important part of participating effectively in the political process is making prudent political contributions and focused lobbying expenditures— but only where permitted by applicable law. FedEx’s political contributions and expenditures are made to further the best interests of the company and our stockholders and employees, and are made without regard to the personal political preferences of individual FedEx Board members, officers, and employees.

Participation in the political process and as a member of various trade associations comes with the understanding that we may not always agree with all of the positions of the recipients, organizations, or organizations’ other members. We believe, however, that these recipients take many positions and address many issues of importance to FedEx in a meaningful manner, and the associations take positions and address issues in a collective industry manner and often advance positions consistent with company interests, that will help us provide strong financial returns, enhance long-term stockholder value, and advance the best interests of our employees consistent with our corporate values.

We have practices in place to ensure the appropriate disclosure and oversight of our lobbying and political activities. Political contributions of all types are subject to extensive governmental regulation and public disclosure requirements, and FedEx is fully committed to complying with all applicable campaign finance laws. For example, under U.S. federal law FedEx cannot directly support candidates for federal office, so we do not. While some states allow corporate contributions to state and local candidates or ballot issue campaigns, it is our policy not to make such contributions. We also do not make independent expenditures.

In addition, FedEx does not make corporate contributions to groups organized under section 501(c)(4) or section 527 of the Internal Revenue Code, other than membership dues, event sponsorships, and contributions to the organizational committees of the Democratic and Republican national party conventions, Democratic and Republican presidential and state gubernatorial inaugural committees, and the annual conferences of the Democratic and Republican Governors Associations. None of these expenditures are used to directly support any election-related activity or ballot initiatives at the federal, state, or local level. These limited corporate expenditures are approved by the Corporate Vice President of Government and Regulatory Affairs, in consultation with appropriate members of FedEx senior management, and are made without regard to the personal political preferences of individual FedEx Board members, officers, and employees.

FedEx is already subject to extensive federal, state, and local lobbying registration and public disclosure requirements. For example, FedEx files quarterly reports with the United States House of Representatives and Senate that disclose a list of our lobbying activities, and these reports are publicly available at lobbyingdisclosure.house.gov/.

We also have in place effective reporting and compliance procedures designed to ensure that our political contributions are made in accordance with applicable law, and we closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations in which we are a member. For example, we have policies that govern FedEx employee involvement in trade associations and accounting procedures that allow us to record and monitor these expenditures.

Our independent Nominating & Governance Committee assists the Board of Directors in oversight of FedEx’s political activities. The Committee reviews and discusses with FedEx’s Executive Vice President, General Counsel and Secretary, at least annually, the company’s political activities, including political spending and lobbying activities and expenditures. The Committee also periodically reviews and discusses with management our policy on political contributions and approves any changes to this policy.

As a result of these policies and mandatory public disclosure requirements, the Board has concluded that ample public information exists regarding FedEx’s political contributions and lobbying expenditures to alleviate the concerns cited in this proposal.

2021 Proxy Statement	95

Stockholder Proposals – Proposal 6 – Lobbying Activity and Expenditure Report

FedEx also provides an opportunity for its employees to participate in the political process by joining FedEx’s non-partisan political action committee (“FedExPAC”). FedExPAC allows our employees to pool their financial resources to support federal, state, and local candidates, campaigns, and committees. The political contributions made by FedExPAC are funded entirely by the voluntary contributions of our employees. No corporate funds are used. Appropriate members of FedEx senior management decide which candidates, campaigns, and committees FedExPAC will support based on a nonpartisan effort to advance and protect the best interests of the company and our stockholders and employees. All contributions are made without regard to the personal political preferences of individual FedEx Board members, officers, and employees.

Moreover, FedExPAC’s activities are subject to comprehensive regulation by federal, state, and local governments, including detailed disclosure requirements, which include monthly reports filed with the Federal Election Commission. These reports are publicly available at fec.gov and include an itemization of FedExPAC’s receipts and disbursements, including any political contributions, over a certain amount.

The Board believes the expanded disclosure requested in this proposal could place FedEx at a competitive disadvantage by revealing our strategies and priorities. Because parties with interests adverse to FedEx also participate in the political process to their business advantage, any unilateral expanded disclosure, above what is required by law and equally applicable to all similar parties engaged in public debate, could benefit those parties while harming the interests of FedEx and our stockholders. The Board believes any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than FedEx alone (as the proponent requests).

In short, we believe this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions and lobbying expenditures already exists. If adopted, the proposal would apply only to FedEx and to no other company and would cause FedEx to incur undue cost and administrative burden, as well as competitive harm given the level of detail it seeks and the complexity of the political advocacy process, without commensurate benefit to our stockholders. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

96

Stockholder Proposals – Proposal 7 – Assessing Inclusion in the Workplace

Proposal 7 Assessing Inclusion in the Workplace

×	Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the NorthStar Asset Management, Inc. Funded Pension Plan, PO Box 301840, Boston, Massachusetts 02130, the beneficial owner of 362 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Assessing Inclusion in the Workplace

WHEREAS:

“Structural racism is the overarching system of racial bias across institutions and society. These systems give privileges to white people resulting in disadvantages to people of color,” thereby imposing a cultural hierarchy among racial groups;

The Harvard Business Review explains that “[c]ompanies must confront racism at a systemic level – addressing everything from the structural and social mechanics of their own organizations to the role they place in the economy at large”;

A 2020 Citigroup study found that since 2000 the U.S. gross domestic product (GDP) has lost $16 trillion as a result of discrimination against African Americans and that reversing discriminatory practices could boost U.S. GDP by $5 trillion in the next five years;

Tema Okun, a veteran racial justice facilitator, illustrates the insidious nature of white supremacist culture by explaining that “[c]ulture is powerful precisely because it is so present and at the same time so very difficult to name or identify.” Cultural racism can manifest as people of color being ignored, overly criticized, undermined, or assumed as inferior; strict cultural norms or criticisms of certain hairstyles, manners of speech, or other physical appearances. Cultural racism can do long-term emotional and psychological damage;

While FedEx’s Global Citizenship Report indicates that the company seeks to develop a “culturally competent workplace,” including offering affinity groups, the Proponent remains concerned by the company’s limited evaluation of systemic racism in company culture. The Proponent notes that only 34% of new hires are women and at the senior leadership level only 23% are female. While new hire data isn’t disaggregated by diversity, only 34% of leadership staff are people of color;

Shareholders are especially concerned given that in May 2020 FedEx faced allegations of wrongful termination of two Black drivers who faced a racist tirade from a customer in Georgia. One of those drivers’ attorneys stated in a video interview that FedEx needs “cultural sensitivity training by … NAACP and others”;

Proponents believe that our company can advance long-term value creation through an analysis of whether and how systemic racism is embedded in company culture, policies and procedures.

RESOLVED: Shareholders urge the Board of Directors to prepare a report to shareholders on whether written policies or unwritten norms at the Company reinforce racism in company culture.

SUPPORTING STATEMENT: The report should be prepared within one year, at reasonable cost and excluding proprietary and privileged information. The Board is encouraged to assess whether Company policies or unwritten norms:

1.	Yield inequitable outcomes for employees based on race and ethnicity in patterns of hiring and retention, promotion and upward mobility, disciplinary action, or employee usage of benefits;
2.

Establish a cultural hierarchy through perceived pressure to use “whitened” names rather than birth names, to adopt “white-centric” physical appearance standards in hair style, body art or modifications, and facial hair styles, or to avoid traditional attire and religious head coverings.”

2021 Proxy Statement	97

Stockholder Proposals – Proposal 7 – Assessing Inclusion in the Workplace

Board of Directors’ Statement in Opposition

The Board of Directors and its Compensation and Nominating & Governance Committees have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders or employees.

FedEx is one of the world’s most admired companies and is strongly committed to diversity, equity, and inclusion (“DEI”). Our greatest asset is our people. We believe that DEI delivers a better future for all team members, customers, suppliers, and communities. We are committed to providing a workplace where each individual feels respected, satisfied, and appreciated, and our policies are designed to promote fairness and respect for each person. We are proud of the fact that FedEx is consistently recognized as one of the world’s most admired and inclusive companies and as one of the best places to work. For example:

FedEx ranked 16th in FORTUNE magazine’s 2021 “World’s Most Admired Companies” list — the 21st consecutive year we have been ranked in the top 20 on the list;
FedEx was named to Forbes’ “Best Employers for Diversity” list in 2019 and 2021;
FedEx was named to the National Business Inclusion Consortium’s “Best of the Best Corporations for Inclusion” list in 2020;
FedEx was named to FORTUNE magazine’s and the Great Place to Work Institute’s “Best Workplaces for Diversity” list in 2019; and
FedEx was named to Black Enterprise magazine’s 2018 list of the “50 Best Companies for Diversity.”

As reflected in our Code of Conduct (which is available under the ESG heading on the Investor Relations page of our website at investors.fedex.com), FedEx is committed to protecting and advancing human rights in all our operations. We strive to treat others with respect and dignity, encourage diversity and diverse opinions, provide safe working conditions, and promote equal opportunity for all. DEI and respect are core FedEx values that foster acceptance, promote anti-biases, and encourage a more inclusive society. Our company was founded on a people-first philosophy, and respect for each individual is an everyday business practice.

We continually work to make FedEx a diverse, inclusive, equitable, and growth-focused workplace where all team members have the opportunity to flourish. We are fully committed to attracting and retaining a workforce that is as diverse as the world we serve. In short, we believe that supporting DEI is a smart business practice that fosters innovation and makes FedEx a more competitive company and, more important, is the right thing to do. For additional information regarding our commitment to DEI, see our 2021 ESG Report, which can be found at fedex.com/en-us/sustainability/reports.html, and our DEI webpage at fedex.com/en-us/about/diversity-inclusion.html.

Creating and maintaining a diverse, equitable, and inclusive workplace has been a foundational practice at FedEx and we are committed to continuous improvement. At FedEx, our employment policies and practices are designed to promote fairness and respect for each individual. We recruit, hire, evaluate, compensate, and promote our employees, and engage contractors, based on their qualifications and performance. As stated in our Code of Conduct and Equal Opportunity and Anti-Harassment statement, we are committed to equal opportunity, fairness, respect, and inclusion and do not tolerate discrimination or harassment based on race, color, ethnicity, national origin, religion, sex, age, genetic information, citizenship, disability, marital status, pregnancy, sexual orientation, gender identity, gender expression, veteran status, or any other characteristic protected under national, state, or local laws.

Diversity at FedEx starts at the top. The FedEx Board of Directors includes eleven directors, four of whom are women and three of whom are ethnically diverse. As of the end of fiscal year 2020, women represented 25% of FedEx management employees globally, while 38% of management employees in the U.S. were minorities. In furtherance of our efforts towards continued transparency regarding our workforce composition, beginning in calendar year 2021, we now report the prior year gender, racial, and ethnic composition of our U.S. workforce by EEO-1 job category as set forth in the consolidated EEO-1 Reports filed by FedEx and its operating subsidiaries with the Equal Employment Opportunity Commission. These reports can be found on our DEI webpage at fedex.com/en-us/about/diversity-inclusion.html.

FedEx values feedback from our team members and we provide several avenues to listen and engage with our team, including annual surveys, employee networks, and direct feedback. Our annual engagement surveys measure employee satisfaction regarding culture, engagement, and diversity. The results of these surveys are shared with senior leaders to inform leadership development plans and additional changes. We continue to evaluate and continuously improve upon ways to hear from all our team members and implement feedback.

We know DEI must always be a work in progress. Our Chairman of the Board of Directors and Chief Executive Officer, Frederick W. Smith, and our President and Chief Operating Officer, Rajesh Subramaniam, have publicly affirmed that “there is absolutely no place for racism or unequal treatment anywhere” and stated that, “[a]s a company and as individuals, we must understand the power of our words and thinking. We should demonstrate empathy and kindness in all our actions and be willing to address these

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Stockholder Proposals – Proposal 7 – Assessing Inclusion in the Workplace

topics in and outside of the workplace. The conversation about treating people with respect, dignity, and acceptance is one that is necessary and one we must keep going. And now, more than ever, it is a priority.”

In fiscal year 2021, we added equity to the title of our enterprise-wide diversity and inclusion efforts, formalizing our commitment to creating a workplace where everyone has fair treatment and equal opportunity to succeed. Each FedEx operating company maintains a dedicated team to support DEI across the company. Representatives from each operating company also participate in our enterprise-wide DEI Corporate Council, where they share best practices and support multicultural programs in the communities we serve. This council aligns to increase business performance, innovation, and employee engagement by fostering a culture of DEI across the enterprise.

During fiscal year 2021, we established four consistent, strategic pillars across our enterprise to frame our DEI work and share our progress: Our People; Our Education and Engagement; Our Communities, Customers, and Suppliers; and Our Story. As part of the “Our People” DEI strategic pillar, our operating companies, in cooperation with key organizations, are working to advance opportunities for team members from a variety of backgrounds to build a workforce reflective of the world and the communities we serve. For example:

FedEx participated in seven enterprise recruitment events focused on increasing the diversity of our external applicant pools with the Society of Hispanic Professional Engineers, the National Society of Black Engineers, the Society of Asian Scientists and Engineers, and others in fiscal year 2021;
Our operating companies reviewed and updated several policies in fiscal year 2021 in support of our DEI strategy;
FedEx Express created a Global DEI Governing Board to oversee DEI efforts throughout the FedEx Express operating company in fiscal year 2020 and launched a review of current selection policy and processes to identify opportunities to increase diversity in staff groups and management positions in fiscal year 2021;
FedEx Ground launched an internal workforce development program — Purple Pathways — focused on developing the skills and knowledge for our most diverse employee populations, front-line managers, and package handlers in fiscal year 2021;
FedEx Freight facilitated two career-readiness outreach events called “The Boardroom Experience” at historically black colleges and universities (“HBCUs”) in fiscal year 2019;
FedEx Services collaborated with its DEI team through the “College Connections” internship program to ensure the pipeline of students coming into FedEx summer internships is as diverse as possible and, in fiscal year 2019, minority representation in our internship program was 50%; and
In fiscal year 2019, FedEx Logistics launched a first-of-its kind program at Mississippi Valley State University, an HBCU, which included opening a satellite office on the campus staffed by qualified students.

Under the “Our Education and Engagement” pillar, we seek to continue to enrich, expand, and enhance our culture by increasing DEI education for team members through our DEI education platform. Examples include online micro-learning DEI content available to team members across our operating companies covering subjects such as unconscious bias. We also launched a speaker series called “Real Talk” for global officers and directors that covers topics such as allyship, unconscious bias, and courageous conversations.

Additionally, under the “Our Communities, Customers, and Suppliers” pillar we continue to contribute to non-profit organizations working on DEI in business and the community and make contributions to scholarships and leadership development programming through several scholarship funds, including the American Indian College Fund, APIA (Asian and Pacific Islander American) Scholars, Hispanic Scholarship Fund, the Thurgood Marshall College Fund, and the United Negro College Fund. FedEx continues to support HBCUs through endowed scholarships and pledged in fiscal year 2021 to donate $5 million to four HBCUs near our home base in Memphis, Tennessee. A portion of this multi-year commitment will provide relief support to help students, faculty, and staff who suffered adverse economic impacts due to the COVID-19 pandemic. The schools will use the funds to help prepare students for the workforce beyond formal education.

Through the “Our Story” pillar, FedEx is working to amplify the stories of our team members, celebrate differences and promote and strengthen DEI efforts across our enterprise. We launched our virtual DEI Depot, an online platform created to increase awareness of DEI-related resources, events, and team member stories across our operating companies. Additionally, we distribute a quarterly newsletter focused on ongoing DEI initiatives and insights for managers to encourage DEI within FedEx teams.

Our Board and its Compensation Committee provide strong oversight of our culture and DEI strategies and programs. Our Board of Directors is responsible for reviewing and overseeing our culture and evaluating management’s efforts to align corporate culture with our stated values and long-term strategy. In addition, the Board has delegated to the Compensation Committee responsibility for the oversight of specific aspects of our corporate culture. Specifically, the Compensation Committee reviews and discusses with management the company’s key human resource management strategies and programs, including DEI initiatives and workforce demographics.

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Stockholder Proposals – Proposal 7 – Assessing Inclusion in the Workplace

The requested report would impose an unnecessary burden and expense on FedEx with limited, if any, benefit to our stockholders or employees. As previously stated, we already have in place comprehensive and effective policies and practices that promote DEI, equal and fair employment, and respect in the workplace. Furthermore, the report requested by the proponent would impose an unnecessary administrative burden and expense on FedEx with limited, if any, benefit to our stockholders or employees and would divert resources that could be otherwise be used on our ongoing DEI initiatives.

For these reasons, adoption of this proposal is not in the best interests of our stockholders or employees. Accordingly, we recommend that you vote against this proposal.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

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Stockholder Proposals – Proposal 8 – Shareholder Ratification of Termination Pay

Proposal 8 Shareholder Ratification of Termination Pay

Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the beneficial owner of 25 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Proposal 8 – Shareholder Ratification of Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can be good but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns management pay with shareholder interests.

For instance at a company larger than FedEx if the CEO is terminated without cause, whether or not his termination follows a change in control, he will receive an estimated $39 million in termination payments, nearly 7-times his 2019 base salary plus short-term bonus.

A former CEO at this company received an estimated $27 million in separation payments due to his retirement, nearly 5-times his 2018 base salary plus short-term bonus. These payments represented the estimated value of performance-based equity grants covering periods as long as 2-years after his retirement.

It is in the best interest of FedEx shareholders to be protected from such lavish $39 million management termination packages for one person.

Please vote yes:
Shareholder Ratification of Termination Pay – Proposal 8”

Board of Directors’ Statement in Opposition

The Board of Directors and its Compensation and Nominating & Governance Committees have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

FedEx’s executive compensation program effectively aligns executive and stockholder interests and provides reasonable and appropriate limits on post-termination compensation. Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so. Accordingly, our Board of Directors and Compensation Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. See “Executive Compensation — Compensation Discussion and Analysis” above.

We award stock options and restricted stock to create and maintain a long-term economic stake in the company for our executives, thereby aligning their interests with the interests of our stockholders. These equity incentives are also designed to

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Stockholder Proposals – Proposal 8 – Shareholder Ratification of Termination Pay

motivate and reward our executives for maximizing long-term stockholder value. All equity compensation awards are made under the FedEx Corporation 2019 Omnibus Stock Incentive Plan (the “2019 Plan”), which was approved by our stockholders with approximately 93% of the votes cast at our 2019 annual meeting of stockholders. The 2019 Plan expressly provides for accelerated vesting of restricted stock upon a participant’s retirement at or after age 60, death, or permanent disability or a change of control of FedEx, and provides for accelerated vesting of stock options upon a participant’s death or permanent disability or a change of control of FedEx, provided that the Compensation Committee may exercise its discretion to provide for a different treatment with respect to any particular equity award as set forth in the related award agreement.

In addition, FedEx has entered into management retention agreements (“MRAs”) with each of its executive officers. The purpose of the MRAs is to secure the executives’ continued services in the event of a change of control. The same definition of change of control is provided in both the MRAs and the 2019 Plan. The MRAs provide that in the event of a qualifying termination (termination of the executive’s employment by FedEx other than for cause, disability, or death or by the officer for “good reason”), the executive officer will receive a lump sum cash payment equal to two times his or her base salary (no less than his or her highest base salary over the twelve-month period prior to the change of control) plus two times target annual incentive compensation, as well as the continuation of certain health benefits. See “Executive Compensation — Potential Payments Upon Termination or Change of Control — Benefits Triggered by Change of Control or Termination after Change of Control — Stock Option and Restricted Stock Plans and Management Retention Agreements.”

Each of FedEx’s executive officers is an at-will employee and, as such, does not have an employment contract. Accordingly, there are no payments or benefits that are triggered by any termination event (including resignation and severance) other than retirement, death, or permanent disability or in connection with a change of control of FedEx, as described above.

The proposal could create a misalignment between the executives and our stockholders during a change-of-control transaction and present increased risk to our stockholders. The MRAs and the accelerated vesting of equity awards upon a change of control of FedEx under our stockholder-approved 2019 Plan are intended to secure the executives’ continued services in the event of a change of control, which further aligns their interests with those of our stockholders when evaluating any such potential transaction.

Without the ability to retain senior executives during a potential change of control, our ability to deliver maximum stockholder value in the transaction could be impaired. The risk of job loss, coupled with an arbitrary limit on compensation and the value that may be realized from equity awards, may present an unnecessary distraction for our senior executives and could lead them to begin seeking new employment while the transaction is being negotiated or is pending. The proposal would significantly limit our Board’s ability to provide reasonable assurance to our senior executives that they would realize the full expected value of their MRAs and equity awards even if a change-of-control transaction were completed, so that they could focus on maximizing the value our stockholders would receive upon the change of control.

The MRAs and the accelerated vesting of equity awards upon a change of control of FedEx enable our executives to avoid distractions and potential conflicts of interest that could otherwise arise when a potential change-of-control transaction is being considered. This permits our leadership team to remain focused on protecting stockholder interests and maximizing stockholder value during the course of the event. If the potential change-of-control transaction is in the best interests of our stockholders, our executives should be motivated to focus their full energy on pursuing this alternative, even if it is likely to result in the termination of their employment. Our current executive compensation program reinforces this message and duty.

By effectively eliminating these important retention tools by requiring stockholder ratification of termination payments above an arbitrary prescribed amount, the proposal could result in the misalignment between the interests of our executives and those of our stockholders in a change-of-control transaction and create increased risk to our stockholders.

The proposal discourages the use of long-term equity incentive awards, which are tied to maximizing long-term stockholder value. We believe long-term performance is the most important measure of our success, as we manage FedEx’s operations and business for the long-term benefit of our stockholders. Equity incentives in the form of stock options, which only have value if our stock price appreciates after the grant date, and restricted stock comprise a significant portion of an executive officer’s compensation. See “Executive Compensation — Compensation Discussion and Analysis” above.

These equity awards support the achievement of FedEx’s business strategies and goals, align financial rewards with the economic interests of our stockholders, facilitate significant FedEx stock ownership by our executives, and promote retention of leadership talent that is critical to our success. These awards are a fundamental element of our executives’ compensation and are granted and accepted with the expectation that the executives will be given a fair opportunity to realize the full value of these awards.

The proposal would potentially trigger a shareholder approval requirement in order for our executives to realize the full value of their equity awards upon a change of control or their retirement, death, or permanent disability. As a result, the Board believes

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Stockholder Proposals – Proposal 8 – Shareholder Ratification of Termination Pay

the proposal would have the effect of discouraging the use of long-term equity incentive awards and, accordingly, directly conflict with the objectives of our executive compensation program — namely, the alignment of stockholder and executive interests.

The proposal could place FedEx at a competitive disadvantage by limiting our ability to retain and attract highly qualified and effective executives. Because FedEx operates a global enterprise in a highly challenging business environment, we compete for talented management with some of the largest companies in the world — in our industry and in others. Our global recognition and reputation for excellence in management and leadership make our people attractive targets for other companies, and our key employees are aggressively recruited. To prevent loss of our managerial talent, we seek to provide an overall compensation program that is competitive with all types of companies and continues to retain and attract outstanding people to conduct our business. Each element of compensation is intended to fulfill this important obligation.

FedEx relies on equity awards to motivate and retain our executive officers and believes that equity incentives are necessary for FedEx to remain competitive in retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of FedEx depend. The proposal could have an adverse effect on FedEx’s ability to retain and attract executive talent because a significant portion of an executive’s compensation may be uncertain until a stockholder vote could be held.

The proposal would unduly restrict our Compensation Committee’s and Board’s ability to structure executive compensation. We believe that our Compensation Committee, which is composed entirely of independent directors, and Board are in the best position to design and implement executive compensation practices and principles that are aligned with the interests of our stockholders. To do that, the Compensation Committee and Board must have the flexibility and discretion to structure an effective and competitive executive compensation program, taking into account market practices, market competitiveness, and FedEx’s strategic, operational, and financial goals. The proposal would unduly limit the Compensation Committee’s and Board’s ability to exercise their judgment.

In sum, our Board believes that FedEx’s current executive compensation policies and practices are appropriate and effective, aligning the interests of our executives with those of our stockholders, and provide reasonable and appropriate limits on post-termination compensation. Our executive compensation program provides us with the ability to effectively retain, attract, and motivate talented executives. Adoption of this proposal could undermine the objectives of our executive program and would not be in the best interests of our stockholders.

Vote Required for Approval

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

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INFORMATION ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

We have made these materials available to you or delivered paper copies to you by mail because you are a FedEx stockholder of record as of the close of business on August 2, 2021, and FedEx’s Board of Directors is soliciting your proxy to vote your shares at the 2021 annual meeting of stockholders. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By submitting your proxy (either by voting electronically on the Internet or by telephone or by signing and returning a proxy card), you authorize Mark R. Allen, FedEx’s Executive Vice President, General Counsel and Secretary, and Michael C. Lenz, FedEx’s Executive Vice President and Chief Financial Officer, or their designees, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

What is included in the proxy materials?

The proxy materials for our 2021 annual meeting of stockholders include the Notice of 2021 Annual Meeting of Stockholders (the “Annual Meeting Notice”), this proxy statement (the “Proxy Statement”), and FedEx’s Annual Report to Stockholders for the year, ended May 31, 2021 (the “Annual Report”). If you receive a paper copy of the proxy materials, a proxy card, or voting instruction form, and prepaid return envelope are also included. The Annual Meeting Notice (which is included in the Proxy Statement), Proxy Statement and Annual Report are being made available at www.proxyvote.com and are being mailed, along with the accompanying proxy card or voting instruction form, to applicable stockholders beginning on or about August 16, 2021.

Why did I receive a notice regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are furnishing proxy materials to our stockholders primarily through notice-and-access delivery pursuant to SEC rules. As a result, beginning August 16, 2021, we are mailing to many of our stockholders a Notice Regarding the Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access the proxy materials on the Internet. Stockholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other stockholders, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. Using the notice-and-access method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials, and helps us contribute to sustainable practices.

If you receive a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote on the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com to request a printed copy of our proxy materials.

Who is entitled to vote at the annual meeting?

The record date for the meeting is August 2, 2021. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 266,190,927 shares of FedEx common stock outstanding.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner? Am I entitled to vote if my shares are held in “street name”?

If your shares are registered in your name with FedEx’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” (or “registered stockholder”) of those shares, and the Notice of Internet Availability or proxy materials have been provided directly to you by FedEx.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability or proxy materials (including a voting instruction form) are being forwarded to you by your bank, brokerage firm, or other nominee (the “bank or broker”). As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by following the instructions on the Notice of Internet Availability or voting instruction form for voting on the Internet or by telephone (if made available by your bank or broker with respect to any shares you hold in street name), or by completing and returning the voting instruction form, and the bank or broker is required to vote your shares in accordance with your instructions.

If you do not give voting instructions, your broker will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Absent your instructions, the broker will not be permitted, however, to vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), or the adoption of the five stockholder proposals (Proposals 4 through 8), and your shares will be considered “broker non-votes” on those proposals. See “— How will broker non-votes be treated?” below.

What does it mean if I receive more than one Notice of Internet Availability, proxy card, or voting instruction form?

If you receive more than one Notice of Internet Availability, proxy card, or voting instruction form that means your shares are registered differently and are held in more than one account. To ensure that all your shares are voted, please vote each account over the Internet or by telephone (if made available by the bank or broker with respect to any shares you hold in street name), or sign and return by mail all proxy cards and voting instruction forms.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person (online) or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present, online or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How can stockholders help FedEx reduce mailing costs?

If you vote on the Internet, you may elect to have next year’s proxy materials delivered to you electronically. We strongly encourage you to enroll in electronic delivery. Opting to receive your proxy materials electronically will reduce the cost of producing and mailing documents and help us contribute to sustainable practices.

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Information About the Annual Meeting

How do I vote?

You may vote on the Internet or by telephone
If you are a registered stockholder, you may vote on the Internet or by telephone by following the instructions included on the Notice of Internet Availability or proxy card. If you vote on the Internet or by telephone, you do not have to mail in a proxy card. If you are the beneficial owner of shares held in street name, you still may be able to vote your shares electronically on the Internet or by telephone. The availability of Internet and telephone voting will depend on the voting process of your bank or broker. We recommend that you follow the instructions set forth on the Notice of Internet Availability or voting instruction form provided to you.

You may vote by mail
If you properly complete, sign, and date a proxy card or voting instruction form provided to you and return it in the envelope provided, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive the Notice of Internet Availability, you may request a written proxy card by following the instructions included on the notice. If you are a beneficial owner, you may request a voting instruction form from your bank or broker.

You may vote online during the virtual meeting
You may vote online during the virtual meeting by following the instructions provided at www.virtualshareholdermeeting.com/FDX2021 and entering the 16-digit control number on your Notice of Internet Availability, proxy card, or voting instruction form when you access the virtual meeting website.

How do I vote my shares held in a FedEx employee stock purchase plan or benefit plan?

If you own shares of FedEx common stock through a FedEx or subsidiary employee stock purchase plan or benefit plan (a “FedEx benefit plan holder”), you can direct the record holder or the plan trustee to vote the shares held in your account in accordance with your instructions by completing any proxy card or voting instruction form you receive in the mail and returning it in the envelope provided or by registering your instructions via the Internet or telephone as directed on the Notice of Internet Availability or proxy card you receive. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. In order to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by Wednesday, September 22, 2021. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the plan shares for which voting instructions have been received.

Do I have to register in advance to attend the meeting?

We will have a virtual-only annual meeting of stockholders in 2021. The meeting will be conducted exclusively via live audio webcast. You do not have to register in advance to attend the virtual meeting. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/FDX2021 and enter the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the voting instruction form that accompanied your proxy materials. You may begin to log into the meeting platform at 7:45 a.m. Central Time on Monday, September 27, 2021. The meeting will begin promptly at 8:00 a.m. Central Time on September 27, 2021. See the following question “— Who can attend the meeting?” and “Virtual Meeting Information” below for additional details.

Who can attend the meeting?

Stockholders of record and “street name” holders at the close of business on August 2, 2021 can attend the meeting by accessing www.virtualshareholdermeeting.com/FDX2021 and entering the 16-digit control number included in the proxy materials previously received. Please note that the www.virtualshareholdermeeting.com/FDX2021 website will not be active until approximately two weeks before the meeting date. If you hold your shares in street name and did not receive a 16-digit control number, please contact your bank, broker, or other nominee at least five days before the meeting and obtain a legal proxy to be able to participate in or vote at the meeting.

If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/FDX2021 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions, vote, or examine the list of stockholders during the meeting if you participate as a guest. See “Virtual Meeting Information” below for additional details.

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Information About the Annual Meeting

Can I change my vote after I submit my proxy?

Yes, if you are a registered stockholder you may revoke your proxy and change your vote prior to the completion of voting at the meeting by:

a later-dated vote on the Internet or by telephone or submitting a valid, later-dated proxy card in a timely manner (the latest-dated, properly completed proxy that you submit in a timely manner, whether on the Internet, by telephone, or by mail, will count as your vote); or
giving written notice of such revocation to the Secretary of FedEx prior to the meeting or by voting online at the annual meeting by entering the 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability, as applicable.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the virtual meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to FedEx unless:

required by law;
necessary to assert or defend claims for or against the company;
you expressly request disclosure of your vote;
you communicate your vote to management by following the instructions on your proxy card; or
there is a proxy contest.

Who will count the votes?

Broadridge Investor Communication Solutions, Inc. (“Broadridge”) will tabulate and certify the votes. A representative of Broadridge will serve as the inspector of election.

What if I am a registered stockholder and do not specify how my shares are to be voted on my proxy card?

If you sign and properly submit a proxy card but do not indicate any voting instructions, your shares will be voted:

FOR the election of each of the eleven nominees named in this proxy statement to the Board of Directors;
FOR the advisory proposal to approve named executive officer compensation;
FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and
AGAINST each of the five stockholder proposals.

Will any other business be conducted at the meeting?

We know of no other business to be conducted at the meeting. FedEx’s Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we did not receive any such notice. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

What happens if a director nominee does not receive the required majority vote?

Each nominee is a current director who is standing for reelection. Accordingly, each nominee has tendered an irrevocable resignation from the Board of Directors that will take effect if the nominee does not receive the required majority vote and the Board accepts the resignation. If the Board accepts the resignation, the nominee will no longer serve on the Board of Directors, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation, or removal. See “Process for Selecting Directors — Nomination Process — Majority-Voting Standard for Director Elections” above.

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Information About the Annual Meeting

What happens if a director nominee is unable to stand for election?

If a director nominee named in this proxy statement is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

What happens if a stockholder proposal is approved?

The stockholder proposals are non-binding. Therefore, approval of a stockholder proposal would merely serve as a recommendation to the Board to take the necessary steps to implement such proposal.

What is the effect of a stockholder not casting a vote?

If you are a registered stockholder and you do not vote electronically on the Internet or by telephone or sign and return your proxy card, no votes will be cast on your behalf on any of the items of business at the meeting.

If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm, but will not be allowed to vote your shares on any of the other proposals. See “— How will broker non-votes be treated” below.

How will abstentions be treated?

Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals (Proposals 2 through 8), abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal.

How will broker non-votes be treated?

If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker.

If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3). Your shares will be treated as broker non-votes on all of the other proposals, including the election of directors (Proposal 1).

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Thus, absent voting instructions from you, your broker may not vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), or the adoption of the five stockholder proposals (Proposals 4 through 8). A broker non-vote with respect to these proposals will not affect their outcome.

Will the meeting be webcast?

The annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2021, and is available to FedEx’s stockholders as of the record date. Guests may also attend the virtual meeting. A replay of the annual meeting will be available under the News & Events heading on the Investor Relations page of our website (investors.fedex.com) approximately 24 hours after the meeting ends and will remain available on our website for at least one month following the meeting.

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VIRTUAL MEETING INFORMATION

The annual meeting of stockholders in 2021 will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2021. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would have at an in-person meeting. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/FDX2021 and enter the 16-digit control number included in your Notice of Internet Availability, on your proxy card, or on the voting instruction form that accompanied your proxy materials. If you hold your shares in street name and did not receive a 16-digit control number, please contact your bank, broker, or other nominee at least five days before the meeting and obtain a legal proxy to be able to participate in or vote at the meeting. You may begin to log into the meeting platform beginning at 7:45 a.m. Central Time on Monday, September 27, 2021. The meeting audio webcast will begin promptly at 8:00 a.m. Central Time on September 27, 2021.

The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure that you have a strong Wi-Fi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to log-in and ensure you can hear the streaming audio before the meeting starts. If you experience any technical difficulties accessing the annual meeting or during the meeting, please call the toll-free number that will be available on www.virtualshareholdermeeting.com/FDX2021 for assistance. We will have technicians ready to assist you with any technical difficulties you have beginning 15 minutes prior to the start of the annual meeting.

You have multiple opportunities to submit questions. You may submit questions in advance of the annual meeting of stockholders beginning on September 13, 2021 by logging into www.proxyvote.com and entering your 16-digit control number. Once past the log-in screen, click on “Question for Management,” type in the question, and click “Submit.” Alternatively, stockholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field, and clicking submit. In the interest of providing the opportunity for as many stockholders to have their questions answered as possible, we ask that stockholders limit themselves to one question each and provide their name and contact details when submitting a question through the meeting platform. We will answer questions that comply with the meeting rules of conduct during the annual meeting of stockholders, subject to time constraints. If we receive substantially similar questions, we will group such questions together. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/FDX2021 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions, vote, or examine the list of stockholders during the meeting if you participate as a guest. An archived copy of the audio webcast will be made available on our website (investors.fedex.com) after the meeting, and will remain available for at least one month following the meeting.

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 7:45 a.m. Central Time and until the meeting has finished.

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ADDITIONAL INFORMATION

General Information

The principal executive offices of FedEx Corporation are located at 942 South Shady Grove Road, Memphis, Tennessee 38120.

FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2021, which includes FedEx’s fiscal 2021 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement. In addition, the information on any website referenced in this proxy statement, including fedex.com, investors. fedex.com, fedex.com/en-us/about/diversity-inclusion.html, and fedex.com/en‑us/sustainability/reports.html, is not deemed to be part of or incorporated by reference into this proxy statement.

Proxy Solicitation

FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this distribution, our directors, officers, and regular employees may solicit proxies personally or by mail, telephone, facsimile, or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries, and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement of certain disbursements and expenses.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of the Notice of Internet Availability or proxy materials, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding and receive full sets of the proxy materials will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or multiple sets of proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice of Internet Availability or the proxy materials for your household, please contact our transfer agent at Computershare Trust Company, N.A. (for overnight mail delivery: 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202; for regular mail delivery: P.O. Box 505000, Louisville, Kentucky 40233-5000; by telephone: in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).

If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability or the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of future Notices of Internet Availability or sets of proxy materials, please contact Computershare as indicated above. A separate copy of the Notice of Internet Availability or the proxy materials will be delivered promptly upon request.

Beneficial owners of shares held in street name can request information about householding from their banks, brokerage firms, or other holders of record.

110

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2022 ANNUAL MEETING

Stockholder Proposals for 2022 Annual Meeting

Stockholder proposals (other than director nominations) intended to be included in the proxy statement and presented at FedEx’s 2022 annual meeting must be received by FedEx no later than April 18, 2022 and must comply with applicable SEC rules, including Rule 14a-8, to be eligible for inclusion in FedEx’s proxy materials for next year’s meeting. Proposals should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph or in the proxy access director nominations section below), but is instead sought to be presented directly at the 2022 annual meeting, including director nominations, FedEx’s Bylaws require stockholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to our 2022 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as May 30, 2022, but no later than June 29, 2022.

Proxy Access Director Nominations

Our proxy access bylaw permits up to 20 stockholders owning 3% or more of FedEx’s outstanding voting stock continuously for at least three years to nominate and include in FedEx’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

FedEx’s Bylaws require stockholders to give advance notice of any proxy access director nomination. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 150 days and no less than 120 days prior to the anniversary of the date that FedEx mailed its proxy statement for the prior year’s annual meeting of stockholders. Accordingly, with respect to our 2022 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as March 19, 2022, but no later than April 18, 2022.

Additional Information

Our Bylaws are available under “Governance Policies” below the ESG heading on the Investor Relations page of our website at investors.fedex.com. Except as otherwise provided by law, the chairman of the meeting will declare out of order and disregard any nomination or other business proposed to be brought before the meeting by a stockholder that is not made in accordance with our Bylaws.

By order of the Board of Directors,

MARK R. ALLEN
Executive Vice President,
General Counsel and Secretary

2021 Proxy Statement	111

Appendix A

COMPANIES IN DIRECTOR COMPENSATION COMPARISON SURVEY GROUP

3M Company	Enterprise Products Partners L.P.	PepsiCo, Inc.
Abbott Laboratories	Exelon Corporation	Pfizer Inc.
AbbVie Inc.	Facebook, Inc.	Philip Morris International Inc.
Accenture plc	Federal National Mortgage Association	Plains All American Pipeline, L.P.
Alimentation Couche-Tard Inc.	(Fannie Mae)	Plains GP Holdings LP
The Allstate Corporation	General Dynamics Corporation	The Procter & Gamble Company
Altria Group, Inc.	General Electric Co.	The Progressive Corporation
American Airlines Group Inc.	The Goldman Sachs Group, Inc.	Prudential Financial, Inc.
American Express Company	Great-West LifeCo Inc.	Publix Super Markets, Inc.
American International Group, Inc.	HCA Healthcare, Inc.	Raytheon Company
Archer-Daniels-Midland Company	Hewlett Packard Enterprise Company	Raytheon Technologies Corp.
Arrow Electronics, Inc.	Honeywell International Inc.	Schlumberger N.V.
Bank of America Corporation	HP Inc.	Sprint Corporation
Best Buy Co., Inc.	Humana Inc.	Starbucks Corp
The Boeing Company	Intel Corporation	StoneX Group Inc.
Bristol Myers Squibb Co.	International Business	Suncor Energy Inc.
Caterpillar Inc.	Machines Corporation	Sysco Corporation
Centene Corporation	JABIL Inc.	Target Corporation
Charter Communications, Inc.	Johnson & Johnson	Tech Data Corporation
CHS Inc.	Lockheed Martin Corporation	Thermo Fisher Scientific Inc.
Chubb Limited	Lowe’s Companies, Inc.	The TJX Companies, Inc.
Cisco Systems, Inc.	LyondellBasell Industries N.V.	T-Mobile US, Inc.
Citigroup Inc.	Macy’s Inc.	The Travelers Companies, Inc.
The Coca-Cola Company	Manulife Financial Corp	Tyson Foods, Inc.
ConocoPhillips	Medtronic Public Limited Company	United Airlines Holdings, Inc.
Deere & Company	Merck & Co., Inc.	United Parcel Service, Inc.
Dell Technologies Inc.	MetLife, Inc.	US Foods Holding Corp
Delta Air Lines, Inc.	Mondelez International, Inc.	ViacomCBS Inc.
Dollar General Corporation	Morgan Stanley	The Walt Disney Company
Dow Inc.	NIKE, Inc.	Wells Fargo & Company
Duke Energy Corp.	Northrop Grumman Corporation	World Fuel Services Corp
Enbridge Inc.	Oracle Corporation
Energy Transfer L.P.	Paccar Inc.

2021 Proxy Statement	A-1

Appendix B

COMPANIES IN EXECUTIVE
COMPENSATION COMPARISON
SURVEY GROUP

3M Company	DENSO International America, Inc.	Lenovo Group Ltd.
Abbott Laboratories	Deutsche Post AG	Lockheed Martin Corporation
AbbVie Inc.	DHL Supply Chain	L’Oréal S.A.
ABC	Dollar General Corporation	Lowe’s Companies, Inc.
Accenture plc	Dow Chemical Company	LyondellBasell Industries N.V.
Adecco Group	DuPont de Nemours, Inc.	Macy’s
Airbus Group (EADS)	E.ON – Climate and Renewables	Marathon Petroleum Corporation
Albertsons Companies, Inc.	EDF Renewable Energy	Mars, Incorporated
Altria Group, Inc.	Energy Transfer Partners	Medtronic Public Limited Company
American Airlines Group, Inc.	ENGIE North America Inc.	Merck & Co., Inc.
Anheuser-Busch InBev SA/NV	ENI US Operating Company	Micron Technology
ArcelorMittal	Equinor	Mondelez International, Inc.
Archer-Daniels-Midland Company	Ernst & Young LLP	Monroe Energy, LLC
ARM Holdings plc	ESPN	NBC Universal
Arrow Electronics, Inc.	Exelon Corporation	Nestlé USA
AVANGRID, Inc.	Flex Ltd.	NIKE, Inc.
BASF SE	Fujitsu	Northrop Grumman Corporation
Bayer Aktiengesellschaft	Galderma SA	Novartis AG
Bechtel Nuclear, Security &	General Dynamics Corporation	Panasonic of North America
Environmental, Inc.	General Dynamics Information Technology	PBF Energy
Best Buy Co., Inc.	GlaxoSmithKline plc	PepsiCo, Inc.
BHP Billiton	GLOBALFOUNDRIES	Pfizer Inc.
BT Global Services	HCA Healthcare, Inc.	Pilot Flying J
Bunge Limited	HCA Inc.	Plains All American Pipeline L.P.
C&S Wholesale Grocers, Inc.	Hewlett Packard Enterprises, LLC	Praxair
Caterpillar Inc.	Hitachi Solutions America, Ltd.	PSA
Centrica plc	Hitachi Vantara Corporation	Raytheon Company
Charter Communications, Inc.	Honeywell International Inc.	Reynolds American, Inc.
CHS Inc.	HP Inc.	Rio Tinto
Cisco Systems, Inc.	Humana Inc.	Robert Bosch GmbH
CNH Industrial N.V.	IKEA	Roche Holding
The Coca-Cola Company	Intel Corporation	Saint-Gobain SA
Comcast Corporation	International Business	SANOFI
Compass Group PLC	Machines Corporation	Schlumberger Limited
ConocoPhillips	Johnson & Johnson	Schneider Electric SE
Continental AG	Johnson Controls International plc	Siemens SA
Deere & Company	Johnson Matthey	Sky
Dell Inc.	The Kraft Heinz Company	Sony Corporation

B-1

Appendix B – Companies in Executive Compensation Comparison Survey Group

Sony Electronics Inc.	thyssenkrupp AG	United Technologies Corporation
Sony Pictures Entertainment	The TJX Companies, Inc.	Universal Parks & Resorts
Sprint Corporation	T-Mobile US, Inc.	Veolia
Sysco Corporation	Tyson Foods, Inc.	Vinci SA
Target Corporation	Unilever United States, Inc.	Vodafone Group Public
The Procter & Gamble Company	United Continental Holdings, Inc.	Limited Company
The Walt Disney Company	United Parcel Service, Inc.	ZF TRW Automotive Holdings Corp.

2021 Proxy Statement	B-2

Appendix C

RECONCILIATIONS OF NON-GAAP
FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating, compensation, and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

See our earnings releases, which are available under the News & Events heading on the Investor Relations page of our website at investors.fedex.com, for additional details regarding the reconciliation of GAAP and non-GAAP financial measures below.

C-1

Appendix C – Reconciliations of Non-GAAP Financial Measures

Fiscal 2021 Reconciliations for FY19–FY21 and Active LTI Plans

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2021 earnings for purposes of the FY19–FY21, FY20–FY22, FY21–FY23, and FY22–FY24 LTI plans (collectively, the “LTI plans”). The Board approved the following exclusion from the LTI plans in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2020: the mark-to-market (“MTM”) retirement plan accounting adjustments. The table below presents a reconciliation of our presented fiscal 2021 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2021

	FEDEX CORPORATION
DOLLARS IN MILLIONS, EXCEPT EPS	OPERATING INCOME	INCOME TAXES(1)	NET INCOME (2)	DILUTED EARNINGS PER SHARE
GAAP measure	$5,857	$1,443	$5,231	$19.45
MTM retirement plan accounting adjustments(3)	—	(281)	(895)	(3.33)
Non-GAAP measures for FY19–FY21, FY20–FY22, FY21–FY23, and FY22–FY24 LTI plans(4)	$5,857	$1,162	$4,336	$16.12
(1)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(2)	Effect of “Total other (expense) income” on net income amount not shown.
(3)	The MTM retirement plan accounting adjustments reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. For fiscal 2021, the MTM retirement plan accounting adjustments also include the second quarter TNT Express MTM retirement plan accounting adjustment related to a noncash loss associated with amending a TNT Express European pension plan to harmonize retirement benefits.
(4)	Fiscal 2021 adjusted EPS of $16.12 is the base-year EPS for the FY22–FY24 LTI plan and is used for purposes of calculating actual aggregate EPS under the FY19–FY21, FY20–FY22, and FY21–FY23 LTI plans.

2021 Proxy Statement	C-2

Appendix C – Reconciliations of Non-GAAP Financial Measures

Fiscal 2020 Reconciliations for FY19–FY21, FY20–FY22, and
FY21–FY23 LTI Plans

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2020 earnings for purposes of the company’s FY19–FY21, FY20–FY22, and FY21–FY23 LTI plans (collectively, the “LTI plans”). The Board approved the following exclusions from the LTI plans in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2020: (i) the annual mark-to-market (“MTM”) retirement plan accounting adjustment and (ii) fiscal 2020 TNT Express integration expenses. The table below presents a reconciliation of our presented fiscal 2020 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2020

	FEDEX CORPORATION
DOLLARS IN MILLIONS, EXCEPT EPS	OPERATING INCOME	INCOME TAXES(1)	NET INCOME(2)	DILUTED EARNINGS PER SHARE
GAAP measure	$2,417	$383	$1,286	$4.90
MTM retirement plan accounting adjustment(3)	—	211	583	2.22
TNT Express integration expenses(4)	270	61	209	0.80
Non-GAAP measures for FY19–FY21, FY20–FY22, and FY21–FY23 LTI plans(5)	$2,687	$655	$2,078	$7.92
(1)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(2)	Effect of “Total other (expense) income” on net income amount not shown.
(3)	The MTM retirement plan accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
(4)	These expenses were recognized at FedEx Corporate and FedEx Express.
(5)	Fiscal 2020 adjusted EPS of $7.92 is the base-year EPS for the FY21–FY23 LTI plan and is used for purposes of calculating actual aggregate EPS under the FY19–FY21 and FY20–FY22 LTI plans.

C-3

Appendix C – Reconciliations of Non-GAAP Financial Measures

Fiscal 2019 Reconciliations for FY19–FY21 and FY20–FY22 LTI Plans

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2019 earnings for purposes of the company’s FY19–FY21 and FY20–FY22 LTI plans (collectively, the “LTI plans”). The Board approved the following exclusions from the LTI plans in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2019: (i) the annual mark-to-market (“MTM”) retirement plan accounting adjustment; (ii) fiscal 2019 TNT Express integration expenses (including any restructuring charges at TNT Express); (iii) costs related to business realignment activities, including the company’s U.S.-based voluntary employee buyout program; (iv) costs related to FedEx Ground’s settlement of pending lawsuits with the City and State of New York arising from FedEx Ground’s alleged shipments of cigarettes to New York residents; (v) the revision of the provisional benefit associated with the remeasurement of the company’s net U.S. deferred tax liability following the passage of the Tax Cuts and Jobs Act of 2017 (“TCJA”); and (vi) the reversal of certain charges accrued in connection with U.S. Customs and Border Protection matters involving FedEx Logistics that have been fully resolved. Additionally, the Board approved the exclusion of the fiscal 2019 stock repurchase impact in excess of that which offset dilution from equity awards from fiscal 2019 EPS for purposes of the FY19–FY21 LTI plan. The table below presents a reconciliation of our presented fiscal 2019 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2019

	FEDEX CORPORATION
DOLLARS IN MILLIONS, EXCEPT EPS	OPERATING INCOME(1)	INCOME TAXES(2)	NET INCOME(3)	DILUTED EARNINGS PER SHARE
GAAP measure	$4,466	$115	$540	$2.03
MTM retirement plan accounting adjustment(4)	—	902	2,981	11.22
TNT Express integration expenses(5)	388	74	314	1.18
Business realignment costs(6)	320	77	243	0.91
FedEx Ground legal matter	46	3	43	0.16
Net U.S. deferred tax liability remeasurement	—	(4)	4	0.02
Non-GAAP measure for FY20–FY22 LTI plan(7)	$5,220	$1,167	$4,125	$15.52
FedEx Logistics legal matters reversal(8)	$(1)	0.3	1	—
EPS impact of stock repurchases that more than offset dilution	—	—	—	(0.38)
Non-GAAP measures for FY19–FY21 LTI plan(9)	$5,218	$1,167	$4,124	$15.14
(1)	Does not sum to total due to rounding.
(2)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction and give consideration to the effects of the TCJA on the fiscal 2019 rates.
(3)	Effect of “Total other (expense) income” on net income amount not shown.
(4)	The MTM retirement plan accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
(5)	These expenses, including any restructuring charges at TNT Express, were recognized at FedEx Corporate and FedEx Express.
(6)	Business realignment costs are recognized at FedEx Corporate.
(7)	Fiscal 2019 adjusted EPS of $15.52 is the base-year EPS for the FY20–FY22 LTI plan.
(8)

The reversal of certain charges accrued in connection with U.S. Customs and Border Protection matters involving FedEx Logistics had a $1 million impact on consolidated operating income but had no impact on fiscal 2019 diluted EPS.

(9)	Fiscal 2019 adjusted EPS of $15.14 is used for purposes of calculating actual aggregate EPS under the FY19–FY21 LTI plan.

2021 Proxy Statement	C-4

Appendix C – Reconciliations of Non-GAAP Financial Measures

Fiscal 2018 Reconciliations for FY19–FY21 LTI Plan

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2018 earnings for purposes of the company’s FY19–FY21 LTI plan. The Board approved the following exclusions from the LTI plan in order to ensure that payouts under the plan more accurately reflect core financial performance in fiscal 2018: (i) the annual mark-to-market (“MTM”) retirement plan accounting adjustment; (ii) fiscal 2018 TNT Express integration expenses (including any restructuring charges at TNT Express); (iii) goodwill and other asset impairment charges at FedEx Supply Chain; (iv) the cost of accelerated 2018 annual pay increases for certain hourly team members to April 2018 from October 2018, following the passage of the Tax Cuts and Jobs Act of 2017 (the “TCJA”); (v) expenses in connection with certain U.S. Customs and Border Protection matters involving FedEx Logistics; and (vi) the provisional benefit from the remeasurement of the company’s net U.S. deferred tax liability following the passage of the TCJA. The table below presents a reconciliation of our presented fiscal 2018 non-GAAP measures to the most directly comparable GAAP measures. Fiscal 2018 GAAP operating income has been recast to conform to the new pension accounting rules that went into effect for FedEx in fiscal 2019.

FISCAL 2018

	FEDEX CORPORATION
DOLLARS IN MILLIONS, EXCEPT EPS	OPERATING INCOME	INCOME TAXES(1)(2)	NET INCOME(1)(3)	DILUTED EARNINGS PER SHARE
GAAP measure	$4,272	$(219)	$4,572	$16.79
MTM retirement plan accounting adjustment(4)	—	(1)	(9)	(0.03)
TNT Express integration expenses(5)	477	105	372	1.36
FedEx Supply Chain goodwill and other asset impairments(6)	380	1	379	1.39
Accelerated 2018 annual pay increases	55	11	44	0.16
FedEx Logistics legal matters	8	2	6	0.02
Net U.S. deferred tax liability remeasurement	—	1,150	(1,150)	(4.22)
Non-GAAP measure for FY19–FY21 LTI plan(7)	$5,192	$1,050	$4,213	$15.47
(1)	Does not sum to total due to rounding.
(2)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction and give consideration to the effects of the TCJA on the fiscal 2018 rates.
(3)	Effect of “Total other (expense) income” on net income amount not shown.
(4)

The MTM retirement plan accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. The MTM retirement plan accounting adjustment for fiscal 2018 includes the one-time $210 million charge recognized in the fourth quarter of fiscal 2018 related to the transfer of approximately $6 billion of FedEx Corporation’s tax-qualified U.S. domestic pension plan obligations to Metropolitan Life Insurance Company.

(5)	These expenses, including any restructuring charges at TNT Express, were recognized at FedEx Corporate and FedEx Express.
(6)	Goodwill impairment charges are not deductible for income tax purposes.
(7)	Fiscal 2018 adjusted EPS of $15.47 is the base-year EPS for the FY19–FY21 LTI plan.

C-5

942 South Shady Grove Road

Memphis, TN 38120

fedex.com

FEDEX CORPORATION
942 SOUTH SHADY GROVE ROAD
MEMPHIS, TN 38120
ATTN: INVESTOR RELATIONS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 26, 2021 (for shares held through a FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on September 22, 2021). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FDX2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 26, 2021 (for shares held through a FedEx or subsidiary employee stock purchase plan or benefit plan, vote by 11:59 p.m. Eastern Time on September 22, 2021). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you vote on the Internet, you may elect to have next year's proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D58163-P60502-Z80857	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FedEx Corporation

The Board of Directors recommends you vote FOR each of the listed nominees and FOR Proposals 2 and 3.

1.	Election of Directors:		For	Against	Abstain

	1a.	MARVIN R. ELLISON	☐	☐	☐

	1b.	SUSAN PATRICIA GRIFFITH	☐	☐	☐

	1c.	KIMBERLY A. JABAL	☐	☐	☐

	1d.	SHIRLEY ANN JACKSON	☐	☐	☐

	1e.	R. BRAD MARTIN	☐	☐	☐

	1f.	JOSHUA COOPER RAMO	☐	☐	☐

	1g.	SUSAN C. SCHWAB	☐	☐	☐

	1h.	FREDERICK W. SMITH	☐	☐	☐

	1i.	DAVID P. STEINER	☐	☐	☐

	1j.	RAJESH SUBRAMANIAM	☐	☐	☐

	1k.	PAUL S. WALSH	☐	☐	☐

To disclose your name with your vote and comments, if any, e-mail FedEx at ir@fedex.com.

		For	Against	Abstain

2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

3.	Ratify the appointment of Ernst & Young LLP as FedEx's independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposals 4 through 8.		For	Against	Abstain

4.	Stockholder proposal regarding independent board chairman.	☐	☐	☐

5.	Stockholder proposal regarding report on alignment between company values and electioneering contributions.	☐	☐	☐

6.	Stockholder proposal regarding lobbying activity and expenditure report.	☐	☐	☐

7.	Stockholder proposal regarding assessing inclusion in the workplace.	☐	☐	☐

8.	Stockholder proposal regarding shareholder ratification of termination pay.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

How to Attend the Virtual Annual Meeting

FedEx's 2021 annual meeting of stockholders will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/FDX2021. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D58164-P60502-Z80857

FedEx Corporation
Annual Meeting of Stockholders
September 27, 2021
8:00 a.m. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mark R. Allen and Michael C. Lenz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote all of the shares of common stock of FedEx Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held online at 8:00 a.m. Central Time on September 27, 2021, at www.virtualshareholdermeeting.com/FDX2021, and at any adjournments or postponements thereof, on Proposals 1 through 8 as specified on the reverse side hereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting.

This card also constitutes voting instructions for any shares held for the undersigned in the FedEx Corporation employee stock purchase plan or in a benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a record holder or plan trustee on the voting of shares held in the account, your instructions must be received by September 22, 2021. If no direction is given, the plan trustee will vote the shares held in the account in the same proportion as votes received from other plan participants.

This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposals 4 through 8. The Board of Directors recommends that you vote FOR each of the director nominees, FOR Proposals 2 and 3, and AGAINST Proposals 4 through 8. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Messrs. Allen and Lenz cannot vote your shares unless you sign, date, and return this card or vote on the Internet or by telephone.

To be signed on reverse side